Exhibit 10.1

EXECUTION VERSION

Published CUSIP Number: 57632EAH8
Published Committed (USD) Facility CUSIP Number: 57632EAJ4
Published Committed (MC) Facility CUSIP Number: 57632EAK
Published Term Loan Facility CUSIP Number: 57632EAL9

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of February 22, 2017 among

MASTEC, INC.
and
MASTEC NORTH AMERICA, INC.,
as Borrowers,

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender and L/C Issuer,

and

THE OTHER LENDERS PARTY HERETO

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, SUNTRUST ROBINSON HUMPHREY, INC.,
BMO CAPITAL MARKETS CORP.
and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Bookrunners

SUNTRUST BANK, BANK OF MONTREAL and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Syndication Agents

MORGAN STANLEY MUFG LOAN PARTNERS, LLC, COMPASS BANK,
HSBC BANK USA, N.A.
and
PNC BANK, NATIONAL ASSOCIATION,
as Co-Documentation Agents

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ANNEXES

I             Existing Letters of Credit
II            Commitments and Applicable Percentages
III            Term Loan Facility Amortization Schedule

SCHEDULES

5.05             Supplement to Interim Financial Statements
5.08(b)            Existing Liens
5.08(c)            Owned Real Property
5.08(d)(i)        Leased Real Property (Lessee)
5.08(d)(ii)        Leased Real Property (Lessor)
5.12(c)            Closing Date ERISA Events
5.12(d)            Closing Date Pension Plans
5.13            Subsidiaries; Other Equity Investments; Loan Parties
5.21            Labor Matters
6.12(f)            Excluded Subsidiaries
7.03            Existing Indebtedness
7.08            Existing Transactions with Affiliates
7.09            Existing Burdensome Agreements
10.02            Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A            Loan Notice
B            Swing Line Loan Notice
C            Note
D            Compliance Certificate
E            Assignment and Assumption
F-1 – F-4        Tax Compliance Certificates
G             Bankers’ Acceptance Request
H             Letter of Credit Report
I             Notice of Loan Prepayment

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FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

This FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of February 22, 2017, among MASTEC, INC., a Florida corporation (the “Company”), MASTEC NORTH AMERICA, INC., a Florida corporation (together with the Company, collectively, the “Borrowers” and each individually a “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and each individually a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

WHEREAS, the Borrowers, the lenders party thereto (the “Existing Lenders”) and the Administrative Agent are parties to that certain Third Amended and Restated Credit Agreement dated as of August 22, 2011 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), pursuant to which the Existing Lenders agreed to provide a revolving credit facility, a multi-currency revolving credit facility and a term loan facility to the Company and its Subsidiaries; and

WHEREAS, the Borrowers have requested that the Existing Credit Agreement be amended and restated as described herein, and the Administrative Agent and the Lenders are willing to so amend and restate the Existing Credit Agreement;

NOW, THEREFORE, the Borrowers, the Lenders and the Administrative Agent, subject to the terms and conditions herein, hereby amend and restate the Existing Credit Agreement and agree as follows:

ARTICLE I
ASSIGNMENTS; AMENDMENT AND RESTATEMENT; DEFINITIONS AND ACCOUNTING TERMS

1.01 Assignments; Amendment and Restatement. In order to facilitate the amendment and restatement contemplated by this Agreement and otherwise to effectuate the desires of the Borrowers, the Administrative Agent and the Lenders agree that:

(a) Upon the effectiveness of this Agreement, the parties hereby agree that (i) the Commitments and Applicable Percentages of each of the Lenders shall be as set forth on Annex II, and the outstanding principal amount of Committed (USD) Loans and Committed (MC) Loans (each as defined in the Existing Credit Agreement) under the Existing Credit Agreement shall be reallocated as outstanding Committed (USD) Loans and Committed (MC) Loans, respectively, hereunder in accordance with such Commitments and Applicable Percentages and the requisite assignments shall be deemed to be made in such amounts among the Lenders and from each Lender to each other Lender (including to Lenders who reduce their commitments in connection with this Agreement), with the same force and effect as if such assignments were evidenced by applicable Assignments and Assumptions (as defined in the Existing Credit Agreement) under the Existing Credit Agreement or applicable Assignments and Assumptions hereunder, but without the payment of any related assignment fee and (ii) all Letters of Credit (as

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defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement shall continue as Letters of Credit outstanding under this Agreement.

(b) The parties hereby consent to all reallocations and assignments of Commitments and Outstanding Amounts effected pursuant to Section 1.01(a) and, subject to Article IV hereof, waive any requirement for any other document or instrument, including any Assignment and Assumption (as defined in the Existing Credit Agreement) under the Existing Credit Agreement or any Assignment and Assumption hereunder, necessary to give effect to any reallocation or assignment. On the Closing Date the Lenders shall make full cash settlement with each other (and with the Existing Lenders whose Commitments and Outstanding Amounts are being decreased) through the Administrative Agent, as the Administrative Agent may direct or approve, with respect to all assignments and reallocations in Commitments and Outstanding Amounts as reflected in this Section 1.01 such that after giving effect to such settlements the outstanding principal amount of all Committed (USD) Loans, Committed (MC) Loans and Swing Line Loans of each Lender on the Closing Date (after giving effect to all Credit Extensions on such date) reflect such Lender’s Applicable Percentages on the Closing Date as set forth on Annex II.

(c) The Borrowers, the Administrative Agent and the Lenders hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Existing Credit Agreement which in any manner govern or evidence the obligations arising hereunder, the rights and interests of the Administrative Agent and the Lenders and any terms, conditions or matters related to any thereof, shall be and hereby are amended and restated in their entirety by the terms, conditions and provisions of this Agreement, and the terms and provisions of the Existing Credit Agreement, except as otherwise expressly provided herein, shall be superseded by this Agreement.

(d) Notwithstanding this amendment and restatement of the Existing Credit Agreement, including anything in this Section 1.01, and of any related “Loan Document” (as such term is defined in the Existing Credit Agreement and referred to herein, individually or collectively, as the “Existing Loan Documents”), (i) all of the indebtedness, liabilities and obligations owing by any Borrower or any other Person under the Existing Credit Agreement and other Existing Loan Documents shall continue as indebtedness, liabilities and obligations hereunder and thereunder and shall be and remain secured by the Collateral Documents and (ii) neither the execution and delivery of this Agreement or any other Loan Document nor the consummation of any other transaction contemplated hereunder or thereunder is intended to constitute a novation of the Existing Credit Agreement or of any of the other Existing Loan Documents or any obligations thereunder.

1.02 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“70% Guaranty Threshold” has the meaning specified in Section 6.12(e). “80% Guaranty Threshold” has the meaning specified in Section 6.12(e).

“Acceptance Credit” means a commercial Letter of Credit in which the L/C Issuer engages with the beneficiary of such Letter of Credit to accept a time draft.

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“Acceptance Documents” means such general acceptance agreements, drafts, applications, certificates and other documents as the L/C Issuer may require in connection with the creation of L/C Issued BAs.

“Acquisition” means, by any Person, the acquisition by such Person, in a single transaction or in a series of related transactions, of (a) more than 50% of the voting Equity Interests of another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such Equity Interest or upon exercise of an option or warrant for, or conversion of securities into, such Equity Interest, or (b) assets of another Person which constitute all or substantially all of the assets of such Person, a division of such Person or a line or lines of business conducted by such Person.

“Act” has the meaning specified in Section 10.18.

“Additional Commitments” has the meaning specified in Section 2.15(a).

“Additional Commitments Amendment” has the meaning specified in Section 2.15(d).

“Additional Commitments Effective Date” has the meaning specified in Section 2.15(e).

“Additional Facility” has the meaning specified in Section 2.15(a).

“Additional Lender” has the meaning specified in Section 2.15(c)

“Additional Loans” has the meaning specified in Section 2.15(a).

“Additional Revolving Tranche” has the meaning specified in Section 2.15(a).

“Additional Term Loan Tranche” has the meaning specified in Section 2.15(a).

“Adjusted Consolidated EBITDA” means, for any period, the consolidated EBITDA (measured (i) on the same basis as “Consolidated EBITDA” provided herein, but for the Company and all of its Subsidiaries and (ii) after allocating corporate expenses to all Subsidiaries of the Company on a pro rata basis) of the Company and all its Subsidiaries.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Company and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in the form approved by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

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“Aggregate Commitments” means the Commitments of all the Lenders.
“Aggregate (MC) Commitments” means the MC Commitments of all the Lenders.
“Aggregate (USD) Commitments” means the USD Commitments of all the Lenders.

“Aggregate Term Loan Commitments” means the Term Loan Commitments of all the
Lenders.

“Agreement” means this Credit Agreement.

“Agreement Currency” has the meaning specified in Section 10.19.

“Alternative Currency” means each of the following currencies: Canadian Dollars and Mexican Pesos.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Letter of Credit Sublimit” means an amount equal to the lesser of the Letter of Credit Sublimit and $200,000,000. The Alternative Currency Letter of Credit Sublimit is part of, and not in addition to, the Letter of Credit Sublimit.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, and all other similar applicable anti-corruption legislation in other jurisdictions.

“Applicable Percentage” means (a) in respect of the Term Loan Facility, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the sum of the aggregate unused Term Loan Commitments plus the aggregate outstanding principal amount of the Term Loans represented by the sum of such Lender’s unused Term Loan Commitment at such time plus the aggregate outstanding principal amount of such Lender’s Term Loan(s) at such time, (b) in respect of the Committed (USD) Facility, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate (USD) Commitments represented by such Lender’s USD Commitment at such time, subject to adjustment as provided in Section 2.17, and (c) in respect of the Committed (MC) Facility, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate (MC) Commitments represented by such Lender’s MC Commitment at such time. If the commitment of each Lender to make Committed (USD) Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Aggregate (USD) Commitments have expired, then the Applicable Percentage of each Lender in respect of the Committed (USD) Facility shall be determined based on the Applicable Percentage of such Lender in respect of the Committed (USD) Facility most recently in effect, giving effect to any subsequent assignments. If the commitment of each Lender to make Committed (MC) Loans has been terminated, or if the Aggregate (MC) Commitments have expired, then the Applicable Percentage of each Lender in respect of the Committed (MC) Facility shall be

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determined based on the Applicable Percentage of such Lender in respect of the Committed (MC) Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Annex II or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable (USD) Percentage” means, with respect to any Lender at any time, such Lender’s Applicable Percentage in respect of the Committed (USD) Facility at such time.

“Applicable Rate” means (a) from the Closing Date to the first Business Day immediately following the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(a) for the fiscal quarter ending December 31, 2016, the applicable percentage per annum set forth below in Pricing Level 5 and (b) thereafter, the applicable percentage per annum set forth below determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Consolidated Leverage Ratio	Commitment Fee	Eurocurrency Rate Loans / Letter of Credit Fees (Financial Standby and Commercial)	BA Fees	Letter of Credit Fees (Performance Standby)	Base Rate Loans
1	< 1.50 to 1.00	0.200%	1.250%	0.750%	0.500%	0.250%
2	≥ 1.50 to 1.00 but < 2.00 to 1.00	0.250%	1.500%	1.000%	0.625%	0.500%
3	≥ 2.00 to 1.00 but < 2.50 to 1.00	0.300%	1.625%	1.250%	0.750%	0.625%
4	≥ 2.50 to 1.00 but < 3.00 to 1.00	0.350%	1.750%	1.500%	0.875%	0.750%
5	≥ 3.00 to 1.00	0.400%	2.000%	1.750%	1.000%	1.000%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Applicable Time” means, with respect to any borrowings and payments in an Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

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“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means, collectively, MLPFS, STRH, BMOCM and WFS in their capacities as joint lead arrangers and joint bookrunners.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2015, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.

“Available Liquidity” means, at any date of measurement thereof, the sum of (without duplication) (a) cash, Cash Equivalents (Available Liquidity) and readily marketable securities, in each case not subject to any Lien (including any Lien on Cash Collateral, but excluding any other Liens created pursuant to the Collateral Documents and Liens permitted by Section 7.01(j)), then owned by the Company or Restricted Subsidiaries that would be reflected on a consolidated balance sheet of such Persons at such time, plus (b) the amount by which the sum of the Aggregate (USD) Commitments plus the Aggregate (MC) Commitments (in each case, other than any USD Commitment or MC Commitment of any Defaulting Lender and any portion of the Aggregate (USD) Commitments or Aggregate (MC) Commitments which, if drawn, would result in the Company having secured Indebtedness under credit facilities in excess of the Senior Notes Indenture Secured Debt Cap) in effect on such date exceeds the aggregate Outstanding Amount of all Loans (other than Term Loans) and all L/C Obligations.

“Availability Period” means (a) in respect of the Committed (USD) Facility, the period from the Closing Date to the earliest of (i) the Maturity Date with respect to such Facility, (ii) the date of termination of the Aggregate (USD) Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Lender to make Committed (USD) Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02 and (b) in respect of the Committed (MC) Facility, the period from the Closing Date to the earliest of (i) the Maturity Date with respect to such Facility, (ii) the date of termination of the Aggregate (MC) Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Lender to make Committed (MC) Loans pursuant to Section 8.02.

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“BA Fee” has the meaning specified in Section 2.03(j).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A. and its successors.

“Bank of America Fee Letter” means the letter agreement dated January 30, 2017, among the Borrowers, Bank of America and MLPFS.

“Bankers’ Acceptance” or “BA” means a Clean BA or an L/C Issued BA.

“Bankers’ Acceptance Rate” means for any day a fluctuating rate per annum equal to the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “bankers’ acceptance rate”. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Bankers’ Acceptance Request” means the written request for the issuance of Clean BAs in the form attached hereto as Exhibit G.

“Base Capex Basket” means, with respect to any fiscal year, an amount equal to $150,000,000.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurocurrency Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

"Base Rate Committed (USD) Loan" means a Committed (USD) Loan that is a Base Rate Loan.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“BMO Fee Letter” means the letter agreement dated January 30, 2017, among the Borrowers, BMO Harris Bank, N.A. and BMOCM.

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“BMOCM” means BMO Capital Markets Corp. and its successors.

“Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Committed (USD) Borrowing, a Committed (MC) Borrowing, a Swing Line Borrowing or a Term Loan Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:
(a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day that is also a London Banking Day;

(b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in an Alternative Currency, means any such day on which dealings in deposits in such currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(c) if such day relates to any fundings, disbursements, settlements and payments in an Alternative Currency in respect of a Eurocurrency Rate Loan denominated in such Alternative Currency, or any other dealings in an Alternative Currency to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Business Interruption Insurance Assignment” means the Second Amended and Restated Collateral Assignment of Business Interruption Insurance to be executed by each Loan Party and pursuant to which such Loan Party shall assign in favor of the Administrative Agent, for the benefit of Secured Parties, all of such Loan Party’s rights under any business interruption insurance policy owned by or in favor of such Loan Party, as security for the Obligations.

“Canadian Dollar” and “C$” mean the lawful currency of Canada.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations); provided that Capital Expenditures shall not include expenditures for capital leases, purchase money obligations or Synthetic Lease Obligations, in each case permitted pursuant to Section 7.03(g), for Permitted Acquisitions permitted pursuant to Section 7.02(f) or expenditures to the extent

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made solely with (i) the net cash proceeds of a common equity contribution to, or issuance of common Equity Interests by, the Company (other than any portion of such net cash proceeds used for Restricted Payments pursuant to Section 7.06(e)) or (ii) net cash proceeds received from any Disposition pursuant to Sections 7.05 (a), (c), (g), (i) or (j).

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer and the Committed (USD) Lenders, as collateral for L/C Obligations or obligations of Committed (USD) Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (i) the Administrative Agent and (ii) the L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Company or any of its Restricted Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents and other Liens permitted hereunder):

(a) Dollars, Canadian Dollars, Colombian Pesos, Mexican Pesos, Pound Sterling, Euros, the national currency of any participating member state of the European Union or, in the case of any Cash Equivalents of a Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business (including such Dollars, Canadian Dollars, Columbian Pesos, Mexican Pesos, Pound Sterling, Euros or other currency, as applicable, as are held as overnight bank deposits and demand deposits with any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System or is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (e) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000); provided that the country credit rating of any country issuing such currency shall be BBB- or higher by S&P or an equivalent rating or higher by another generally recognized rating agency providing country credit ratings;

(b) (i) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof or (ii) readily marketable obligations issued or directly and fully guaranteed or insured by Canada or any country that is a member of the European Union or any agency or instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof; provided that (A) the full faith and credit of Canada or such member of the European Union, as the case may be, is pledged in support thereof, (B) all obligations of the type specified in this clause (ii) shall have a minimum rating of A-1 or AAA by S&P or P-1 or Aaa by Moody’s, in each case at the time of acquisition

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thereof and (C) the country credit rating of any country issuing or guaranteeing (or whose governmental agency issues or guarantees) any obligation of the type specified in this clause (ii) shall be AA or higher by S&P or an equivalent rating or higher by another generally recognized rating agency providing country credit ratings;

(c) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System or is organized under the laws of Canada or any country that is a member of the European Union or is the principal banking subsidiary of a bank holding company organized under the laws of Canada or any country that is a member of the European Union and a member of the Organization for Economic Cooperation and Development, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (e) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 360 days from the date of acquisition thereof;

(d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (b) above entered into with any commercial bank meeting the qualifications specified in clause (c) above;

(e) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-2” (or the then equivalent grade) by Moody’s or at least “A-2” (or the then equivalent grade) by S&P, in each case with maturities of not more than 270 days from the date of acquisition thereof;

(f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank meeting the qualifications specified in clause (c) above;

(g) [Reserved]; and

(h) Investments, classified in accordance with GAAP as current assets of the Company or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have one of the two highest ratings obtainable from either Moody’s or S&P, and have at least 95% of their assets invested continuously in Investments of the character, quality and maturity described in clauses (a) through (f) of this definition.

“Cash Equivalents (Available Liquidity)” means any of the following types of Investments, to the extent owned by the Company or any of its Restricted Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents and other Liens permitted hereunder):

(a) Dollars (including such Dollars as are held as overnight bank deposits and demand deposits with U.S. banks);

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(b) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(c) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (e) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 360 days from the date of acquisition thereof;

(d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (b) above entered into with any commercial bank meeting the qualifications specified in clause (c) above;

(e) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-2” (or the then equivalent grade) by Moody’s or at least “A-2” (or the then equivalent grade) by S&P, in each case with maturities of not more than 270 days from the date of acquisition thereof;

(f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank meeting the qualifications specified in clause (c) above;

(g) [Reserved]; and

(h) Investments, classified in accordance with GAAP as current assets of the Company or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have one of the two highest ratings obtainable from either Moody’s or S&P, and have at least 95% of their assets invested continuously in Investments of the character, quality and maturity described in clauses (a) through (f) of this definition.

“Cash Management Agreement” means any agreement that is not prohibited by the terms hereof to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, (a) at the time it enters into a Cash Management Agreement with a Loan Party, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Cash Management Agreement with a Loan Party, in each case in its capacity as a party to such Cash Management Agreement.
“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

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“CFC Holdco” means any Person substantially all of the assets of which consist directly or indirectly of the Equity Interests of, and/or Indebtedness owing from, one or more CFCs.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than any Existing Shareholder becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b) during any period of 18 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Clean Bankers’ Acceptance” or “Clean BA” means a negotiable time draft drawn on and accepted by the L/C Issuer pursuant to Section 2.03(a) to finance the purchase of inventory.

“Closing Date” means February 22, 2017.

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“Code” means the Internal Revenue Code of 1986.

“Collateral” means all of the “Collateral” and “Mortgaged Property” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Documents” means, collectively, the Security Agreement, each Security Joinder Agreement, the Pledge Agreement, each Pledge Joinder Agreement, each Pledge Agreement Supplement, the Mortgages, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means a MC Commitment, a USD Commitment or a Term Loan Commitment, as the context may require.

“Committed Borrowing” means a Committed (USD) Borrowing or a Committed (MC) Borrowing.

“Committed (MC) Borrowing” means a borrowing consisting of simultaneous Committed (MC) Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Committed (MC) Lenders pursuant to Section
2.01(b).

“Committed (USD) Borrowing” means a borrowing consisting of simultaneous Committed (USD) Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Committed (USD) Lenders pursuant to Section
2.01(a).

“Committed (MC) Facility” means, at any time, the revolving credit facility provided in this Agreement pursuant to the Aggregate (MC) Commitments.

“Committed (USD) Facility” means, at any time, the revolving credit facility provided in this Agreement pursuant to the Aggregate (USD) Commitments.

“Committed (MC) Lender” means, at any time, any Lender that has an MC Commitment or outstanding Committed (MC) Loans at such time.

“Committed (USD) Lender” means, at any time, any Lender that has a USD Commitment or outstanding Committed (USD) Loans or participations in L/C Obligations and Swing Line Loans at such time.
“Committed Loans” means a Committed (USD) Loan or a Committed (MC) Loan. “Committed (MC) Loan” has the meaning specified in Section 2.01(b).

“Committed (USD) Loan” has the meaning specified in Section 2.01(a).

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“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” has the meaning specified in the introductory paragraph hereto.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, for the Company and its Restricted Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) interest expense for such period, (ii) the provision for Federal, state, local and foreign income Taxes payable by the Company and its Restricted Subsidiaries for such period, (iii) depreciation and amortization expense, (iv) charges included in Consolidated Net Income related to purchase accounting adjustments that are as required by FASB ASC Topic 805, (v) charges relating to stock based compensation which do not represent a cash item in such period or any future period, (vi) other charges which do not represent a cash item in such period or any future period; (vii) without duplication, any cash distributions made by any Unrestricted Subsidiary to any Borrower, (viii) expenses incurred in connection with the prepayment, amendment, modification or refinancing of Indebtedness (whether or not consummated) during such period, (ix) any non- capitalized transaction costs incurred during such period in connection with an incurrence of Indebtedness, during a refinancing thereof, issuance of Equity Interests, Investment, Acquisition, Disposition or recapitalization, in each case, to the extent permitted hereunder (whether or not consummated), (x) tender premiums, redemption premiums, fees, and other amounts and expenses incurred in connection with the tender for and/or redemption of Indebtedness incurred under Section 7.03(j), (xi) earn-out expenses resulting from Permitted Acquisitions in which the Company and/or any Restricted Subsidiary is required to treat such earn-out expenses as compensation costs, (xii) expenses arising from the impact of FASB ASC 470-50-40 on certain capitalized fees and costs, (xiii) any net loss incurred in such period from Swap Contracts and the application of FASB ASC Topic 815, (xiv) any net loss incurred in such period from currency translation losses, (xv) any loss from the early extinguishment of Indebtedness or Swap Contracts or other derivative instruments and (xvi) (A) other non-recurring or unusual charges, (B) cash charges paid in connection with corporate restructurings (including severance costs in connection with any reduction in the workforce of the Company and its Restricted Subsidiaries) and (C) expected cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies projected by the Company in good faith to result from actions with respect to which substantial steps have been, will be, or are expected to be, taken (in the good faith determination of the Company and evidenced by a certificate of a Responsible Officer of the Company) within 15 months of such period; provided that the charges described in this clause (xvi) together with any adjustments made pursuant to Section 1.10 shall only be permitted to be added back for such period to the extent such charges collectively do not increase Consolidated EBITDA by more than 15%; and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income Tax credits of the Company and its Subsidiaries for such period, (ii) any net gain incurred in such

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period from Swap Contracts and the application of FASB ASC Topic 815, (iii) any net gain incurred in such period from currency translation gains, (iv) any gain from the early extinguishment of Indebtedness or Swap Contracts or other derivative instruments and (v) all non-cash items increasing Consolidated Net Income for such period; provided that, during any period that includes an Acquisition or Disposition such calculation shall be subject to the adjustments set forth in Section 1.10.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Company and its Restricted Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds (other than surety bonds), debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, and similar instruments (including, for the avoidance of doubt, the due and payable penal sum under any surety bond called upon by the obligee thereof but excluding the penal sum of any surety bond not then due and payable), (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Company or any Restricted Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or a Restricted Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Company or such Restricted Subsidiary, all as determined in accordance with GAAP.

“Consolidated Interest Charges” means, for any period, for the Company and its Restricted Subsidiaries on a consolidated basis, the sum of (a) all cash interest, premium payments, debt discount, fees, charges and related expenses of the Company and its Restricted Subsidiaries in connection with borrowed money or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of cash rent expense of the Company and its Restricted Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means, subject to Section 6.12(e)(ii), as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date to (b) Consolidated Interest Charges for such period; provided that, during any period that includes an Acquisition or Disposition such calculation shall be subject to the adjustments set forth in Section 1.10.

“Consolidated Leverage Ratio” means, subject to Section 6.12(e)(ii), as of any date of determination, the ratio of (a) the difference of (i) Consolidated Funded Indebtedness as of such date (but excluding, to the extent outstanding and undrawn and included in the calculation of Consolidated Funded Indebtedness, the stated amount of all standby performance letters of credit as of such date) minus (ii) Unrestricted Domestic Cash as of such date, to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended; provided that, during any

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period that includes an Acquisition or Disposition such calculation shall be subject to the adjustments set forth in Section 1.10.

“Consolidated Net Assets” means, as of any date of determination, the amount which in accordance with GAAP would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of the Company and its Restricted Subsidiaries less current liabilities, as of the most recently ended fiscal quarter or fiscal year, as applicable, for which financial statements have been delivered to the Administrative Agent pursuant to Section 6.01(a) or (b).

“Consolidated Net Income” means, for any period, for the Company and its Restricted Subsidiaries on a consolidated basis, the net income of the Company and its Restricted Subsidiaries for that period, but excluding: (a) any gain or loss arising from the sale of capital assets; (b) any gain or loss arising from any write-up or write-down of assets or liabilities during such period; (c) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of Distributions to a Borrower; (d) any gain or loss arising from the acquisition of any Equity Interests of a Borrower; and (e) any gain or loss arising from extraordinary or non-recurring items, all as determined in accordance with GAAP.

“Consolidated Total Assets” means, as of any date of determination, the amount which in accordance with GAAP would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of the Company and its Restricted Subsidiaries, as of the most recently ended fiscal quarter or fiscal year, as applicable, for which financial statements have been delivered to the Administrative Agent pursuant to Section 6.01(a) or (b).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit
Extension.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees and BA Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with

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respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum and (c) when used with respect to BA Fees, a rate equal to (i) the Bankers’ Acceptance Rate plus (ii) the Applicable Rate plus (iii) 2% per annum.

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit, Bankers’ Acceptances or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Company, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

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“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in an Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“Earnout Obligation” means those contingent obligations of a Restricted Subsidiary incurred in favor of a seller (or other third party entitled thereto) under or with respect to any Permitted Acquisition.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent entity.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Elevated Ratio Period” has the meaning specified in Section 7.11(b).

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, common law, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, written and binding agreements with Governmental Authorities or governmental restrictions relating to pollution, the protection of the environment, human health, safety or natural resources or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

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“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination (provided, however that debt securities that are or by their terms may be convertible or exchangeable into or for Equity Interests shall not constitute Equity Interests prior to conversion or exchange thereof).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

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“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency Rate” means:

(a) for any Interest Period with respect to a Eurocurrency Rate Loan,

(i) in the case of a Eurocurrency Rate Loan denominated in Dollars, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or, if LIBOR is no longer published, a comparable or successor rate approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(ii) in the case of a Eurocurrency Rate Loan denominated in Canadian Dollars, the rate per annum equal to the Canadian Dealer Offered Rate (“CDOR”) or, if CDOR is no longer published, a comparable or successor rate approved by the Administrative Agent, as published on the applicable Bloomberg screen page applicable to Canadian Dollar bankers’ acceptances (on a three hundred sixty-five (365) day basis) (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:00 a.m. (Toronto, Ontario time) on the date of the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent) with a term equivalent to such Interest Period; and

(iii) in the case of a Eurocurrency Rate Loan denominated in Mexican Pesos, the rate per annum equal to the Interbanking Equilibrium Interest Rate (“TIIE”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published by Banco de Mexico in the Federation’s Official Gazette (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 2:00 p.m. (Mexico City, Mexico time) on the date of the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent) with a term equivalent to such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR or a comparable or successor rate approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially

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available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied to the applicable Interest Period in a manner consistent with market practice; provided, further, that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. The Administrative Agent does not warrant, nor accept responsibility, nor shall it have any liability with respect to the administration, submission or any other matter related to LIBOR or any comparable or successor rate referenced in this definition above. Notwithstanding the foregoing, if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Eurocurrency Rate Loan” means a Committed Loan or a Term Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate.” Committed (USD) Loans that are Eurocurrency Rate Loans must be denominated in Dollars. Committed (MC) Loans that are Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency. All Committed (MC) Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any fiscal year of the Company, for the Company and its Restricted Subsidiaries on a consolidated basis, an amount equal to (a) Consolidated EBITDA for such fiscal year minus (b) Capital Expenditures (other than Capital Expenditures financed with the proceeds of Indebtedness permitted hereunder (other than Loans)) made in such fiscal year minus (c) Consolidated Interest Charges actually paid in cash during such fiscal year minus (d) all income Taxes actually paid in cash during such fiscal year minus (e) scheduled principal payments of Consolidated Funded Indebtedness during such fiscal year minus (f) permanent principal prepayments of Consolidated Funded Indebtedness during such fiscal year plus (or minus, as applicable) (g) net changes in Working Capital between the first day and last day of such fiscal year, in each case as reflected on the financial statements delivered pursuant to Section 6.01(a) and the related Compliance Certificate delivered pursuant to Section 6.02(a) for such fiscal year.

“Excess Cash Flow Basket” means, for any fiscal year, an amount equal to 75% of theExcess Cash Flow for the preceding fiscal year.

“Excluded Asset” means (a) any lease, license or contract to which the Company or any Restricted Subsidiary is a party, or any license, consent, permit, variance, certification, authorization or approval of any Governmental Authority (or any Person acting on behalf of a Governmental Authority) of which the Company or any Restricted Subsidiary is the owner or beneficiary, or any of its rights or interests thereunder, if and for so long as the grant of a security interest therein shall constitute or result in (i) the abandonment, invalidation or unenforceability of the right, title or interest of the Company or such Restricted Subsidiary therein, (ii) a breach or

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termination pursuant to the terms of, or a default under, such lease, license or contract or such license, consent, permit, variance, certification, authorization or approval, or (iii) in the case of any license, consent, permit, variance, certification, authorization or approval of any Governmental Authority (or any Person acting on behalf of a Governmental Authority), the violation of any applicable law, rule, regulation or order of any Governmental Authority; provided, in each case, that (i) no asset or property shall be considered an Excluded Asset to the extent the restriction described in the foregoing clause (a) would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC or any other applicable law or principles of equity, or to the extent that any necessary consents or waivers have been obtained to allow the security interest in such asset or property notwithstanding such restriction, and (ii) the inclusion of an asset as an Excluded Asset shall not limit, impair or otherwise affect the Administrative Agent’s security interest in and lien upon any rights or interests of the Company or any other Loan Party in or to (x) monies due or to become due under any lease, license, consent, permit, variance, certification, authorization, approval or contract to which the Company or any other Loan Party is a party, or (y) any proceeds from the sale, license, lease or other dispositions of any such lease, license, consent, permit, variance, certification, authorization, approval or contract; (b) any property of which the Company or any Restricted Subsidiary is the owner in which the grant of a security interest or Lien therein, as determined in good faith by the Company and as described to the Administrative Agent in reasonable detail upon its request, results in adverse Tax or regulatory consequences to the Company or any Restricted Subsidiary; (c) any fee-owned or leasehold real property other than Material Real Property; (d) any Equity Interest of a Prohibited Subsidiary; or (e) any Indebtedness owing from a CFC, a CFC Holdco or a Prohibited Subsidiary.

“Excluded Subsidiaries” has the meaning specified in Section 6.12(f).

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a Lien to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.21, Section 28 of the Subsidiary Guaranty and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guarantee of such Guarantor, or a grant by such Guarantor of a Lien, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to, or required to be withheld or deducted from a payment to, the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) Taxes imposed on or measured by net income (however denominated), net worth, franchise Taxes and branch profits (or similar) Taxes, in each case, (i) imposed by the jurisdiction (or any political subdivision thereof) under the Laws of

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which such recipient is organized or in which its principal office is located or, in the case of any Lender or the L/C Issuer, in which its applicable Lending Office is located or (ii) that are Other Connection Taxes, (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 10.13), any United States withholding Tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office), except to the extent that such Foreign Lender’s assignor immediately before such Foreign Lender became a party hereto (or such Foreign Lender immediately before the time of designation of the new Lending Office) was entitled to receive additional amounts from the relevant Borrower with respect to such United States withholding Tax pursuant to Section 3.01(a)(ii), Section 3.01(a)(iii) or Section 3.01(c), or (ii) is attributable to such Foreign Lender’s failure or inability to comply with clause (B) of Section 3.01(e)(ii) (other than as a result of a Change in Law occurring after the date on which such Foreign Lender became a party to this Agreement), (c) in the case of a Foreign Lender, any increase in the United States withholding Taxes required to be imposed on amounts payable to such Foreign Lender occurring after the date on which such Foreign Lender became a party hereto (or designated a new Lending Office), other than as a result of a Change in Law occurring after the date on which such Foreign Lender became a party hereto (or designated a new Lending Office) (d) any United States Federal withholding Taxes imposed under FATCA, and (e) any United States Federal backup withholding Tax.

“Existing Letters of Credit” means those letters of credit described on Annex I.

“Existing Shareholders” means Jorge L. Mas and the Family Related Parties.

“Extended MC Commitment” has the meaning specified in Section 2.18(a)(ii).

“Extended USD Commitment” has the meaning specified in Section 2.18(a)(ii).

“Extending Lender” has the meaning specified in Section 2.18(a)(ii).

“Extension” has the meaning specified in Section 2.18(a).

“Extension Offer” has the meaning specified in Section 2.18(a).

“Facility” means the Committed (USD) Facility, the Committed (MC) Facility or the Term Loan Facility, as the context may require.

“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Aggregate Commitments have terminated, (b) all Obligations have been paid in full (other than (x) contingent indemnification obligations and (y) obligations and liabilities under Secured Cash Management Agreements, Secured Hedge Agreements and Secured Permitted Standalone Letters of Credit as to which arrangements reasonably satisfactory to the applicable Cash Management Bank, Hedge Bank or PSLOC Bank have been made), and (c) all Letters of Credit, Bankers’ Acceptances and Secured Permitted Standalone Letters of Credit have terminated or expired (other than Letters of Credit, Bankers’ Acceptances or Secured Permitted Standalone Letters of Credit as to which other arrangements with respect thereto reasonably satisfactory to the Administrative Agent and the L/C Issuer or the applicable PSLOC Bank, as applicable, shall have been made).

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“Family Related Parties” means, collectively, (a) any spouse of Jorge L. Mas and any child, stepchild, sibling or descendant of Jorge L. Mas, (b) the estate of Jorge L. Mas or the estate of any other person under preceding clause (a), (c) any person who receives a direct or indirect beneficial interest in the Company from any estate under preceding clause (b) to the extent of such interest, (d) any executor, personal administrator or trustee who holds such direct or indirect beneficial interest in the Company for the benefit of, or as fiduciary for, any person under preceding clause (a), (b) or (c) to the extent of such interest and (e) any corporation, partnership, limited liability company, trust, or similar entity, directly or indirectly owned or controlled by Jorge L. Mas or any other person or persons identified in preceding clause (a), (b) or (c).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations thereunder or any official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any published intergovernmental agreement entered into in connection with the implementation of such sections of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letters” means, collectively, the Bank of America Fee Letter, the SunTrust Fee Letter, the BMO Fee Letter and the WFS Fee Letter.

"FFC Notes” has the meaning specified in the definition of Foreign Finance Company Plan.

“Flood Insurance Laws” means, collectively, (a) the National Flood Insurance Act of1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (d) the Flood Insurance Reform Act of 2004 and (e) the Biggert –Waters Flood Insurance Reform Act of 2012, as now or hereafter in effect of any successor statute thereto, in each case, together with all statutory and regulatory provisions consolidating, amending, replacing, supplementing, implementing or interpreting any of the foregoing, as amended or modified from time to time.

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“Foreign Finance Company Plan” means a series of transactions pursuant to which (a) the Company will create a new Wholly-Owned Domestic Subsidiary (the “US Holdco”) which will create and own a Wholly-Owned Subsidiary organized under the laws of Luxembourg (“Luxco”), (b) certain Domestic Subsidiaries of the Company will issue to the Company a dividend in the form of intercompany notes having a maturity not prior to the first anniversary of the latest Maturity Date and no amortization prior to the first anniversary of the latest Maturity Date and bearing interest at a fixed rate per annum, payable annually (the “FFC Notes”), (c) the Company will contribute the FFC Notes to the US Holdco and the US Holdco will thereafter contribute the FFC Notes to Luxco and (d) US Holdco and Luxco will enter into a hybrid debt instrument in the form of a tracking preferred equity certificate (the “TPEC”) providing for periodic transfers of cash in the form of a dividend from Luxco to US Holdco; provided that (x) US Holdco and Luxco will each act solely as special purpose vehicles with operations limited to activities customary for special purpose vehicles engaging in transactions of the type contemplated by the Foreign Finance Company Plan, (y) all payments on the FFC Notes to Luxco and periodic transfers of cash to US Holdco and then to the Company in connection with the Foreign Finance Company Plan will be made on a same-day basis to the extent commercially feasible and (z) the Administrative Agent shall have received (A) a Pledge Agreement Supplement providing for the pledge of 66% of the voting Equity Interest in US Holdco, (B) a Pledge Joinder Agreement providing for the pledge of 66% of the voting Equity Interest in Luxco and (C) if requested by the Administrative Agent, opinions of counsel to the applicable Loan Party and US Holdco with respect to such documents in form and substance reasonably acceptable to the Administrative Agent; provided further that the Administrative Agent shall be entitled to consent to modifications of the Foreign Finance Company Plan (and this definition and any provisions hereof relating thereto including, without limitation, Sections 6.19 and 7.21) that, taken as a whole, do not substantially alter the intended purpose thereof or materially and adversely affect the Lenders.

“Foreign Lender” means any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (including such a Lender when acting in the capacity of the L/C Issuer).

“Foreign Leverage Ratio” means, as of any date of determination, the ratio of (a) consolidated funded Indebtedness (measured on the same basis as “Consolidated Funded Indebtedness” provided herein, but with respect to the Foreign Restricted Subsidiaries only) as of such date of the Foreign Restricted Subsidiaries on a consolidated basis, to (b) consolidated EBITDA (measured on the same basis as “Consolidated EBITDA” provided herein, but with respect to the Foreign Restricted Subsidiaries only) of the Foreign Restricted Subsidiaries on a consolidated basis for the period of the four fiscal quarters most recently ended; provided that, during any period that includes an Acquisition or Disposition relating to a Foreign Restricted Subsidiary such calculation shall be subject to the adjustments set forth in Section 1.10.

“Foreign Restricted Subsidiary” means any Foreign Subsidiary that is a Restricted Subsidiary.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.

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“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable (USD) Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Committed (USD) Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable (USD) Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Committed (USD) Lenders in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied, subject to Section 1.04(b).

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment or performance of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness of any other Person, whether or not such Indebtedness is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated

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liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, (a) the Subsidiary Guarantors and (b) with respect to the payment and performance by each Specified Loan Party of its obligations hereunder or the Subsidiary Guaranty with respect to all Swap Obligations, each Borrower.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated or subject to liability pursuant to any Environmental Law.

“Hedge Bank” means any Person that, (a) at the time it enters into a Swap Contract not prohibited under Article VII, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Swap Contract not prohibited under Article VII, in each case, in its capacity as a party to such Swap Contract.

“Honor Date” has the meaning specified in Section 2.03(d)(i).

“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.

“Incremental OID” has the meaning specified in Section 2.15(b).

“Incremental Yield Differential” has the meaning specified in Section 2.15(b).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 90 days after the date on which such trade account payable was created or which are being contested in good faith and for which adequate reserves have been established and reported in accordance with GAAP);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under

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conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) capital leases and Synthetic Lease Obligations;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Indemnity Agreement” means (i) that certain General Agreement of Indemnity dated as of August 19, 2010 by and among Travelers Casualty and Surety Company of America, the Company and certain Subsidiaries thereof, (ii) that certain General Agreement of Indemnity dated as of July 31, 2008 by and among Travelers Casualty and Surety Company of America, the Company and certain Subsidiaries thereof or (iii) any additional or replacement General Agreement of Indemnity or other indemnity agreement by and among the Company or any of its Restricted Subsidiaries and the applicable Surety containing terms satisfactory to the Administrative Agent in the reasonable discretion of the Administrative Agent, as amended or modified from time to time in accordance with the terms hereof and thereof.

“Information” has the meaning specified in Section 10.07.

“Intercreditor Agreement” means (i) that certain Intercreditor Collateral Agreement dated as of January 5, 2010 by and between Travelers Casualty and Surety Company of America and the Administrative Agent, on behalf of the Lenders, as amended by that certain First Amendment to Intercreditor and Collateral Agreement dated as of August 18, 2011 and as further amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof or (ii) any additional or replacement intercreditor agreement between the Administrative Agent and any Surety containing terms satisfactory to the Administrative Agent in its reasonable discretion, as amended or modified from time to time in accordance with the terms hereof and thereof.

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“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending (i) in the case of Eurocurrency Rate Loans denominated in Dollars or Canadian Dollars, on the date that is one, two, three or six months thereafter, as selected by the Company in its Loan Notice or such other period that is twelve months or less requested by the Company and consented to by all the applicable Lenders and (ii) in the case of Eurocurrency Rate Loans denominated in Mexican Pesos, on the date that is 28, 91 or 182 days thereafter, as selected by the Company in its Loan Notice; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning specified in Section 5.18.

“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

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“Issuer Documents” means (i) with respect to any Letter of Credit or Acceptance Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Company (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit or Acceptance Credit, and (ii) with respect to any Clean BA, the Bankers’ Acceptance Request made by the Company to the L/C Issuer relating to such Clean BA.

“Judgment Currency” has the meaning specified in Section 10.19.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Committed (USD) Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable (USD) Percentage. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from (i) a drawing under any Letter of Credit (other than an Acceptance Credit) or (ii) a payment of a Bankers’ Acceptance upon presentation, in each case which has not been reimbursed on the date when made or refinanced as a Committed (USD) Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit or Bankers’ Acceptance, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issued BA” means a negotiable time draft, drawn by the beneficiary under an Acceptance Credit and accepted by the L/C Issuer under presentation of documents by the beneficiary of an Acceptance Credit pursuant to Section 2.03, in the standard form for bankers’ acceptances of the L/C Issuer.

“L/C Issuer” means, individually or collectively as the context may indicate, (a) Bank of America in its capacity as issuer of Letters of Credit and Bankers’ Acceptances hereunder, or any successor to Bank of America in its capacity as an issuer of Letters of Credit and Bankers’ Acceptances hereunder and (b) any other Lender, selected by the Company in consultation with the Administrative Agent, which consents to its appointment by the Company as an issuer of Letters of Credit and Bankers’ Acceptances hereunder in its capacity as an issuer of Letters of Credit and Bankers’ Acceptances hereunder, provided that at no time shall there be more than three L/C Issuers without the consent of the Administrative Agent.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit, plus the sum of the maximum aggregate amount which is, or at any time thereafter may become, payable by the L/C Issuer under all then outstanding Bankers’ Acceptances, plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09.

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For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph hereto and, unless the context requires otherwise, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit” means any letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit (including an Acceptance Credit) or a standby letter of credit. Letters of Credit may be issued in Dollars or in an Alternative Currency.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer and, in the case of any Acceptance Credit, shall include the related Acceptance Documents.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date of the Committed (USD) Facility then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $650,000,000, as such amount may be adjusted from time to time in accordance with this Agreement, and (b) the Aggregate (USD) Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate (USD) Commitments.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means a Committed Loan, a Swing Line Loan, a Term Loan or an Additional Loan.

“Loan Documents” means this Agreement, each Note, the Collateral Documents, the Intercreditor Agreement, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.16 of this Agreement, the Fee Letters, the Subsidiary Guaranty, each Subsidiary Guaranty Joinder Agreement and each Additional Commitments Amendment.

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“Loan Party EBITDA” means, for any period, the consolidated EBITDA (measured (i) on the same basis as “Consolidated EBITDA” but only for those entities that constituting Loan Parties and only on the basis of their own operations and not those of their Subsidiaries and (ii) after allocating corporate expenses to all Subsidiaries of the Company on a pro rata basis) of all entities that constituted Loan Parties at all times during such period.

“Loan Notice” means a notice of (a) a Term Loan Borrowing, (b) a Committed (MC) Borrowing, (c) a Committed (USD) Borrowing, (d) a conversion of Loans from one Type to the other, or (e) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any reasonable and customary form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) and as to which the Company shall have previously been informed in writing, appropriately completed and signed by a Responsible Officer of the Company.

“Loan Parties” means, collectively, the Company, each other Borrower and each Subsidiary Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Luxco” has the meaning specified in the definition of Foreign Finance Company Plan.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Company and its Restricted Subsidiaries taken as a whole or the Loan Parties taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Contract” means, with respect to any Person, an agreement to which such Person is a party (other than the Loan Documents) (a) which is deemed to be a material contract as provided in Regulation S-K promulgated by the SEC under the Securities Act of 1933 or (b) for which breach, termination, cancellation, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Material Real Property” means any parcel of real property owned in fee by a Loan Party with a fair market value in excess of $5,000,000.

“Material Subsidiary” means, subject to Section 6.12(g), any Domestic Subsidiary that, or each Domestic Subsidiary that together with its Subsidiaries on a consolidated basis,contributed 10% or more of the consolidated EBITDA of the Company and all Subsidiaries (measured on the same basis as “Consolidated EBITDA” provided herein) for the most recently ended period of four consecutive fiscal quarters of the Company with respect to which the Administrative Agent shall have received financial statements required to be delivered pursuant to Sections 6.01(a) or (b);

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provided that, during any period that includes an Acquisition or Disposition such calculation shall be subject to the adjustments set forth in Section 1.10

“Maturity Date” means (a) with respect to the Term Loan Facility, February 22, 2022, (b) with respect to the Committed (USD) Facility, February 22, 2022 and (c) with respect to the Committed (MC) Facility, February 22, 2022.

“MC Commitment” means, as to each Lender, its obligation to make Committed (MC) Loans to the Borrowers pursuant to Section 2.01(b) in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Annex II under the caption “MC Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Mexican Pesos” means the lawful currency of the United Mexican States (Mexico). “MLPFS” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successors.

“Mortgages” means any mortgage, deed of trust, trust deed or other equivalent document now or hereafter encumbering any fee-owned real property of any Loan Party in favor of the Administrative Agent, on behalf of the Secured Parties, as security for any of the Obligations, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Company.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Company or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means, with respect to any Prepayment Event, the excess, if any, of (a) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (b) the sum of (i) the principal amount of, and premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (ii) expenses incurred or reasonably expected to be incurred by the Company or any Restricted Subsidiary in connection with such transaction, (iii) taxes paid or reasonably estimated to be actually payable in connection with the relevant transaction and (iv) the amount of any reserve established in accordance with GAAP against any liabilities (other than taxes

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deducted pursuant to subclause (iii) above) associated with the assets that are the subject of such Prepayment Event; provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of such liability) shall constitute Net Cash Proceeds of a Prepayment Event occurring on the date of such reduction.

“Non-Defaulting Lender” means, at any time, any Lender that is not a Defaulting Lender at such time.

“Note” means a promissory note made by a Borrower in favor of a Lender evidencing Loans made by such Lender to such Borrower, substantially in the form of Exhibit C.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Eurocurrency Rate Loan, which shall be substantially in the form of Exhibit I or such other form as may be approved by the Administrative Agent (including any reasonable or customary form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), and as to which the Company shall have been previously informed in writing, appropriately completed and signed by a Responsible Officer of the Company.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Bankers’ Acceptances, Secured Cash Management Agreement, Secured Hedge Agreement or Secured Permitted Standalone Letter of Credit, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that the “Obligations” of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become

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a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, other than Excluded Taxes.

“Outstanding Amount” means (i) with respect to Committed Loans or Term Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Committed Loans or Term Loans, as the case may be, occurring on such date; (ii) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; and (iii) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in such Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Company

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and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Acquisition” means any Acquisition by the Company or any Restricted Subsidiary as to which the following conditions are satisfied:

(a) immediately before and immediately after giving pro forma effect to any such Acquisition (including any assumption or incurrence of Indebtedness in connection therewith), no Default shall have occurred and be continuing;

(b) if the total cash and noncash consideration (including the fair market value of all Equity Interests issued or transferred to the sellers thereof, the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers thereof, all write-downs of property and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith, but excluding all indemnities, earnouts and other contingent payment obligations (based on projected earnings) to the sellers thereof) paid by or on behalf of the Company and its Restricted Subsidiaries for any such Acquisition or series of related transactions is equal to or greater than $75,000,000 (each a “Material Acquisition”), then immediately after giving effect to such Acquisition (including any assumption or incurrence of Indebtedness in connection therewith), (i) the pro forma Consolidated Leverage Ratio shall not exceed 3.25 to 1.00 (or during any Elevated Ratio Period, 3.75 to 1.00) (to be determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 6.01(a) or (b) as though such Acquisition had been consummated and such Indebtedness assumed or incurred as of the first day of the fiscal period covered thereby) and (ii) the Available Liquidity will not be less than $50,000,000;

(c) the Company shall have determined whether any such newly-created or acquired Subsidiary is a Material Subsidiary (to be determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 6.01(a) or (b) as though such Acquisition had been consummated as of the first day of the fiscal period covered thereby), and any such newly-created or acquired Subsidiary that is a Material Subsidiary and any such Person owning the Equity Interests of such Subsidiary, shall comply with the requirements of Section 6.12, including, for the avoidance of doubt, the 80% Guaranty Threshold and, if applicable, the 70% Guaranty Threshold and the other provisions of Section 6.12(e) as if such Subsidiary became a Loan Party immediately upon such creation or acquisition;

(d) such Acquisition is not “hostile” or contested;

(e) the representations and warranties made by the Loan Parties (including any newly-acquired or formed entities required to be Loan Parties) in any Loan Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving pro forma effect thereto);

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(f) the material lines of business of the Person to be (or the property of which is to be) so purchased or otherwise acquired shall be similar, related or incidental to one or more of the businesses of the Company and its Restricted Subsidiaries;

(g) in the case of any Material Acquisition, the Company or such Restricted Subsidiary shall have delivered or caused to be delivered or otherwise made available to the Administrative Agent, not later than the closing date of such Acquisition, in each case to the extent already available to the Company or such Restricted Subsidiary, the results of any due diligence investigation of the target performed by or on behalf of the Company or such Restricted Subsidiary, any environmental assessment reports performed by or on behalf of the Company or such Restricted Subsidiary if any real property is to be acquired, copies of the Acquisition documents, and historical financial statements of the target since inception but no longer than the 3 previous years; and

(h) the Company shall have delivered to the Administrative Agent a certificate of the Company signed by a Responsible Officer certifying to the Administrative Agent compliance with the conditions specified in clauses (a) through (f) above, together with all relevant financial information for the Person or assets to be acquired reasonably requested by the Administrative Agent prior to such Acquisition.

“Permitted Receivables Transaction” means a trade or accounts receivable financing transaction (excluding for the avoidance of doubt any securitization transaction) whereby the Company and/or one or more of its Subsidiaries sells, assigns, conveys or otherwise transfers Receivables to or for the benefit of one or more third parties; provided that (a) such transaction is made non-recourse to the Company and its Subsidiaries (subject to customary indemnification and repurchase obligations, including, but not limited to, those based on a breach of obligations under the relevant receivables purchase agreement or the agreement underlying any Receivables, incorrect or misleading representations and warranties, Receivables failing to meet any eligibility criteria, any failure by an insurer of Receivables to honor claims, title defects, illegality, false misleading or incomplete information, exclusion of cover under any insurance in respect of any Receivables, dilution, third party claims, or Receivables becoming subject to any asserted defense, dispute, off-set or counterclaim) and otherwise on terms customary for comparable “non-recourse” or “limited recourse” receivables purchase transactions in the good faith judgment of the Company, (b) such transaction does not provide for the sale, transfer, disposition or pledge of, or otherwise create any interest in, any asset other than the Receivables, and (c) the aggregate amount of Receivables sold, assigned, conveyed or otherwise transferred in any fiscal quarter shall not exceed (i) with respect to Receivables owing from AT&T Services Inc. and/or one or more of its Subsidiaries or affiliates, the greatest of (A) $500,000,000, (B) the highest quarterly revenue resulting from AT&T Services Inc. and its Subsidiaries and affiliates in any fiscal quarter occurring during the period of four consecutive fiscal quarters ending immediately prior to such fiscal quarter (adjusted on a pro forma basis for acquired businesses, it being understood that, for purposes of this calculation, any Person that becomes a Subsidiary or affiliate of AT&T Services Inc. during the fiscal quarter in which such calculation is made or during the period of four consecutive fiscal quarters ending immediately prior to such fiscal quarter shall be considered to have been a Subsidiary or affiliate of AT&T Services Inc. during the entire immediately preceding four fiscal quarter period) and (C) the quarterly revenue expected to result from AT&T Services Inc. and its Subsidiaries and affiliates during the then-

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current fiscal quarter as determined by the Company in good faith (adjusted on a pro forma basis for acquired businesses, it being understood that, for purposes of this determination, any Person that becomes or is reasonably expected to become a Subsidiary of affiliate of AT&T Services Inc. during the then-current fiscal quarter shall be considered to have been a Subsidiary or affiliate of AT&T Services Inc. since the commencement of such fiscal quarter) and (ii) with respect to all other Receivables, $200,000,000.

“Permitted Refinancing” means, with respect to any Indebtedness, any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, (ii) such refinancing, refunding, renewing or extending Indebtedness shall have a weighted average life to maturity that is no earlier than the Indebtedness being refinanced, refunded, renewed or extended, (iii) such refinancing, refunding, renewing or extending Indebtedness shall not be subject to any financial covenant which is more restrictive than the financial covenants in the Loan Documents and (iv) at the time of and after giving effect to such refinancing, refunding, renewal or extension, no Default shall exist.

“Permitted Standalone Letter of Credit” means any commercial letter of credit, standby letter of credit or bankers’ acceptance issued by a PSLOC Bank for the account of any Loan Party or any Restricted Subsidiary thereof pursuant to a credit facility that is not part of the facilities provided under the Loan Documents; provided that the aggregate amount of letters of credit or bankers acceptances available to be issued under all such facilities shall not exceed $200,000,000 at any time.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of the Company or any ERISA Affiliate or any such Plan to which the Company or any ERISA Affiliate is required to contribute on behalf of any of its employees, other than a Multiple Employer Plan or a Multiemployer Plan.

“Platform” has the meaning specified in Section 6.02.

“Pledge Agreement” means the Fifth Amended and Restated Pledge Agreement of even date herewith executed by the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties, as supplemented from time to time by execution and delivery of Pledge Joinder Agreements and Pledge Agreement Supplements.

“Pledge Agreement Supplement” means each Pledge Agreement Supplement, substantially in the form thereof attached to the Pledge Agreement, executed and delivered by a Loan Party pursuant to Section 6.12 or otherwise.

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“Pledge Joinder Agreement” means each Pledge Joinder Agreement, substantially in the form thereof attached to the Pledge Agreement, executed and delivered by a Restricted Subsidiary pursuant to Section 6.12 or otherwise.

“Prepayment Event” means (a) any Disposition by the Company or any of its Restricted Subsidiaries of any property or asset pursuant to Section 7.05(g) or pursuant to any Disposition not permitted hereunder and (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any Collateral for which the Company or any of its Restricted Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation (it being understood that any Disposition or other transaction that is permitted under any other provision of Section 7.05 other than clause (g) thereof shall not constitute a “Prepayment Event”).

“Prohibited Subsidiary” means (a) MasTec Pipeline Holdings, LLC, MasTec Comanche, LLC and MasTec TPP, LLC, (b) any Subsidiary that, upon providing a Guarantee or security in respect to the Obligations, could be required as a result of such Guarantee or security to register as an “investment company” under the Investment Company Act of 1940 and (c) any Subsidiary that is prohibited by applicable Laws from providing a Guarantee or security in respect to the Obligations or from having its Equity Interests or Indebtedness pledged as security in respect of the Obligations; provided, however, that no such Subsidiary shall constitute a Prohibited Subsidiary with respect to any of the foregoing for which no such prohibition exists.

“PSLOC Bank” means any Person that, at the time it issues a Permitted Standalone Letter of Credit for the account of any Loan Party, is a Lender or an Affiliate of a Lender, in its capacity as the issuer of such Permitted Standalone Letter of Credit.

“Public Lender” has the meaning specified in Section 6.02.

“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Real Estate Support Documents” means, with respect to any real property constituting Collateral, such warehousemen and bailee letters, third party consents, intercreditor agreements, mortgagee title insurance policies (in amounts and with endorsements reasonably acceptable to the Administrative Agent), surveys, appraisals, environmental reports, flood hazard certifications and, evidence of flood insurance (if such insurance is required under Section 6.07 or is otherwise required by applicable Law), leases to which the applicable Loan Party is a party thereto, landlord consents or waivers, and such other mortgage-related documents as the Administrative Agent may reasonably request.

“Receivables” means trade or accounts receivable of the Company or any of its Subsidiaries arising in the ordinary course of business, any proceeds thereof and any general intangibles, documents, instruments, records or other assets related thereto.

“Reconciliation” means, with respect to any financial statement referred to in Section 6.01(a) or 6.01(b) (the “Base Financials”), the comparable financial statement prepared by the chief

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financial officer of the Company presenting on a consolidated basis the financial condition and results of operations of the Company and its Restricted Subsidiaries as derived from the Base Financials.

“Register” has the meaning specified in Section 10.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans or Term Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required (MC) Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the Outstanding Amount of Committed (MC) Loans plus the aggregate unused MC Commitments. The aggregate Outstanding Amount of Committed (MC) Loans and unused MC Commitment of any Defaulting Lender shall be disregarded in determining Required (MC) Lenders at any time.

“Required (USD) Lenders” means, as of any date of determination, Lenders having more than 50% of the aggregate outstanding principal amount of Committed (USD) Loans plus the aggregate outstanding amount of participations in L/C Obligations and Swing Line Loans plus the aggregate unused USD Commitments. The Committed (USD) Loans, the participations in L/C Obligations and Swing Line Loans and unused USD Commitment of any Defaulting Lender shall be disregarded in determining Required (USD) Lenders at any time; provided that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Committed (USD) Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.

“Required Lenders” means, as of any date of determination, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that any Defaulting Lender which is a Committed (USD) Lender has failed to fund that have not been reallocated to and funded by another Committed (USD) Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.

“Required Term Loan Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the Outstanding Amount of Term Loans plus the aggregate unused Term Loan Commitments. The aggregate Outstanding Amount of Term Loans and unused Term

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Loan Commitment of any Defaulting Lender shall be disregarded in determining Required Term Loan Lenders at any time.

“Responsible Officer” means the chairman of the board of directors, the president, the chief executive officer, the chief financial officer, the chief operating officer, the corporate controller, the treasurer or the cash manager of, or in-house legal counsel to, a Loan Party, any other officer of a Loan Party so designated by any of the foregoing officers in a written notice to the Administrative Agent, solely for purposes of notices given pursuant to Article II, any other officer or employee of a Loan Party designated in or pursuant to an agreement between such Loan Party and the Administrative Agent, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent reasonably requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and to the extent reasonably requested by the Administrative Agent, appropriate authorization documentation, in form and substance reasonably satisfactory to the Administrative Agent.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Company or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Company’s stockholders, partners or members (or the equivalent Person thereof).

“Restricted Subsidiary” means any Subsidiary of the Company that is not listed on Schedule 5.13 as an Unrestricted Subsidiary or has not been designated an Unrestricted Subsidiary in accordance with Section 6.12 hereof.

“Revaluation Date” means (a) with respect to any Committed (MC) Loan denominated in an Alternative Currency, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in such Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in such Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the Required (MC) Lenders shall require; and (b) with respect to any Letter of Credit or Bankers’ Acceptance denominated in an Alternative Currency, each of the following: (i) each date of issuance of a Letter of Credit or Bankers’ Acceptance denominated in such Alternative Currency, (ii) each date of an amendment of any such Letter of Credit or Bankers’ Acceptance having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the L/C Issuer under any Letter of Credit or Bankers’ Acceptance denominated in such Alternative Currency, and (iv) such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Required (USD) Lenders shall require.

“Sale Leaseback Transaction” has the meaning specified in Section 7.18.

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“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C

“Sanction(s)” means any international economic sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between any Loan Party and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks, the Cash Management Banks, the PSLOC Banks, each co-agent or sub- agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Secured Permitted Standalone Letter of Credit” means any Permitted Standalone Letter of Credit provided by a Lender or an Affiliate of a Lender and specifically designated as such to the Administrative Agent in writing by the Company and the relevant PSLOC Bank as a “Secured Permitted Standalone Letter of Credit”.

“Security Agreement” means the Amended and Restated Security Agreement of even date herewith executed by the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties, as supplemented from time to time by execution and delivery of Security Joinder Agreements.

“Security Joinder Agreement” means each Security Joinder Agreement, substantially in the form thereof attached to the Security Agreement, executed and delivered by a Subsidiary pursuant to Section 6.12 or otherwise.

“Senior Notes” means those certain 4.875% unsecured notes of the Company due 2023 and issued pursuant to the Senior Notes Indenture in the initial aggregate principal amount of $400,000,000 and, as of the Closing Date, in an aggregate principal amount of $400,000,000.

“Senior Notes Documents” means, collectively, the Senior Notes Indenture, all supplemental indentures thereto, the Senior Notes and all other material agreements executed in connection therewith.

“Senior Notes Indebtedness” means the Indebtedness evidenced by the Senior Notes and any Permitted Refinancings thereof.

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“Senior Notes Indenture” means that certain Fifth Supplemental Indenture dated as of March 18, 2013 to the Indenture by and between the Company and U.S. Bank National Association, as trustee, dated as of June 5, 2009.

“Senior Notes Indenture Secured Debt Cap” means, as of any date of determination, the maximum amount of secured Indebtedness under credit facilities permitted to be incurred under the Senior Notes Indenture on such date.

“Single Employer Pension Plan” means any employee pension benefit plan (excluding a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Company and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Solvent” means, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.21 of this Agreement or Section 28 of the Subsidiary Guaranty, as applicable).

“Specified Mexican Pipeline Assets” means Collateral owned by a Loan Party that is a Domestic Subsidiary and physically located in Mexico and used in the Loan Parties’ oil and gas pipeline business; provided that such Collateral (or any portion thereof) shall not constitute “Specified Mexican Pipeline Assets” hereunder if such Collateral (or any portion thereof) is subject to a perfected security interest recognized under the laws of Mexico, including, to the extent necessary or advisable under Mexican law, documentation governed by laws of Mexico in form and substance reasonably satisfactory to the Administrative Agent.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation

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is made in the case of any Letter of Credit or Bankers’ Acceptance denominated in an Alternative Currency.

“STRH” means SunTrust Robinson Humphrey, Inc. and its successors.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Subsidiary Guarantors” means, collectively, each Subsidiary (whether now existing or hereafter created or acquired) who is a party to the Subsidiary Guaranty and has otherwise satisfied all of the conditions required of it under Section 6.12.

“Subsidiary Guaranty” means the Second Amended and Restated Subsidiary Guaranty Agreement of even date herewith executed by the Subsidiary Guarantors in favor of the Administrative Agent for the benefit of the Secured Parties, as supplemented from time to time by execution and delivery of Subsidiary Guaranty Joinder Agreements.

“Subsidiary Guaranty Joinder Agreement” means each Subsidiary Guaranty Joinder Agreement, substantially in the form thereof attached to the Subsidiary Guaranty, executed and delivered by a Restricted Subsidiary pursuant to Section 6.12 or otherwise.

“SunTrust” means SunTrust Bank and its successors.

“SunTrust Fee Letter” means, collectively, the letter agreement dated January 30, 2017 among the Borrowers, SunTrust and STRH.

“Surety” means (i) Travelers Casualty and Surety Company of America and its successors and permitted assigns or (ii) any Person who replaces or supplements the Person identified in clause (i) under the applicable Surety Credit Documents as executor or procurer of bonds pursuant to such Surety Credit Documents, and their co-sureties and reinsurers, and their respective successors and permitted assigns.

“Surety Bond Obligations” means obligations to the issuers of surety bonds for the account of the Company or a Subsidiary, which for all purposes herein shall be calculated based on the estimated cost to complete the applicable projects taking into consideration the progress made on any such projects and not the face value or penal sum of such surety bonds.

“Surety Credit Documents” has the meaning specified in the applicable Intercreditor Agreement (such incorporation to include the defined terms contained in the definition of Surety Credit Documents contained in such Intercreditor Agreement).

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“Surety Priority Collateral” has the meaning specified in the applicable Intercreditor Agreement (such incorporation to include the defined terms contained in the definition of Surety Priority Collateral contained in such Intercreditor Agreement).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to- market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any reasonable and customary form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) and as to which the Company shall have previously been informed in writing, appropriately completed and signed by a Responsible Officer of the Company.

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“Swing Line Sublimit” means an amount equal to the lesser of (a) $75,000,000, as such amount may be adjusted from time to time in accordance with this Agreement, and (b) the Aggregate (USD) Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate (USD) Commitments.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so- called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” has the meaning specified in Section 2.01(c).

“Term Loan Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term Loan Lenders pursuant to Section 2.01(c).

“Term Loan Commitment” means, as to each Lender, its obligation to make Term Loans to the Borrowers pursuant to Section 2.01(c) during the Term Loan Draw Period in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Annex II under the caption “Term Loan Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term Loan Draw Period” means the period from the Closing Date to the earliest of (a) December 29, 2017, (b) the Maturity Date for the Term Loan Facility, (c) the date of termination of all unused Term Loan Commitments pursuant to Section 2.06 and (d) the date of termination of the commitment of each Term Loan Lender to make Term Loan(s) pursuant to Section 8.02.

“Term Loan Facility” means, at any time, the term loan facility provided pursuant to Section 2.01(c) of this Agreement.

“Term Loan Lender” means, at any time, any Lender that has a Term Loan Commitment or an outstanding Term Loan at such time.

“Threshold Amount” means $40,000,000.

“TIIE” has the meaning specified in the definition of Eurocurrency Rate.

“Total Credit Exposure” means, as to any Lender at any time, the sum of the unused Commitments of such Lender at such time, the aggregate principal amount at such time of its outstanding Loans and the amount of such Lender’s participations in L/C Obligations, Bankers’ Acceptances and Swing Line Loans at such time.

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“Total (USD) Outstandings” means the aggregate Outstanding Amount of all Committed (USD) Loans, Swing Line Loans and all L/C Obligations.
“TPEC” has the meaning specified in the definition of Foreign Finance Company Plan.

“Type” means, with respect to a Committed Loan or a Term Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(d)(i).

“Unrestricted Domestic Cash” means, at any time, the positive excess, if any, of (a) 100% of the cash of the Company and its Restricted Subsidiaries maintained in accounts located in the United States that is not subject to any Lien (other than Liens permitted pursuant to Section 7.01(a) or 7.01(j)) or any restriction as to its use and would not appear as “restricted” on a consolidated balance sheet of the Company and its Restricted Subsidiaries (but in any event not including amounts held as Cash Collateral) over (b) $10,000,000.

“Unrestricted Subsidiary” means (a) each Subsidiary of the Company listed as an “Unrestricted Subsidiary” on Part (d) of Schedule 5.13, (b) each Person that becomes a Subsidiary of the Company after the date hereof (whether by reason of being newly created, by acquisition or otherwise) if, at the time such Person becomes a Subsidiary, the Company notifies the Administrative Agent that such Person shall be an Unrestricted Subsidiary for purposes of this Agreement in accordance with Section 6.12(i) (in which case all Investments made in such Person by the Company or any Restricted Subsidiary in connection with its becoming a Subsidiary shall be deemed to be Investments in an Unrestricted Subsidiary for purposes of Section 7.02 and all arrangements between such Person and the Company or any Restricted Subsidiary in existence at the time it becomes an Unrestricted Subsidiary shall be subject to Section 7.08), (c) each Subsidiary that is designated as an Unrestricted Subsidiary pursuant to Section 6.12(i); provided that in the case of (b) and (c), such designation shall be deemed to be an Investment on the date of such designation in an Unrestricted Subsidiary in an amount equal to the sum of (i) the Company’s direct or indirect equity ownership percentage of the net worth of such designated Restricted Subsidiary immediately prior to such designation (such net worth to be calculated without regard to any guarantee provided by such designated Restricted Subsidiary) and (ii) the aggregate principal amount of any Indebtedness owed by such designated Restricted Subsidiary to the Company or any Restricted Subsidiary immediately prior to such designation, all calculated except as set forth in

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he parenthetical to clause (i), on a consolidated basis in accordance with GAAP, and (d) each Subsidiary of an Unrestricted Subsidiary; provided that, for the sake of clarity, (x) each Loan Party is ipso facto a Restricted Subsidiary, (y) if any Unrestricted Subsidiary becomes a Loan Party it shall automatically and simultaneously be deemed a Restricted Subsidiary without any required action on behalf of the Company or any other Person and (z) each Subsidiary shall be deemed a Restricted Subsidiary unless it shall have been designated as an Unrestricted Subsidiary in accordance with this Agreement.

“US Holdco” has the meaning specified in the definition of Foreign Finance Company Plan.

“USD Commitment” means, as to each Lender, its obligation to (a) make Committed (USD) Loans to the Borrowers pursuant to Section 2.01(a), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Annex II under the caption “USD Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“WFS” means Wells Fargo Securities, LLC and its successors.

“WFS Fee Letter” means, collectively, the letter agreement dated January 30, 2017 among the Borrowers, Wells Fargo Bank, National Association and WFS.

“Wholly-Owned” means, with respect to any direct or indirect Subsidiary of any Person, that 100% of the Equity Interests with ordinary voting power issued by such Subsidiary (other than directors’ qualifying shares and investment by foreign nationals mandated by applicable Law) is beneficially, owned, directly or indirectly, by such Person.

“Working Capital” means, as of any date of determination, for the Company and its Restricted Subsidiaries on a consolidated basis, the excess (if any) of consolidated current assets over consolidated current liabilities, in each case as calculated in accordance with GAAP and set forth on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such date.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write- down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.03 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context

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requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits, Schedules and Annexes shall be construed to refer to Articles and Sections of, and Exhibits, Schedules and Annexes to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.04 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b) Changes in GAAP. If at any time any change in GAAP (including any change required by the promulgation of any rule, regulation, pronouncement or opinion by the FASB or its successors) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that (i) until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) the Company shall provide to the Administrative Agent and the Lenders

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financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP and (ii) any operating lease that is treated as a capital lease as a result of a change in GAAP shall be treated as an operating lease for all purposes under this Agreement.

(c) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Company and its Subsidiaries or the Company and its Restricted Subsidiaries, as the case may be, or to the determination of any amount for the Company and its Subsidiaries on a consolidated basis or the Company and its Restricted Subsidiaries on a consolidated basis, as the case may be, or any similar reference shall, in each case, be deemed to include each variable interest entity that the Company is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary or a Restricted Subsidiary, as the case may be, as defined herein.

1.05 Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.06 Exchange Rates; Currency Equivalents. (a) The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the L/C Issuer, as applicable.

(b) Wherever in this Agreement in connection with a Committed (MC) Borrowing, the conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit or Bankers’ Acceptance, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Committed (MC) Borrowing, Eurocurrency Rate Loan, Letter of Credit or Bankers’ Acceptance is denominated in an Alternative Currency, such amount shall be the Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.

1.07 Change of Currency. Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

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1.08 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.09 Letter of Credit Amounts. Unless otherwise specified herein, (a) the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time and (b) the amount of any Bankers’ Acceptance at any time shall be deemed to be the face value of such Bankers’ Acceptance without respect to any discounts.

1.10 Adjustments for Acquisitions and Dispositions. For each period of four consecutive fiscal quarters ending following the date of any Acquisition or Disposition, for purposes of determining consolidated EBITDA, Consolidated EBITDA, Foreign Leverage Ratio, Consolidated Leverage Ratio and Consolidated Interest Coverage Ratio, the consolidated results of operations of the Company and its Restricted Subsidiaries, the Company and its Subsidiaries or the Loan Parties, as the case may be, shall include the results of operations of the Person or assets subject to such Acquisition or exclude the results of operations of the Person or assets subject to such Disposition, as the case may be, on a historical pro forma basis to the extent information in sufficient detail concerning such historical results of such Person or assets is reasonably available, and which amounts shall include expected cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies projected by the Company in good faith to result from actions with respect to which substantial steps have been, will be, or are expected to be, taken (in the good faith determination of the Company and evidenced by a certificate of a Responsible Officer of the Company) within 15 months after such transaction; provided that such cost savings, operating expense reductions, restructuring charges and expenses and cost-savings synergies, together with any amounts included in the calculation of Consolidated EBITDA pursuant to clause (xvi) thereof, may only be included to the extent such charges collectively do not increase Consolidated EBITDA by more than 15%.

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ARTICLE II.
COMMITMENTS AND CREDIT EXTENSIONS

2.01 Loans.

(a) Committed (USD) Loans. Subject to the terms and conditions set forth herein, each Committed (USD) Lender severally agrees to make loans (each such loan, a “Committed (USD) Loan”) to the Borrowers, in Dollars, from time to time, on any Business Day during the Availability Period with respect to the Committed (USD) Facility, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s USD Commitment; provided, however, that after giving effect to any Committed (USD) Borrowing, (i) the Total (USD) Outstandings shall not exceed the Aggregate (USD) Commitments and (ii) the aggregate Outstanding Amount of the Committed (USD) Loans of any Lender, plus such Lender’s Applicable (USD) Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable (USD) Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s USD Commitment. Within the limits of each Committed (USD) Lender’s USD Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(a), prepay under Section 2.05, and reborrow under this Section 2.01(a). Committed (USD) Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(b) Committed (MC) Loans. Subject to the terms and conditions set forth herein, each Committed (MC) Lender severally agrees to make loans (each such loan, a “Committed (MC) Loan”) to the Borrowers, in Dollars or an Alternative Currency, from time to time, on any Business Day during the Availability Period with respect to the Committed (MC) Facility, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s MC Commitment; provided, however, that after giving effect to any Committed (MC) Borrowing, (i) the aggregate Outstanding Amount of all Committed (MC) Loans shall not exceed the Aggregate (MC) Commitments and (ii) the aggregate Outstanding Amount of the Committed (MC) Loans of any Lender shall not exceed such Lender’s MC Commitment. Within the limits of each Committed (MC) Lender’s MC Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Committed (MC) Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(c) Term Loans. Subject to the terms and conditions set forth herein, each Term Loan Lender severally agrees to make loans (each such loan, a “Term Loan”) to the Borrowers, in Dollars, from time to time, on any Business Day during the Term Loan Draw Period, in an aggregate amount not to exceed such Term Loan Lender’s Term Loan Commitment. Amounts borrowed under this Section 2.01(c) shall be in a minimum aggregate principal amount of $50,000,000. Amounts borrowed under this Section 2.01(c) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein. The aggregate amount of Term Loans requested to be drawn on the Closing Date shall be $250,000,000.

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2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each Committed Borrowing, each Term Loan Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given by telephone or in the form of a Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice. Each such notice must be received by the Administrative Agent not later than 12:00 noon (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars or Canadian Dollars or of any conversion of Eurocurrency Rate Loans to Base Rate Loans denominated in Dollars or Canadian Dollars, (ii) five Business Days prior to the requested date of any Borrowing or any continuation of Eurocurrency Rate Loans denominated in Mexican Pesos and (iii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Company wishes to request Eurocurrency Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period”, the applicable notice must be received by the Administrative Agent not later than 12:00 noon four Business Days prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans, whereupon the Administrative Agent shall give prompt notice to the Lenders under the applicable Facility of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 12:00 noon, three Business Days before the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans, the Administrative Agent shall notify the Company (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the applicable Lenders. Each telephonic notice by the Company pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Except as provided in Section 2.01(c), each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Except as provided in Sections 2.01(c), 2.03(d) and2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Company is requesting a Committed (USD) Borrowing, a Committed (MC) Borrowing, a Term Loan Borrowing, a conversion of Committed (USD) Loans, Committed (MC) Loans or Term Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Committed (USD) Loans, Committed (MC) Loans or Term Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, (vi) if applicable, the currency of the Committed (MC) Loans to be borrowed and (vii) the Borrower of the requested Borrowing. If the Company fails to specify a currency in a Loan Notice requesting a Committed (MC) Borrowing, then the Committed (MC) Loans so requested shall be made in Dollars. If the Company fails to specify a Type of Loan in a Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Committed (USD) Loans, Committed (MC) Loans or Term Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Committed (MC) Loans denominated in an Alternative Currency, such Loans shall be continued

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as Eurocurrency Rate Loans in such Alternative Currency with an Interest Period of one month. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Company requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Committed (MC) Loan may be converted into or continued as a Committed (MC) Loan denominated in a different currency, but instead must be prepaid in the original currency of such Committed (MC) Loan and reborrowed in the other currency.

(b) Following receipt of a Loan Notice for a Facility, the Administrative Agent shall promptly notify each Lender under such Facility of the amount (and, if applicable, the currency) of its Applicable Percentage under such Facility of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Company, the Administrative Agent shall notify each Lender under the applicable Facility of the details of any automatic conversion to Base Rate Loans or continuations of Committed (MC) Loans denominated in an Alternative Currency, in each case as described in the preceding subsection. In the case of a Committed (USD) Borrowing, a Committed (MC) Borrowing or a Term Loan Borrowing, each Lender under the applicable Facility shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Committed (MC) Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Company or the other applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company; provided, however, that if, on the date a Loan Notice with respect to a Committed (USD) Borrowing is given by the Company, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the applicable Borrower as provided above.

(c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans (whether in Dollars or an Alternative Currency) without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be redenominated into Dollars in the amount of the Dollar Equivalent thereof on the last day of the then current Interest Period with respect thereto.

(d) The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in Bank of

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America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Committed (USD) Borrowings, all Committed (MC) Borrowings, all Term Loan Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than fifteen (15) Interest Periods in effect with respect to Loans.

(f) Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.

2.03 Letters of Credit and Bankers’ Acceptances.

(a) Letter of Credit – BA Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Committed (USD) Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit and Clean BAs denominated in Dollars or in an Alternative Currency for the account of the Company or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, (2) to honor drawings under the Letters of Credit and to make payments under Bankers’ Acceptances and (3) with respect to Acceptance Credits, to create L/C Issued BAs in accordance with the terms thereof and hereof; and (B) the Committed (USD) Lenders severally agree to participate in Letters of Credit and Bankers’ Acceptances issued for the account of the Company or its Subsidiaries and any drawings or payments thereunder; provided that (A) after giving effect to any L/C Credit Extension, (v) the Total (USD) Outstandings shall not exceed the Aggregate (USD) Commitments, (w) the aggregate Outstanding Amount of the Committed (USD) Loans of any Lender, plus such Lender’s Applicable (USD) Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable (USD) Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s USD Commitment, (x) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit and (y) the Outstanding Amount of the L/C Obligations with respect to Letters of Credit and Bankers’ Acceptances denominated in an Alternative Currency shall not exceed the Alternative Currency Letter of Credit Sublimit and (B) as to Clean BAs and Acceptance Credits, the Bankers’ Acceptance created or to be created thereunder shall be an eligible bankers’ acceptance under Section 13 of the Federal Reserve Act (12 U.S.C. § 372). Each request by the Company for the issuance or amendment of a Letter of Credit or Bankers’ Acceptance shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit and Bankers’ Acceptances shall

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be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed and Bankers’ Acceptances that have matured and been reimbursed. The Company agrees to promptly notify the Administrative Agent of the designation of any Lender as an L/C Issuer. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii) The L/C Issuer shall not issue any Letter of Credit or Bankers’ Acceptance, if:

(A) subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur more than eighteen months after the date of issuance or last extension, unless the Required (USD) Lenders have approved such expiry date;

(B) the maturity date of any Bankers’ Acceptance would occur earlier than 30 or later than 180 days from date of issuance or in any event later than 60 days before the Letter of Credit Expiration Date, unless the Required (USD) Lenders have approved such expiry date; or

(C) the expiry date of the requested Letter of Credit, or the maturity date of any Bankers’ Acceptance (including any L/C Issued BA issued under a Letter of Credit), would occur after the Letter of Credit Expiration Date, unless all the Committed (USD) Lenders have approved such expiry date.

(iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit or Bankers’ Acceptance, if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit or Bankers’ Acceptance, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit or bankers’ acceptances generally or the Letter of Credit or any Bankers’ Acceptances in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit or Bankers’ Acceptance any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) the issuance of the Letter of Credit or any related Bankers’ Acceptance would violate one or more policies of the L/C Issuer, applicable to letters of credit generally, or the creation of any Bankers’ Acceptance would

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cause the L/C Issuer to exceed the maximum amount of outstanding bankers’ acceptances permitted by law;

(C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit or Bankers’ Acceptance is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit or Bankers’ Acceptance, or $250,000, in the case of a standby Letter of Credit;

(D) such Letter of Credit or Bankers’ Acceptance is to be denominated in a currency other than Dollars or an Alternative Currency;

(E) the L/C Issuer does not as of the issuance date of such requested Letter of Credit or Bankers’ Acceptance issue Letters of Credit or Bankers’ Acceptances in the requested currency;

(F) any Committed (USD) Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Company or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion;

(G) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(H) such Bankers’ Acceptance is to be used for a purpose other than as described in the last sentence of Section 2.03(c)(i).

(iv) The L/C Issuer shall not amend any Letter of Credit or Bankers’ Acceptance if the L/C Issuer would not be permitted at such time to issue the Letter of Credit or Bankers’ Acceptance in its amended form under the terms hereof.

(v) The L/C Issuer shall be under no obligation to amend any Letter of Credit or Bankers’ Acceptance if (A) the L/C Issuer would have no obligation at such time to issue the Letter of Credit or Bankers’ Acceptance in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit or Bankers’ Acceptance does not accept the proposed amendment to the Letter of Credit or Bankers’ Acceptance.

(vi) The L/C Issuer shall act on behalf of the Committed (USD) Lenders with respect to any Letters of Credit or Bankers’ Acceptances issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit and Bankers’ Acceptances issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit and Bankers’ Acceptances as fully as if the term “Administrative

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Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 12:00 noon at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their reasonable discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Company shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Committed (USD) Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company (or the applicable Restricted Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Committed (USD) Lender shall be

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deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable (USD) Percentage times the amount of such Letter of Credit.

(iii) If the Company so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its reasonable discretion, agree to issue a standby Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve- month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Company shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Committed (USD) Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required (USD) Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Committed (USD) Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Procedure for Issuance of Clean Bankers’ Acceptances.

(i) Each Clean Bankers’ Acceptance shall be issued upon the request of the Company delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Bankers’ Acceptance Request, appropriately completed and signed by a Responsible Officer of the Company. Bankers’ Acceptances Requests may be delivered and accepted electronically. Such Bankers’ Acceptance Request must be received by the L/C Issuer and the Administrative Agent not later than 12:00 noon (or such later date and time as the L/C Issuer may agree in a particular instance in its reasonable discretion) of the proposed issuance date. Each Bankers’ Acceptance Request shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Clean Bankers’ Acceptance (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the shipping information; (E) a description of the inventory; and (F) such other matters as the L/C Issuer may reasonably

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require. Each Clean Bankers’ Acceptance shall be in a minimum increment of $100,000, shall be endorsed in blank, shall cover the purchase of inventory, shall mature on a Business Day up to one hundred eighty (180) days after the date thereof, and shall not be payable prior to its stated maturity date.

(ii) Promptly after receipt of any Bankers’ Acceptance Request, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Bankers’ Acceptance Request from the Company and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Clean Bankers’ Acceptance for the account of the Company, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Clean Bankers’ Acceptance, each Committed (USD) Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Clean Bankers’ Acceptance in an amount equal to the product of such Committed (USD) Lender’s Applicable (USD) Percentage times the amount of such Clean Bankers’ Acceptance.

(iii) In the event that the L/C Issuer presents a draft on a matured Clean Bankers’ Acceptance for payment and the Company, at the time of such presentment, does not have funds on deposit in its account at the Administrative Agent sufficient to pay the entire amount of the draft (including any charges or expenses paid or incurred by the L/C Issuer in connection with such draft), the Administrative Agent shall deem such amount to be an Unreimbursed Amount and proceed in accordance with the provisions of Section 2.03(d)(iii) which relate to a Bankers’ Acceptance not paid on maturity.

(d) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing or, with respect to any Acceptance Credit, presentation of documents, under such Letter of Credit, or any presentation for payment of a Bankers’ Acceptance, the L/C Issuer shall notify the Company and the Administrative Agent thereof. In the case of a Letter of Credit or Bankers’ Acceptance denominated in an Alternative Currency, the Company shall reimburse the L/C Issuer in an Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified the L/C Issuer promptly following receipt of the notice of drawing that the Company will reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit or Bankers’ Acceptance denominated in an Alternative Currency, the L/C Issuer shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 12:00 noon on the date of any payment by the L/C Issuer under a Letter of Credit or Bankers’ Acceptance to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit or Bankers’ Acceptance to be reimbursed in an Alternative Currency (each such date, an

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“Honor Date”), the Company shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing or Bankers’ Acceptance, as applicable, and in the applicable currency. In the event that (A) a drawing or payment denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.03(d)(i) and (B) the Dollar amount paid by the Company, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in an Alternative Currency equal to the drawing or payment, the Company agrees, as a separate and independent obligation, to indemnify the L/C Issuer for the loss resulting from its inability on that date to purchase such Alternative Currency in the full amount of the drawing or payment. If the Company fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Committed (USD) Lender of the Honor Date, the amount of the unreimbursed drawing or presentation (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit or Bankers’ Acceptance denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable (USD) Percentage thereof. In such event, the Company shall be deemed to have requested a Committed (USD) Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate (USD) Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(d)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Committed (USD) Lender shall upon any notice pursuant to Section 2.03(d)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable (USD) Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent (which shall not be earlier than the Business Day immediately following the date such notice is given), whereupon, subject to the provisions of Section 2.03(d)(iii), each Committed (USD) Lender that so makes funds available shall be deemed to have made a Base Rate Committed (USD) Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed (USD) Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Committed (USD) Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(d)(ii) shall be deemed payment in respect of its

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participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Committed (USD) Lender funds its Committed (USD) Loan or L/C Advance pursuant to this Section 2.03(d) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit or payments made on any Bankers’ Acceptance, interest in respect of such Lender’s Applicable (USD) Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Committed (USD) Lender’s obligation to make Committed (USD) Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit and payments made on Bankers’ Acceptances, as contemplated by this Section 2.03(d), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Company, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Committed (USD) Lender’s obligation to make Committed (USD) Loans pursuant to this Section 2.03(d) is subject to the conditions set forth in Section 4.02 (other than delivery by the Company of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit or Bankers’ Acceptance, together with interest as provided herein.

(vi) If any Committed (USD) Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(d) by the time specified in Section 2.03(d)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed (USD) Loan included in the relevant Committed (USD) Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Committed (USD) Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(e) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit or Bankers’ Acceptance and has received from any Committed (USD) Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(d), if

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the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable (USD) Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(d)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Committed (USD) Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable (USD) Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Committed (USD) Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(f) Obligations Absolute. The obligation of the Company to reimburse the L/C Issuer for each drawing under each Letter of Credit and each payment under any Bankers’ Acceptance and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit or Bankers’ Acceptance, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit or Bankers’ Acceptance (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or Bankers’ Acceptance or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document or endorsement presented under or in connection with such Letter of Credit or Bankers’ Acceptance proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit or obtain payment under any Bankers’ Acceptance;

(iv) waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Company or any waiver by the L/C Issuer which does not in fact materially prejudice the Company;

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(v) honor of a demand for payment presented electronically even if such Letter of Credit or Bankers’ Acceptance requires that demand be in the form of a draft;

(vi) any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit or Bankers’ Acceptance if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii) any payment by the L/C Issuer under such Letter of Credit or Bankers’ Acceptance against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit or Bankers’ Acceptance; or any payment made by the L/C Issuer under such Letter of Credit or Bankers’ Acceptance to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit or Bankers’ Acceptance, including any arising in connection with any proceeding under any Debtor Relief Law;

(viii) any adverse change in the relevant exchange rates or in the availability of an Alternative Currency to the Company or any Subsidiary or in the relevant currency markets generally; or

(ix) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Subsidiary.

The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto, and each Bankers’ Acceptance, that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the L/C Issuer. The Company shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(g) Role of L/C Issuer. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit or making any payment under a Bankers’ Acceptance, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Committed (USD) Lenders or the Required (USD) Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit, Bankers’ Acceptance or Issuer Document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit or Bankers’ Acceptance; provided, however, that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and

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remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.03(f); provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit or to honor any Bankers’ Acceptance presented for payment in strict compliance with its terms and conditions. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument endorsing, transferring or assigning or purporting to endorse, transfer or assign a Letter of Credit or Bankers’ Acceptance or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Company for, and the L/C Issuer’s rights and remedies against the Company shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit, Bankers’ Acceptance or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit or Bankers’ Acceptance chooses such law or practice.

(i) Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Committed (USD) Lender in accordance, subject to Section 2.17, with its Applicable (USD) Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the

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Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required (USD) Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(j) BA Fees. The Company shall pay to the Administrative Agent for the account of each Committed (USD) Lender in accordance, subject to Section 2.17, with its Applicable (USD) Percentage a Bankers’ Acceptance fee (the “BA Fee”) equal to the Bankers’ Acceptance Rate plus the Applicable Rate times the Dollar Equivalent of the daily maximum stated amount of all outstanding Bankers’ Acceptances. BA Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Bankers’ Acceptance, on the Maturity Date of the Committed (USD) Facility and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Bankers’ Acceptance Rate or the Applicable Rate for Bankers’ Acceptances during any quarter, the maximum stated amount of all outstanding Bankers’ Acceptances shall be computed and multiplied by the Bankers’ Acceptance Rate or Applicable Rate, as applicable, separately for each period during such quarter that such Bankers’ Acceptance Rate or Applicable Rate, as applicable, was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required (USD) Lenders, while any Event of Default exists, all BA Fees shall accrue at the Default Rate.

(k) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Company shall pay directly to the L/C Issuer for its own account, in Dollars, a fronting fee (i) with respect to each commercial Letter of Credit, at the rate specified in the Bank of America Fee Letter with respect to such Letters of Credit issued by Bank of America and with respect to such Letters of Credit issued by any other L/C Issuer at a rate determined by the Company and such L/C Issuer, computed on the Dollar Equivalent of the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at the rate specified in the Bank of America Fee Letter with respect to Letters of Credit issued by Bank of America and with respect to Letters of Credit issued by any other L/C Issuer at a rate separately agreed between the Company and such L/C Issuer, computed on the Dollar Equivalent of the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit, at the rate per annum specified in the Bank of America Fee Letter with respect to such Letters of Credit issued by Bank of America and with respect to such Letters of Credit issued by any other L/C Issuer at a rate determined by the Company and such L/C Issuer, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth day after the end of each March, June, September and December in respect of the most recently- ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. In addition, the Company shall pay directly to the

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L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit and bankers’ acceptances as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(l) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(m) Letters of Credit/Bankers’ Acceptances Issued for Subsidiaries. Notwithstanding that a Letter of Credit or Bankers’ Acceptance issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Company shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit or Bankers’ Acceptance, as applicable. The Company hereby acknowledges that the issuance of Letters of Credit or Bankers’ Acceptances for the account of Subsidiaries inures to the benefit of the Company, that the Company’s business derives substantial benefits from the businesses of such Subsidiaries and that such issuance for the benefit of a Subsidiary constitutes an Investment by the Company in such Subsidiary that must comply with Section 7.02.

(n) Letters of Credit Reports. For so long as any Letter of Credit or Bankers’ Acceptance issued by an L/C Issuer (other than Bank of America) is outstanding, such L/C Issuer shall deliver to the Administrative Agent within five (5) Business Days after each calendar month, and on each date that an L/C Credit Extension occurs with respect to any such Letter of Credit or Bankers’ Acceptance, a report in the form of Exhibit H, appropriately completed with the information for every outstanding Letter of Credit or Bankers’ Acceptance issued by such L/C Issuer. The Administrative Agent will notify the Lenders of its receipt of any such report and provide a copy thereof to any Lender following such Lender’s request.

2.04 Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Committed (USD) Lenders set forth in this Section 2.04, shall make loans in Dollars (each such loan, a “Swing Line Loan”) to the Company from time to time on any Business Day during the Availability Period with respect to the Committed (USD) Facility in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable (USD) Percentage of the Outstanding Amount of Committed (USD) Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s USD Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total (USD) Outstandings shall not exceed the Aggregate (USD) Commitments and (ii) the aggregate Outstanding Amount of the Committed (USD) Loans of any Lender, plus such Lender’s Applicable (USD) Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable (USD) Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s USD Commitment, and provided, further, that the Company shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan.

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Immediately upon the making of a Swing Line Loan, each Committed (USD) Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable (USD) Percentage times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Company’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Committed (USD) Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 4:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Company.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Company (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Committed (USD) Lender make a Base Rate Committed (USD) Loan in an amount equal to such Lender's Applicable (USD) Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate (USD) Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Company with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Committed (USD) Lender shall make an amount equal to its Applicable (USD) Percentage of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Committed (USD) Lender that so makes funds available shall be deemed

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to have made a Base Rate Committed (USD) Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Committed (USD) Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Committed (USD) Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Committed (USD) Lenders fund its risk participation in the relevant Swing Line Loan and each Committed (USD) Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Committed (USD) Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Committed (USD) Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed (USD) Loan included in the relevant Committed (USD) Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Committed (USD) Lender’s obligation to make Committed (USD) Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Committed (USD) Lender’s obligation to make Committed (USD) Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Committed (USD) Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such

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Lender its Applicable (USD) Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Committed (USD) Lender shall pay to the Swing Line Lender its Applicable (USD) Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Committed (USD) Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Company for interest on the Swing Line Loans. Until each Committed (USD) Lender funds its Base Rate Committed (USD) Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable (USD) Percentage of any Swing Line Loan, interest in respect of such Applicable (USD) Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Company shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05 Prepayments. (a) Each Borrower may, upon notice from the Company to the Administrative Agent, which notice may be given in writing via electronic mail or other means of electronic transmission (provided that with respect to any prepayment of Eurocurrency Rate Loans, such notice shall be given by delivery of a Notice of Loan Prepayment), at any time or from time to time voluntarily prepay Committed Loans and Term Loans in whole or in part without premium or penalty subject to Section 3.05; provided that any such notice must delivered to the Administrative Agent not later than 2:00 p.m. (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurocurrency Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Company, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.17, each such prepayment shall be paid to the Lenders in accordance with their respective Applicable

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Percentages in respect of each of the relevant Facilities. Each prepayment of Term Loans pursuant to this Section 2.05(a) shall be applied to the principal repayment installments thereof as the Borrowers may direct.

(b) The Company may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c) If at any time the Total (USD) Outstandings exceed an amount equal to the Aggregate (USD) Commitments then in effect, the Borrowers shall prepay Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed the Aggregate (USD) Commitments then in effect. Notwithstanding the foregoing, Cash Collateralization shall not cure or eliminate the Company’s obligation to prepay Loans in an amount necessary such that Total (USD) Outstandings would not exceed the Aggregate (USD) Commitments.

(d) If for any reason the Outstanding Amount of all Committed (MC) Loans at any time exceeds the Aggregate (MC) Commitments at such time, the Borrowers shall prepay Committed (MC) Loans in an aggregate amount equal to such excess.

(e) In the event and on each occasion that any Net Cash Proceeds are received by or on behalf of the Company or any of its Restricted Subsidiaries in respect of any Prepayment Event, the Borrowers shall within five (5) Business Days following receipt thereof prepay Term Loans in an aggregate amount equal to such Net Cash Proceeds; provided, however, that (i) if the Net Cash Proceeds received by the Company and its Restricted Subsidiaries in connection with any individual Prepayment Event do not exceed $5,000,000, the Borrowers shall not be required to make any prepayment pursuant to this Section 2.05(e) in respect of such Prepayment Event, (ii) without regard to the amount of Net Cash Proceeds received in connection with any individual Prepayment Event, the Borrowers shall not be required to make any prepayment pursuant to this Section 2.05(e) unless the aggregate Net Cash Proceeds received by the Company and its Restricted Subsidiaries during such fiscal year which have not been applied to prepay the Term Loans exceed $25,000,000 (it being understood that the Borrowers’ prepayment requirement thereafter shall be limited to the Net Cash Proceeds in excess of that $25,000,000 limit), (iii) unless an Event of Default shall have occurred and be continuing, at the election of the Company, all or any portion of such Net Cash Proceeds may, in lieu of being applied to prepay the Term Loans pursuant to this Section 2.05(e), be reinvested by the Company or such Restricted Subsidiary in assets useful in the operations of the Company or its Restricted Subsidiaries or applied to the repair or replacement of the property or asset in respect of which such Net Cash Proceeds were received so long as within 365 days (or 635 days, so long as during such initial 365-day period the Company or such Restricted Subsidiary has entered into a binding agreement to make such reinvestment, repair or replacement) after the receipt of such Net Cash Proceeds, such reinvestment, repair or replacement shall have been completed (provided that any

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Net Cash Proceeds not subject to such definitive agreement at the end of such initial 365-day period or so applied to reinvestment, repair or replacement at the end of such 635-day period (or such initial 365-day period if a binding agreement to make such reinvestment, repair or replacement has not been made during such initial 365-day period) shall be applied within five (5) Business Days following the end of such period to the prepayment of the Term Loans as set forth in this Section 2.05(e)) and (iv) the Company shall not be required to make any prepayment pursuant to this Section 2.05(e) in respect of the Disposition of assets by a Foreign Subsidiary if the Company would suffer material adverse tax consequences (as determined in good faith by the Company) as a result of upstreaming cash to make any such prepayment. Notwithstanding the foregoing, if an Event of Default shall occur and be continuing after the Company or a Restricted Subsidiary has entered into a binding agreement to make any such reinvestment, repair or replacement within the initial 365-day period described above, then the Company or such Restricted Subsidiary shall be permitted to complete such reinvestment, repair or replacement within 30 days following such Event of Default, after which any Net Cash Proceeds not so applied to reinvestment, repair or replacement at the end of such 30-day period shall be applied within five (5) Business Days following the end of such period to the prepayment of the Term Loans as set forth in this Section 2.05(e). Each prepayment of Term Loans pursuant to this Section 2.05(e) shall be applied to the principal repayment installments thereof on a pro-rata basis.

2.06 Termination or Reduction of Commitments.

(a) Optional. The Company may, upon notice to the Administrative Agent, terminate the Aggregate (USD) Commitments, the Aggregate (MC) Commitments, the Alternative Currency Letter of Credit Sublimit, the Letter of Credit Sublimit or the Swing Line Sublimit, or from time to time permanently reduce the Aggregate (USD) Commitments, the Aggregate (MC) Commitments, the Alternative Currency Letter of Credit Sublimit, the Letter of Credit Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 12:00 noon three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $100,000 in excess thereof and (iii) the Company shall not terminate or reduce (A) the Aggregate (USD) Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total (USD) Outstandings would exceed the Aggregate (USD) Commitments, (B) the Aggregate (MC) Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the aggregate Outstanding Amount of all Committed (MC) Loans would exceed the Aggregate (MC) Commitments, (C) the Alternative Currency Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations with respect to Letters of Credit and Bankers’ Acceptances denominated in an Alternative Currency not fully Cash Collateralized hereunder would exceed the Alternative Currency Letter of Credit Sublimit, (D) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations with respect to Letters of Credit and Bankers’ Acceptances not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit or (E) the Swing Line Sublimit if, after giving effect thereto, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit. In addition, during the Term Loan Draw Period, the Company may, upon notice to the Administrative Agent as set forth above, from time to time terminate (in whole or in part) the unused portion of the Aggregate Term Loan Commitments.

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(b) Mandatory. Any unused portion of the Aggregate Term Loan Commitments shall be automatically and permanently terminated on the last day of the Term Loan Draw Period.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate (USD) Commitments, the Aggregate (MC) Commitments, the unused portion of the Term Loan Commitments, the Alternative Currency Letter of Credit Sublimit, the Letter of Credit Sublimit or the Swing Line Sublimit under this Section 2.06. Any reduction of the Aggregate (USD) Commitments shall be applied to the USD Commitment of each Lender according to its Applicable (USD) Percentage. Any reduction of the Aggregate (MC) Commitments shall be applied to the MC Commitment of each Lender according to its Applicable Percentage with respect to the Committed (MC) Facility. Any reduction of the unused portion of the Aggregate Term Loan Commitments shall be applied to the Term Loan Commitment of each Lender according to its ratable portion of such reduction amount. All fees in respect of the applicable Facility accrued until the effective date of any termination of the Aggregate (USD) Commitments, Aggregate (MC) Commitments or Term Loan Commitments, as the case may be, shall be paid on the effective date of such termination.

2.07 Repayment of Loans. (a) Each Borrower shall repay to the Committed (USD) Lenders on the Maturity Date for the Committed (USD) Facility the aggregate principal amount of Committed (USD) Loans made to such Borrower outstanding on such date.

(b) Each Borrower shall repay to the Committed (MC) Lenders on the Maturity Date for the Committed (MC) Facility the aggregate principal amount of Committed (MC) Loans made to such Borrower outstanding on such date.

(c) The Company shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date for the Committed (USD) Facility.

(d) Each Borrower shall repay to the Term Loan Lenders the aggregate principal amount of all Term Loans as set forth on Annex III (which principal amounts shall be (i) reduced as a result of the application of prepayments in accordance with Section 2.05 and (ii) increased proportionally to account for any Term Loans drawn after the Closing Date beginning with the payment due March 30, 2018 (it being understood that on or prior to March 30, 2018, the Administrative Agent shall deliver to the Lenders and the Company an updated Annex III reflecting such increased payment amounts)); provided, however, that the final principal repayment installment of the Term Loans shall be repaid on the Maturity Date for the Term Loan Facility and in any event shall be in an amount equal to the aggregate principal amount of Term Loans made to the Borrowers that remain outstanding on such date.

2.08 Interest. (a) Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding

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principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such overdue amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such overdue amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Upon the occurrence and during the continuation of any Event of Default under Section 8.01(f) or (g), and upon the request of the Required Lenders while any Event of Default under Section 8.01(b) exists as a result of a failure to comply with Section 7.11, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

2.09 Fees. In addition to certain fees described in subsections (i), (j) and (k) of Section 2.03.

(a) Commitment Fee. (i) The Company shall pay to the Administrative Agent for the account of each Committed (USD) Lender in accordance with its Applicable (USD) Percentage, a commitment fee in Dollars equal to the Applicable Rate times the actual daily amount by which the Aggregate (USD) Commitments exceed the sum of (i) the Outstanding Amount of Committed (USD) Loans and (ii) the Outstanding Amount of L/C Obligations, subject to

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adjustment as provided in Section 2.17. The commitment fee shall accrue at all times during the Availability Period with respect to the Committed (USD) Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of such Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans will not be considered when calculating the commitment fee above.

(ii) The Company shall pay to the Administrative Agent for the account of each Committed (MC) Lender in accordance with its Applicable Percentage in respect of the Committed (MC) Facility, a commitment fee in Dollars equal to the Applicable Rate times the actual daily amount by which the Aggregate (MC) Commitments exceed the Outstanding Amount of Committed (MC) Loans, subject to adjustment as provided in Section 2.17. The commitment fee shall accrue at all times during the Availability Period with respect to the Committed (MC) Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of such Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(iii) The Company shall pay to the Administrative Agent for the account of each Term Loan Lender in accordance with its Applicable Percentage in respect of the Term Loan Facility, a commitment fee in Dollars equal to the Applicable Rate times the actual daily amount of the unused Aggregate Term Loan Commitments, subject to adjustment as provided in Section 2.17. The commitment fee shall accrue at all times during the Term Loan Draw Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Term Loan Draw Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) Other Fees. (i) The Company shall pay to the Arrangers and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the applicable Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Company shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such

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fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate. (a) All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. Other than as provided under Section 2.08(d), all other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Company or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, each Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(d)(iii), 2.03(i), 2.03(j) or 2.08(b) or under Article VIII. The Borrowers’ obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

2.11 Evidence of Debt. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

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(b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit, Bankers’ Acceptances and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12 Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Committed (MC) Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require (upon reasonable notice) that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of such Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the

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Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from the date such amount is made available to such Borrower to the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in Same Day Funds with interest thereon, for each day from the date such amount is distributed to it to the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly (if possible, on the same day) return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit, Swing Line Loans and Bankers’ Acceptances and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

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(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any of the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then, in each case under clauses (a) and (b) above, the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.17, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Company or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect

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to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

2.14 Company as Borrowing Agent; Joint and Several Liability.

(a) Because the operations and business activities of the Borrowers are highly integrated and interdependent, at any particular time it is in the mutual best interest of the Administrative Agent, the Lenders and the Borrowers for the Company, through one or more of its Responsible Officers, to deliver all Requests for Credit Extension and all other such notices, and to take all other action of a Responsible Officer in this Agreement or in any other Loan Document, whether on behalf of the Company or any other Borrower, and to determine which of the Borrowers will directly receive the proceeds of a Loan. Each of the Borrowers hereby directs the Administrative Agent to disburse the proceeds of each Loan as directed by the Company through a Responsible Officer, and such distribution will, in all circumstances, be deemed to be made to the Borrower to which such proceeds are directed. Each Borrower hereby irrevocably designates, appoints, authorizes and directs the Company (including each Responsible Officer of the Company) to act on behalf of such Borrower for the purposes set forth in this Section 2.14, and to act on behalf of such Borrower for purposes of giving notice to the Administrative Agent of requests for Borrowings, conversions, continuations and for otherwise giving and receiving notices and certifications under this Agreement or any other Loan Document and otherwise for taking all other action contemplated to be taken by the Company (including each Responsible Officer of the Company) hereunder or under any other Loan Document. Each Borrower further appoints the Company as its agent for any service of process. The Administrative Agent is entitled to rely and act on the instructions of the Company, by and through any Responsible Officer, on behalf of each Borrower. Without limiting the provisions of Section 10.04, each Borrower covenants and agrees to assume liability for and to protect, indemnify and hold harmless the Administrative Agent, the Lenders, the L/C Issuer and the Swing Line Lender from any and all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses (including reasonable attorneys’ fees), which may be incurred by, imposed or asserted against the Administrative Agent, any Lender, the L/C Issuer or the Swing Line Lender, howsoever arising or incurred because of, out of or in connection with the disbursements of Loans and Credit Extensions in accordance with this Section 2.14; provided, however, the liability of the Borrowers pursuant to this indemnity shall not extend to any liability, obligation, damage, penalty, claim, cause of action, cost, charge or expense of any Person (i) determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent, any Lender, the L/C Issuer or the Swing Line Lender, (ii) result from a claim brought by any Borrower or any other Loan Party against any Lender, the L/C Issuer or the Swing Line Lender for breach in bad faith of such Person’s obligations hereunder or under any other Loan Document, if such Borrower or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (iii) attributable to any Taxes, other than Taxes that represent a liability, obligation, damage, penalty, claim, cause of action, cost, charge or expense arising from a non-Tax claim; provided further that the reimbursement of fees, charges and disbursements of counsel shall be limited to one counsel and one local counsel and one applicable regulatory counsel and local counsel in each relevant jurisdiction for the Persons indemnified pursuant to this Section 2.14(a). The Company shall maintain detailed accounting and records of all disbursements and payments made to each Borrower with respect to proceeds

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of Loans. Not in any way in limitation of any other provisions set forth herein, such books and records may be reviewed and copied by the Administrative Agent at the Company’s expense at reasonable intervals and upon reasonable notice given by the Administrative Agent to the Company.

(b) Each Borrower shall be jointly and severally liable for all Obligations. For the avoidance of doubt, each of the Borrowers agrees and understands that it shall be jointly and severally liable for the Obligations as described in the preceding sentence, without regard to the identity of the Borrower in whose name any Loan is made or other Obligation is incurred.

(c) It is the intention of the parties that with respect to each Borrower, its obligations under Section 2.14(b) shall be absolute, unconditional and irrevocable irrespective of, and each Borrower hereby expressly waives, to the extent permitted by law, any defense to its Obligations under this Agreement and all the other Loan Documents to which it is a party by reason of:

(i) any lack of legality, validity or enforceability of this Agreement, of any of the Notes, of any other Loan Document, or of any other agreement or instrument creating, providing security for, or otherwise relating to any of the Obligations (the Loan Documents and all such other agreements and instruments being collectively referred to as the “Related Agreements”);

(ii) any action taken under any of the Related Agreements, any exercise of any right or power therein conferred, any failure or omission to enforce any right conferred thereby, or any waiver of any covenant or condition therein provided;

(iii) any acceleration of the maturity of any of the Obligations (whether of such Borrower or of any other Borrower) or of any other obligations or liabilities of any Person under any of the Related Agreements;

(iv) any release, exchange, non-perfection, lapse in perfection, disposal, deterioration in value, or impairment of any security for any of the Obligations (whether of such Borrower or of any other Borrower) or for any other obligations or liabilities of any Person under any of the Related Agreements;

(v) any dissolution of any Borrower or any Subsidiary Guarantor or any other party to a Related Agreement, or the combination or consolidation of any Borrower or any Subsidiary Guarantor or any other party to a Related Agreement into or with another entity or any transfer or disposition of any assets of any Borrower or any Subsidiary Guarantor or any other party to a Related Agreement;

(vi) any extension (including extensions of time for payment), renewal, amendment, restructuring or restatement of, any acceptance of late or partial payments under, or any change in the amount of any borrowings or any credit facilities available under, this Agreement, any of the Notes or any other Loan Document or any other Related Agreement, in whole or in part;

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(vii) the existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty (or security therefor) of any of the Obligations (whether of such Borrower or of any other Borrower);

(viii) any waiver of, forbearance or indulgence under, or other consent to any change in or departure from any term or provision contained in this Agreement, any other Loan Document or any other Related Agreement, including without limitation any term pertaining to the payment or performance of any of the Obligations (whether of such Borrower or of any other Borrower) or any of the obligations or liabilities of any party to any other Related Agreement; or

(ix) any other circumstance whatsoever (with or without notice to or knowledge of any other Borrower) which may or might in any manner or to any extent vary the risks of such Borrower, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including any right to require or claim that resort be had to any Borrower or any other Loan Party or to any collateral in respect of the Obligations.

(d) Each Borrower hereby waives to the extent permitted by law notice of the following events or occurrences: (i) the Secured Parties’ heretofore, now or from time to time hereafter making Loans and otherwise loaning monies or giving or extending credit to or for the benefit of any other Borrower or any other Loan Party, or otherwise entering into arrangements with any Loan Party giving rise to Obligations, whether pursuant to this Agreement or the Notes or any other Loan Document or Related Agreement or any amendments, modifications, or supplements thereto, or replacements or extensions thereof; (ii) presentment, demand, default, non-payment, partial payment and protest; and (iii) any other event, condition, or occurrence described in Section 2.14(c). Each Borrower agrees that each Secured Party may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as each Secured Party, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing such Borrower from its Obligations, and each Borrower hereby consents to each and all of the foregoing events or occurrences.

(e) The Obligations of each Borrower under this Section 2.14 are independent, and a separate action or actions may be brought and prosecuted against any Borrower whether action is brought against any other Borrower or whether any other Borrower is joined in any such action or actions; and each Borrower waives the benefit of any statute of limitations affecting its liability hereunder.

(f) Each Borrower represents and warrants that the request for joint handling of the Loans and other Obligations made hereunder was made because (i) such Borrower expects to derive benefit, directly or indirectly, from such availability because the successful operation of the Borrowers is dependent on the continued successful performance of the functions of the group and (ii) the credit extended under this Agreement will enhance the overall financial strength and stability of the Borrowers’ consolidated group of companies.

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(g) Each Borrower represents and warrants that (i) it has established adequate means of obtaining from other Borrowers on a continuing basis financial and other information pertaining to the business, operations and condition (financial and otherwise) of other Borrowers and their respective property, and (ii) it now is and hereafter will be completely familiar with the business, operations and condition (financial and otherwise) of other Borrowers, and their property. Each Borrower hereby waives and relinquishes any duty on the part of any Secured Party to disclose to such Borrower any matter, fact or thing relating to the business, operations or condition (financial or otherwise) of other Borrowers, or the property of other Borrowers, whether now or hereafter known by such Secured Party during the life of this Agreement.

(h) Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document to which any Borrower is a party, each Borrower waives any right to assert against any Secured Party as a defense, counterclaim, set-off, recoupment or cross claim in respect of its Obligations, any defense (legal or equitable) or other claim which such Borrower may now or at any time hereafter have against any other Loan Party or any or all of the Secured Parties without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to such Borrower.

(i) Each Borrower hereby unconditionally subordinates all present and future debts, liabilities or obligations now or hereafter owing to such Borrower (i) of any other Borrower, to the payment in full of the Obligations, and (ii) of each other Person now or hereafter constituting a Loan Party, to the payment in full of the obligations of such Loan Party owing to any Secured Party and arising under the Loan Documents or any Secured Cash Management Agreement or Secured Hedge Agreement. All amounts due under such subordinated debts, liabilities, or obligations shall, upon the occurrence and during the continuance of an Event of Default, be collected and, upon request by the Administrative Agent, paid over forthwith to the Administrative Agent for the benefit of the Secured Parties on account of the Obligations or such other obligations, as applicable, and, after such request and pending such payment, shall be held by such Borrower as agent and bailee of the Secured Parties separate and apart from all other funds, property and accounts of such Borrower.

2.15 Increase in Commitments.

(a) Request for Increase. Upon notice to the Administrative Agent (which shall promptly notify the Lenders), at any time after the Closing Date, the Company may request additional Commitments (each an “Additional Commitment” and all of them, collectively, the “Additional Commitments”); provided that (x) after giving effect to any such addition, the aggregate amount of Additional Commitments that have been added pursuant to this Section 2.15 after the Closing Date shall not exceed $250,000,000, and (y) any such addition shall be in an aggregate amount of not less than $25,000,000 or any whole multiple of $5,000,000 in excess thereof or, if less, the entire remaining amount by which Commitments may be increased pursuant to this Section. Any loans made in respect of any such Additional Commitments (the “Additional Loans”) may be made, at the option of the Company, by either (i) increasing the USD Commitments with the same terms (including pricing) as the existing Committed (USD) Facility, (ii) creating a new tranche of revolving loans (an “Additional Revolving Tranche”) or (iii) creating a new tranche of term loans (an “Additional Term Loan Tranche” and, together with each Additional Revolving Tranche, the “Additional Facilities”).

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(b) Ranking and Other Provisions. Each Additional Facility (i) shall rank either pari passu or junior in right of payment and security with respect to each of the Committed (USD) Facility, the Committed (MC) Facility and the Term Loan Facility (and any Additional Facility which is junior in right of payment and/or security shall have customary second lien, subordination, standstill and other provisions reasonably acceptable to the Administrative Agent), (ii) in the case of an Additional Term Loan Tranche, shall have a weighted average life and contain terms as to prepayments and amortization that are reasonably acceptable to the Administrative Agent, (iii) shall not mature earlier than the latest Maturity Date, (iv) shall not contain additional or different covenants or financial covenants which are more restrictive than the covenants in the Loan Documents at the time of the creation of such Additional Facility unless either such covenants benefit all of the Lenders or are otherwise consented to by the Required Lenders and, in the case of any Additional Revolving Tranche, the Required (USD) Lenders (such consent not to be unreasonably withheld or delayed) and (v) except as set forth herein, shall have such terms (including pricing) as may be agreed by the Borrower and the Lenders providing such Additional Facility; provided that with respect to any Additional Facility created on or prior to the second anniversary of the Closing Date and ranking pari passu in right of payment and security with each of the Committed (USD) Facility, the Committed (MC) Facility and the Term Loan Facility, if the initial yield on the loans made under such Additional Facility (as determined by the Administrative Agent to be equal to the sum of (x) the margin above the Eurocurrency Rate on such loans, (y) if such loans are initially made at a discount or the Lender making the same receives an upfront fee (other than any customary arrangement or similar fees that are paid to the arranger of such loans in its capacity as such) directly or indirectly from the Company or any of its Subsidiaries (the amount of such discount of fee, expressed as a percentage of such loans, being referred to herein as “Incremental OID”), the amount of such Incremental OID divided by the lesser of (A) the average life to maturity of such loans and (B) four, and (z) the greater of (A) any amount by which the minimum Eurocurrency Rate applicable to such loans exceeds the minimum Eurocurrency Rate then applicable to the Commitments under the Committed (USD) Facility, the Committed (MC) Facility and the Term Loan Facility, and (B) any amount by which the minimum Base Rate applicable to such loans exceeds the minimum Base Rate applicable to the Commitments under the Committed (USD) Facility, the Committed (MC) Facility and the Term Loan Facility) exceeds the sum of (1) the Applicable Rate then in effect for Eurocurrency Rate Loans and (2) the upfront fees with respect to the Commitments paid on the Closing Date divided by four, by more than 50 basis points (the amount of such excess above 50 basis points being referred to herein as the “Incremental Yield Differential”), then the Applicable Rate then in effect for each of the Committed (USD) Facility and the Committed (MC) Facility shall automatically be increased by the Incremental Yield Differential, effective upon the creation of such Additional Facility.

(c) Notices; Lender Elections. Each notice from the Company pursuant to this Section shall set forth the requested amount and proposed terms of the Additional Commitments. Additional Commitments (or any portion thereof) may be made by any existing Lender or by any other bank or financial institution that is an Eligible Assignee (any such bank or other financial institution providing any Additional Commitments, together with any existing Lenders providing any Additional Commitments, the “Additional Lenders”), in each case on terms permitted in this Section and otherwise on terms reasonably acceptable to the Administrative Agent; provided that any existing Lender approached to provide all or a portion of the Additional Commitments may elect or decline, in its sole discretion, to provide such Additional Commitments. At the time of

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the sending of such notice, the Company (in consultation with the Administrative Agent) shall specify the time period within which each proposed Additional Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to such proposed Additional Lenders (or such shorter period agreed to by the Administrative Agent)). Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to provide an Additional Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable (USD) Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to provide an Additional Commitment; provided that if, within three Business Days following the date of delivery of notice to a Lender of a request to provide Additional Commitments, such Lender fails to notify the Administrative Agent that it requires additional time in order to obtain approvals necessary to provide such Additional Commitments, then such Lender may be deemed by the Company and the Administrative Agent to have declined to provide an Additional Commitment. The Administrative Agent shall notify the Company and each Lender of the Lenders’ responses to each request made hereunder. Any Eligible Assignee invited to become a Lender pursuant to this Section 2.15 shall do so pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) Additional Commitments Amendment. Additional Commitments shall become Commitments under this Agreement pursuant to an amendment (an “Additional Commitments Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Company, the other Loan Parties (unless waived by the Additional Lenders party to such Additional Commitments Amendment), each Additional Lender and the Administrative Agent. An Additional Commitments Amendment may, without the consent of any other Lenders, effect such technical amendments (including tranche voting rights) to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section, so long as not materially adverse to the existing Lenders. Upon execution, the Administrative Agent shall provide a copy of any Additional Commitments Amendment to all Lenders. No Additional Commitments shall increase the Alternative Currency Letter of Credit Sublimit, the Letter of Credit Sublimit or the Swing Line Sublimit without the written consent of the Required (USD) Lenders and the L/C Issuer or the Swing Line Lender, as applicable, except that, in connection with any Additional Commitments made pursuant to clause (i) of the last sentence of Section 2.15(a), the Letter of Credit Sublimit and/or the Swing Line Sublimit may be increased proportionally (or by a lesser amount) with the written consent of the L/C Issuer or the Swing Line Lender, as applicable, without the requirement of any consent from any other Lender.

(e) Effective Date and Allocations. If any Additional Commitments are added in accordance with this Section 2.15, the Administrative Agent and the Company shall determine the effective date (the “Additional Commitments Effective Date”) and the final allocation of such addition. The Administrative Agent shall promptly notify the Company and the Additional Lenders of the final allocation of such addition and the Additional Commitments Effective Date.

(f) Conditions to Effectiveness of Increase. The effectiveness of any Additional Commitments Amendment shall be subject to the Administrative Agent’s receipt of each of the following (each in form and substance reasonably satisfactory to the Administrative Agent): (i) the applicable Additional Commitments Amendment; (ii) unless waived by the Additional

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Lenders party to such Additional Commitments Amendment, a certificate of each Loan Party signed by a Responsible Officer of such Loan Party certifying and attaching the resolutions adopted by the board of directors or other equivalent governing body of such Loan Party approving or consenting to the Additional Commitments Amendment and the Additional Commitments provided thereby, and in the case of each Borrower, certifying that, before and after giving effect to the Additional Commitments Amendment and the Additional Commitments provided thereby, (A) the representations and warranties of each Borrower contained in Article V and each Loan Party contained in each other Loan Document are true and correct in all material respects on and as of such Additional Commitments Effective Date, except that (1) if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty is true and correct in all respects, (2) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date (except that if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty is true and correct in all respects as of such earlier date) and (3) for purposes of this Section 2.15, the representations and warranties contained in subsections (a), (b) and (c) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default exists or will result from the Additional Loans or from the application of the proceeds thereof; and (iii) a favorable opinion of counsel for the Loan Parties, to the extent requested by the Administrative Agent, addressed to the Administrative Agent and the Lenders (including the Additional Lenders) and in form and substance reasonably satisfactory to the Administrative Agent. The Borrowers shall prepay any Committed (USD) Loans outstanding on the Additional Commitments Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed (USD) Loans ratable with any revised Applicable (USD) Percentages arising from any nonratable increase in the USD Commitments under this Section and the Borrowers may use advances from the Lenders having new or increased commitments for such prepayment.

(g) Effect of Additional Commitments Amendment. On each Additional Commitments Effective Date, each Lender or Eligible Assignee which is providing an Additional Commitment (i) shall become a “Lender” for all purposes of this Agreement and the other Loan Documents and (ii) shall have an Additional Commitment which shall become a “Commitment” hereunder. Each Additional Loan made pursuant to such Additional Commitment shall be a “Loan” for all purposes of this Agreement and the other Loan Documents.

(h) Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

2.16 Cash Collateral.

(a) Certain Credit Support Events. (i) Upon the request of the Administrative Agent or the L/C Issuer (A) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit or made any payment under any Bankers’ Acceptances and such drawing or payment has resulted in an L/C Borrowing, or (B) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Company shall, in each case, within

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one Business Day of receipt of such request, Cash Collateralize the then Outstanding Amount of all L/C Obligations.

(ii) At any time that there shall exist a Defaulting Lender, upon the request of the Administrative Agent or the L/C Issuer, the Company shall, within one Business Day of receipt of such request, deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (only to the extent any Fronting Exposure exists after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(iii) In addition, if the Administrative Agent notifies the Company at any time that the Outstanding Amount of all L/C Obligations with respect to Letters of Credit and Bankers’ Acceptances denominated in an Alternative Currency at such time exceeds 105% of the Alternative Currency Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the Company shall Cash Collateralize such L/C Obligations in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Letter of Credit Sublimit then in effect.

(b) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked deposit accounts at Bank of America. The cash (together with any interest accrued thereon) held in such cash collateral account may be invested, in the Administrative Agent’s reasonable discretion, in Cash Equivalents. The Company, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby (including by reason of exchange rate fluctuations), the Company or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.16 or Sections 2.03, 2.05, 2.17 or 8.02 in respect of Letters of Credit or Bankers’ Acceptances shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the

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elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.16 may be otherwise applied in accordance with Section 8.03), (y) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations and (z) that no release of Cash Collateral pursuant to this subsection (d) shall impair the Lien on such Cash Collateral arising under any Collateral Document.

2.17 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, without in any way limiting the Loan Parties’ rights against such Lender, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders”, “Required (USD) Lenders”, “Required (MC) Lenders”, “Required Term Loan Lenders” and Section 10.01.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) received by the Administrative Agent by that Defaulting Lender pursuant to Section 10.08, shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to that Defaulting Lender in accordance with Section 2.16; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a non- interest bearing deposit account and released pro rata in order to (x) satisfy that Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to that Defaulting Lender with respect to future Letters of Credit and Bankers’ Acceptances issued under this Agreement, in accordance with Section 2.16; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as

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no Default or Event of Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made or the related Letters of Credit or Bankers’ Acceptances were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders under the applicable Facility on a pro rata basis (and ratably among all applicable Facilities computed in accordance with the Defaulting Lenders’ respective funding deficiencies) prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender under the applicable Facility until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.17(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender which is a Committed (USD) Lender shall be entitled to receive Letter of Credit Fees and BA Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable (USD) Percentage of the stated amount of Letters of Credit or Bankers’ Acceptances, as the case may be, for which it has provided Cash Collateral pursuant to Section 2.16.

(C) With respect to any Letter of Credit Fee or BA Fee, as the case may be, not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Company shall (x) pay to each Non-Defaulting Lender which is a Committed (USD) Lender that portion of any such Letter of Credit Fee or BA Fee, as the case may be, otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the applicable L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure

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to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Applicable (USD) Percentages to Reduce Fronting Exposure. All or any part of that Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders which are Committed (USD) Lenders in accordance with their respective Applicable (USD) Percentages (calculated without regard to such Defaulting Lender’s USD Commitment) but only to the extent that such reallocation does not cause the aggregate principal amount of any Non-Defaulting Lender’s Committed (USD) Loans plus such Non- Defaulting Lender’s participations in L/C Obligations and Swing Line Loans to exceed such Non-Defaulting Lender’s USD Commitment. Subject to Section 10.22, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Company shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.17.

(b) Defaulting Lender Cure. If the Company, the Administrative Agent and, in the case that a Defaulting Lender is a Committed (USD) Lender, the Swing Line Lender and the L/C Issuer agree in writing in their sole discretion that a Lender under any Facility is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders under such Facility or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans under such Facility and, in the case of the Committed (USD) Facility, the funded and unfunded participations in Letters of Credit, Bankers’ Acceptances and Swing Line Loans to be held on a pro rata basis by the Lenders under such Facility in accordance with their Applicable Percentages (without giving effect to Section 2.17(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.18 Extensions of Maturity Date.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Company to all Lenders

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of any tranche of MC Commitments or USD Commitments with a like maturity date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective tranche of MC Commitments or USD Commitments with a like maturity date, as the case may be) and on the same terms to each such Lender, each Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s MC Commitments or USD Commitments, as the case may be, of such tranche and otherwise modify the terms of such Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Commitments (and related outstandings)) (each, an “Extension”, and each group of MC Commitments or USD Commitments, as applicable, in each case as so extended, as well as the original MC Commitments and the original USD Commitments (in each case not so extended), being a separate “tranche”; any Extended MC Commitments shall constitute a separate tranche of MC Commitments from the tranche of MC Commitments from which they were converted and any Extended USD Commitments shall constitute a separate tranche of USD Commitments from the tranche of USD Commitments from which they were converted), so long as the following terms are satisfied:

(i) no Default exists at the time the offering document in respect of an Extension Offer is delivered to the Lenders or immediately prior to the effectiveness of such Extension;

(ii) except as to interest rates, fees and final maturity (which shall be determined by the Borrower and set forth in the relevant Extension Offer), the MC Commitment or USD Commitment, as the case may be, of any Lender that agrees to an Extension with respect to such Commitment (each, an “Extending Lender”) extended pursuant to an Extension (each, an “Extended MC Commitment” or “Extended USD Commitment”, as applicable), and the related outstandings, shall be a MC Commitment (or related outstandings, as the case may be) or a USD Commitment (or related outstandings, as the case may be), as applicable, with the same terms as the original MC Commitments (and related outstandings) or the original USD Commitments (and related outstandings), as applicable; provided that:

(A) the borrowing and repayment (except for (1) payments of interest and fees at different rates on Extended MC Commitments (and related outstandings) or Extended USD Commitments (and related outstandings), (2) repayments required upon the maturity date of the non-extending MC Commitments or USD Commitments and (3) repayment made in connection with a permanent repayment and termination of commitments) of Loans with respect to Extended MC Commitments or Extended USD Commitments after the applicable Extension date shall be made on a pro rata basis with all other MC Commitments or USD Commitments, as the case may be;

(B) all Swing Line Loans, Letters of Credit and Bankers’ Acceptances shall be participated on a pro rata basis by all Lenders with USD Commitments in accordance with their Applicable (USD) Percentages;

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(C) the permanent repayment of Loans with respect to, and termination of, Extended MC Commitments or Extended USD Commitments after the applicable Extension date shall be made on a pro rata basis with all other MC Commitments or USD Commitments, as the case may be, except that the Borrowers shall be permitted to permanently repay and terminate commitments of any such tranche on a better than a pro rata basis as compared to any other tranche with a later maturity date than such tranche; and

(D) assignments and participations of Extended MC Commitments or Extended USD Commitments and extended Loans related thereto shall be governed by the same assignment and participation provisions applicable to MC Commitments and Loans related thereto or USD Commitments and Loans related thereto, as applicable;

(iii) if the aggregate principal amount of MC Commitments or USD Commitments, as the case may be, in respect of which Committed (MC) Lenders or Committed (USD) Lenders, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of MC Commitments or USD Commitments, as the case may be, offered to be extended by the Company pursuant to such Extension Offer, then the MC Commitments or USD Commitments, as the case may be, of such Committed (MC) Lenders or Committed (USD) Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Committed (MC) Lenders or Committed (USD) Lenders, as the case may be, have accepted such Extension Offer; and

(iv) all documentation in respect of such Extension shall be consistent with the foregoing.

(b) With respect to all Extensions consummated by the Borrowers pursuant to this Section, (i) such Extensions shall not constitute prepayments for purposes of Section 2.05 and (ii) unless otherwise agreed to by the Administrative Agent, each Extension Offer shall be in a minimum principal amount (to be specified in the relevant Extension Offer) for the applicable tranche to be extended of (A) $30,000,000 with respect to MC Commitments and (B) $200,000,000 with respect to USD Commitments (in each case, or, if less, the remaining amount of such tranche). The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended MC Commitments and/or Extended USD Commitments on the such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section.

(c) No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (i) the consent of each Lender agreeing to such Extension with respect to one or more of its MC Commitments and/or USD Commitments (or a portion thereof) and (ii) with respect to any Extension of the USD Commitments, the consent of the L/C

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Issuer and the Swing Line Lender, which consent shall not be unreasonably withheld, delayed or conditioned. All Extended MC Commitments, Extended USD Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrowers as may be necessary in order to establish new tranches or sub- tranches in respect of MC Commitments or USD Commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrowers in connection with the establishment of such new tranches or sub- tranches, in each case on terms consistent with this Section. In addition, if so provided in such amendment and with the consent of the L/C Issuer, participations in Letters of Credit and Bankers’ Acceptances expiring on or after the Maturity Date in respect of the Committed (USD) Facility shall be re-allocated from Lenders holding USD Commitments to Lenders holding Extended USD Commitments in accordance with the terms of such amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding USD Commitments, be deemed to be participation interests in respect of such USD Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly. Without limiting the foregoing, in connection with any Extension, to the extent reasonably determined by the Administrative Agent, the respective Loan Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then latest maturity date so that such maturity date is extended to the then latest maturity date hereunder (or such later date as may be advised by outside counsel to the Administrative Agent).

(d) In connection with any Extension, the Company shall provide the Administrative Agent at least 20 Business Days (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section, and such reasonable increases in the annual administrative agency fee as the Administrative Agent shall reasonably request in order to fairly compensate the Administrative Agent for the additional administrative management of the credit facilities hereunder after such Extension.

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ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of the respective borrowers hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without deduction or withholding for any Taxes. If, however, applicable Laws require any Borrower or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the Company or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If any Borrower or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding Taxes, from any payment, then (A) the Administrative Agent (acting on its own behalf and on behalf of such Borrower) shall withhold or make such deductions as are determined by the Administrative Agent and the Company to be required based upon the information and documentation they have received pursuant to subsection (e) below, (B) the Administrative Agent (acting on its own behalf and on behalf of such Borrower) shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by such Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction in respect of Indemnified Taxes or Other Taxes been made.

(iii) If any Borrower or the Administrative Agent shall be required by applicable Laws other than the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding Taxes, from any payment, then (A) such Borrower or the Administrative Agent, as required by such Laws shall withhold or make such deductions as are determined by the Administrative Agent and the Company to be required based upon the information and documentation they have received pursuant to subsection (e) below, (B) such Borrower or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by such Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount

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equal to the sum it would have received had no such withholding or deduction in respect of Indemnified Taxes or Other Taxes been made.

(b)      Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

(c) Tax Indemnifications. Without limiting the provisions of subsection (a) or (b) above

(i) (A) Each Borrower shall, and does hereby, indemnify the Administrative Agent, each Lender and the L/C Issuer, and shall make payment in respect thereof within 30 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by such Borrower or the Administrative Agent or paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable out of pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.

(B) Each Borrower shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 30 days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection; provided, that no Borrower shall be required to indemnify the Administrative Agent for any amount attributable to the Administrative Agent’s gross negligence or willful misconduct. Upon receipt of such indemnity payment and upon the request of the Borrower that made the indemnity payment, the Administrative Agent hereby agrees to assign to such Borrower any rights for compensation against such defaulting Lender or L/C Issuer (other than the right of set off pursuant to the penultimate sentence of Section 3.01(c)(ii) below) with respect to the amount it has been indemnified by the Borrower.

(C) A certificate prepared in good faith as to the amount of any such payment or liability delivered to the Company on behalf of the relevant Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(ii) Without limiting the provisions of subsection (a) or (b) above, each Lender and the L/C Issuer shall, and does hereby, indemnify each Borrower and the Administrative Agent, and shall make payment in respect thereof within 30 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for any Borrower or the Administrative Agent) incurred by or asserted against any Borrower or the Administrative Agent by any Governmental Authority (A) as

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a result of the failure by such Lender or the L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or the L/C Issuer, as the case may be, to such Borrower or the Administrative Agent pursuant to subsection (e), or (B) attributable to such Lender’s or L/C Issuer’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d) Evidence of Payments. Upon request by the Company on behalf of any Borrower or upon the request by the Administrative Agent, as the case may be, after any payment of Taxes by such Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Company on behalf of such Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Company on behalf of such Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to such Borrower or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation.

(i) Each Lender and the L/C Issuer shall deliver to the Company and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the Taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Company or the Administrative Agent, as the case may be, to determine (A) whether or not payments made by the respective Borrowers hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s or the L/C Issuer’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender or the L/C Issuer by the respective Borrowers pursuant to this Agreement or otherwise to establish such Lender’s or the L/C Issuer’s status for withholding Tax purposes in the applicable jurisdictions.

(ii) Without limiting the generality of the foregoing,

(A) The L/C Issuer and any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient), on or before the date it becomes a party to this Agreement, executed originals of Internal Revenue Service Form W-9, or any

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subsequent versions thereof or successors thereto, or such other documentation or information prescribed by applicable Laws or reasonably requested by the Company or the Administrative Agent as will enable such Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(B) Each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding Tax with respect to payments hereunder or under any other Loan Document shall deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company on behalf of any Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(I) executed originals of Internal Revenue Service Form W-8BEN-E (or W-8BEN, as applicable), or any subsequent versions thereof or successors thereto, claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II) executed originals of Internal Revenue Service Form W-8ECI, or any subsequent versions thereof or successors thereto,

(III) executed originals of Internal Revenue Service Form W- 8IMY, or any subsequent versions thereof or successors thereto, and all required supporting documentation,

(IV) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of such Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of Internal Revenue Service Form W-8BEN-E (or W-8BEN, as applicable), or any subsequent versions thereof or successors thereto, or

(V) to the extent a Foreign Lender is not the beneficial owner with respect to an interest in any Loan, executed originals of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as

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applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner.

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company on behalf of any Borrower or the Administrative Agent) executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii) The L/C Issuer and each Lender shall promptly (A) notify the Company and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that any Borrower or the Administrative Agent make any withholding or deduction for Taxes from amounts payable to such Lender.

(iv) If any payment made pursuant to this Agreement to any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation under this Agreement would be subject to U.S. Federal withholding Tax imposed by FATCA if such recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), each such Lender, the L/C Issuer or other recipient shall deliver to the Company and the Administrative Agent at the time or times prescribed by applicable Laws and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable Laws (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such recipient has complied with such recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. For purposes of this Section 3.01, “Law” shall include FATCA, and, solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender, the L/C Issuer and any other recipient of any payment to be made by or on account of any obligation under this Agreement agrees that if any form or

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certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update and deliver to the Company and Administrative Agent such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the Administrative Agent, any Lender or the L/C Issuer be required to pay any amount to any Borrower pursuant to this subsection the payment of which would place Administrative Agent, any Lender or the L/C Issuer in a less favorable net after-Tax position than such Person would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection (f) shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Borrower or any other Person.

(g) Survival of Section 3.01. The agreements in this Section 3.01 shall survive the resignation and/or the replacement of the Administrative Agent, and any assignment of its rights by, or the replacement of a Lender or the L/C Issuer, the termination of the Aggregate Commitments, and the repayment, satisfaction or discharge of all other Obligations.

(h) Treatment of Certain FATCA Matters. For purposes of determining withholding Taxes imposed under FATCA, from and after the Closing Date, the Company and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Credit Agreement as not qualifying as a "grandfathered obligation" within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

3.02 Illegality. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder or make, maintain or fund Loans or charge interest with respect to any Credit Extension, or to determine or charge

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interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Committed (USD) Loans to Eurocurrency Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all such Eurocurrency Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates. If in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof (a) the Administrative Agent reasonably determines that (i) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan or (ii) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a) above, “Impacted Loans”), or (b) the Administrative Agent or the Required (USD) Lenders, in the case of the Committed (USD) Facility, the Required (MC) Lenders, in the case of the Committed (MC) Facility, or the Required Term Loan Lenders, in the case of the Term Loan Facility, reasonably determine that for any reason the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders under the appropriate Facility to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended (to the extent of the affected

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Eurocurrency Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required (USD) Lenders, Required (MC) Lenders or Required Term Loan Lenders, as the case may be) revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) under the appropriate Facility or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans under the appropriate Facility in the amount specified therein.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a) of this Section, the Administrative Agent, in consultation with the Borrowers and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this Section, (2) the Required (USD) Lenders, in the case of the Committed (USD) Facility, the Required (MC) Lenders, in the case of the Committed (MC) Facility, or the Required Term Loan Lenders, in the case of the Term Loan Facility, notify the Administrative Agent and the Company that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Company written notice thereof.

3.04 Increased Costs; Reserves on Eurocurrency Rate Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;

(ii) subject any Lender or the L/C Issuer to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Bankers’ Acceptance, any participation in a Letter of Credit or Bankers’ Acceptance or any Eurocurrency Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes and (C) Connection Income Taxes); or

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(iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or Bankers’ Acceptance or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit or Bankers’ Acceptance (or of maintaining its obligation to participate in or to issue any Letter of Credit or Bankers’ Acceptance), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Company will pay (or cause the applicable Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the L/C Issuer reasonably determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit, Bankers’ Acceptances or Swing Line Loans held by, such Lender, or the Letters of Credit or Bankers’ Acceptances issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the Company will pay (or cause the applicable Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Company shall pay (or cause the applicable Borrower to pay) such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such

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Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Additional Reserve Requirements. The Company shall pay (or cause the applicable Borrower to pay) to each Lender, as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender as reasonably determined by such Lender in good faith, which determination shall be conclusive, which shall be due and payable on each date on which interest is payable on such Loan; provided the Company shall have received at least 10 Business Days’ prior notice (with a copy to the Administrative Agent) of such additional costs from such Lender. If a Lender fails to give notice 10 Business Days prior to the relevant Interest Payment Date, such additional costs shall be due and payable 10 Business Days from receipt of such notice.

(f) Certain Limitations. Notwithstanding any other provision of this Section, no Lender or L/C Issuer shall demand compensation for any increased cost or reduction pursuant to this Section 3.04 if it shall not at the time be the general policy or practice of such Lender or L/C Issuer to demand such compensation from similarly situated customers under comparable provisions of similar agreements; provided that nothing in this Section shall require any Lender or any L/C Issuer to disclose any confidential information related to similarly situated customers, comparable provisions of similar agreements or otherwise.

3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate (or cause the applicable Borrower to compensate) such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Company or the applicable Borrower;

(c) any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit or Bankers’ Acceptance (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(d) any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 10.13;

including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from

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fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Company shall also pay (or cause the applicable Borrower to pay) any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Company (or the applicable Borrower) to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. Each Lender may make any Credit Extension to any Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrowers to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any additional amount to any Lender, the L/C Issuer or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Company such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Company hereby agrees to pay (or cause the applicable Borrower to pay) all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Company may replace such Lender in accordance with Section 10.13.

3.07 Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent.

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ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 Conditions of Initial Credit Extension. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles or electronic copies (including “PDF” and “TIFF” files) (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:

(i) executed counterparts of this Agreement, the Subsidiary Guaranty, the Security Agreement, the Pledge Agreement, and the Business Interruption Insurance Assignment;

(ii) a Note executed by each Borrower in favor of each Lender requesting Note;

(iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(v) favorable opinions of Fried, Frank, Harris, Shriver and Jacobson LLP, the Company’s general counsel and such local counsel as the Administrative Agent shall request, in each case addressed to the Administrative Agent, each Lender and the L/C Issuer, as to such matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

(vi) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

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(vii) a certificate signed by a Responsible Officer of the Company certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, (C) a calculation of the Senior Notes Indenture Secured Debt Cap as of the Closing Date, (D) that the Loan Party EBITDA for the period of four consecutive fiscal quarters of the Company ending September 30, 2016 represents at least 80% of Adjusted Consolidated EBITDA for such period (including the amount and percentage of Adjusted Consolidated EBITDA contributed by each Loan Party for such period) and (E) that there is no Subsidiary that would constitute a Material Subsidiary as of the end of the period of four consecutive fiscal quarters of the Company ending September 30, 2016 that is not a Loan Party as of the Closing Date.

(viii) a certificate signed by a Responsible Officer of the Company certifying as to a true, correct and complete copy of the Indemnity Agreement and all amendments, joinders or modifications thereto;

(ix) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance and endorsements, naming the Administrative Agent, on behalf of the Secured Parties, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitutes Collateral;

(x) Uniform Commercial Code financing statements (including amendments to existing financing statements) suitable in form and substance for filing in all places required by applicable law to perfect the Liens of the Administrative Agent under the Collateral Documents as a first priority (subject to Liens permitted by Section 7.01) Lien as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be reasonably necessary or desirable under applicable law to perfect the Liens of the Administrative Agent under such Collateral Documents as a first priority Lien in and to such other Collateral as the Administrative Agent may require including the delivery by the Loan Parties of all certificates evidencing pledged interests, accompanied in each case by duly executed stock powers (or other appropriate transfer documents) in blank affixed thereto;

(xi) Uniform Commercial Code search results showing only those Liens as are acceptable to the Administrative Agent in its reasonable discretion; and

(xii) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Lenders reasonably may require.

(b) Any fees required to be paid to the Administrative Agent or any Lender on or before the Closing Date shall have been paid.

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(c) Unless waived by the Administrative Agent, the Company shall have paid all reasonable and out-of-pocket fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced in reasonable detail at least 2 Business Days prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent and provided further that the Company shall not be required under this clause (c) to pay the fees and expenses of (i) more than one principal outside counsel for the Administrative Agent, (ii) more than one outside counsel acting as regulatory counsel for the Administrative Agent or (iii) more than a single local counsel for the Administrative Agent in any relevant jurisdiction as reasonably determined by the Administrative Agent (and which may include a single local counsel acting in multiple jurisdictions)).

(d) The Administrative Agent shall have received evidence that, substantially simultaneously with the initial funding of Loans on the Closing Date, all outstanding principal with respect to Term Loans (as defined in the Existing Credit Agreement) under the Existing Credit Agreement and all accrued and unpaid interest and fees under the Existing Credit Agreement shall be paid in full.

(e) All Lenders and Existing Lenders who elect not to become Lenders under this Agreement shall have entered into such assignment and assumption agreements and other documentation as the Arrangers and the Administrative Agent may require to effectuate the closing of this Agreement by amendment and restatement of the Existing Credit Agreement.

(f) Each Loan Party shall have provided to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent and the Lenders in order to comply with requirements of the Act, applicable “know your customer” and anti- money laundering rules and regulations.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02 Conditions to all Credit Extensions. The obligation of each Lender and each L/C Issuer to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:

(a) The representations and warranties of (i) each Borrower contained in Article V and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material

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respects on and as of the date of such Credit Extension, except that (A) if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty shall be required to be true and correct in all respects, (B) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (except that if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty shall be required to be true and correct in all respects as of such earlier date), and (C) for purposes of this Section 4.02, the representations and warranties contained in subsections (a), (b) and (c) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b) No Default shall exist, or would result from such proposed Credit Extension or the application of the proceeds thereof.

(c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d) In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required (MC) Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the L/C Issuer (in the case of any Letter of Credit or Bankers’ Acceptance to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in such Alternative Currency. Notwithstanding the foregoing, neither any Lender nor the L/C Issuer shall be absolved from any obligation to honor any Request for Credit Extension as a result of this Section 4.02(d) unless any of the Administrative Agent, the Required (MC) Lenders or the L/C Issuer, as applicable, is generally electing not to make extensions of credit of the type referred to herein to similarly situated customers under similar agreements as a result of one or more of the events described herein; provided that nothing in this Section shall require the Administrative Agent, any Lender or the L/C Issuer to disclose any confidential information related to similarly situated customers, comparable provisions of similar agreements or otherwise.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01 Existence, Qualification and Power. Each Loan Party and each Restricted Subsidiary (a) is duly organized or formed, validly existing and, as applicable, in good standing

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under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party and the US Holdco, as applicable, of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law; except in each case referred to in clause (b) or (c), to the extent that could not reasonably be expected to have a Material Adverse Effect.

5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party or US Holdco, as applicable, of this Agreement or any other Loan Document, except for (a) the authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect or (b) the filing of Uniform Commercial Code financing statements, the recording of Mortgages and similar documentation to be delivered pursuant to the Loan Documents.

5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as enforcement may be limited by equitable principles relating to or limiting creditors’ rights generally or by bankruptcy, insolvency, reorganization, moratorium or similar laws.

5.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities,

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direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for material Taxes, commitments and Indebtedness.

(b) The unaudited consolidated balance sheet of the Company and its Subsidiaries dated September 30, 2016, and the related consolidated statement of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Schedule 5.05 sets forth all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date of such financial statements delivered to the Administrative Agent prior to the Closing Date, including liabilities for material Taxes, commitments and Indebtedness.

(c) Any Reconciliations delivered with respect to the financial statements described in clauses (a) and (b) above (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present in all material respects the financial condition of the Company and its Restricted Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of the financial statements described in clause (b), to the absence of footnotes and to normal year-end audit adjustments.

(d) Since December 31, 2015, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(e) The consolidated forecasted balance sheet and statements of income and cash flows of the Company and its Restricted Subsidiaries delivered pursuant to Section 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Company’s best estimate of its future financial condition and performance (it being understood that projected financial information is as to future events and are not to be viewed as facts, projected financial information is subject to significant uncertainties and contingencies, many of which are beyond the control of the Company and its Restricted Subsidiaries, that no assurance can be given that any particular projected financial information will be realized and that actual results during the period or periods covered by any of such projected financial information may differ significantly from the projected results and such differences may be material).

5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Restricted Subsidiaries or against any of their respective properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated

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hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07 No Default. Neither the Company nor any of its Restricted Subsidiaries is in default under or with respect to (a) any Contractual Obligation the breach of which could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (b) any Senior Notes Document (including the Senior Notes Indenture Secured Debt Cap). No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08 Ownership of Property; Liens; Investments.

(a) The Company and each of its Restricted Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Schedule 5.08(b) sets forth a complete and accurate list of each of the material financing statements which have been filed under the Uniform Commercial Code in respect of Liens on the property or assets of the Company and each of its Restricted Subsidiaries as of the date hereof, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of the Company or such Restricted Subsidiary subject thereto. The property of the Company and each of its Restricted Subsidiaries is subject to no Liens, other than Liens set forth on Schedule 5.08(b), and as otherwise permitted by Section 7.01.

(c) Schedule 5.08(c) sets forth a complete and accurate list of all material real property owned in fee by the Company and each of its Restricted Subsidiaries as of the date hereof, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book and estimated fair value thereof. The Company and each of its Restricted Subsidiaries has good, marketable and insurable fee simple title to the real property owned by the Company or such Restricted Subsidiary, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

(d) (i) Schedule 5.08(d)(i) sets forth a complete and accurate list of all leases of real property with an annual rental expense exceeding $1,000,000 under which the Company or any of its Restricted Subsidiaries is the lessee as of the date hereof, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms, except as enforcement may be limited by equitable principles relating to or limiting creditors’ rights generally or by bankruptcy, insolvency, reorganization, moratorium or similar laws.

(ii) Schedule 5.08(d)(ii) sets forth a complete and accurate list of all material leases of real property under which the Company or any of its Restricted Subsidiaries is the lessor as of the date hereof, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee and expiration date. Each such lease is the

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legal, valid and binding obligation of the lessee thereof, enforceable in accordance with its terms.

5.09 Environmental Compliance. The Company has reasonably concluded that existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10 Insurance.

(a) The properties of the Company and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or the applicable Restricted Subsidiary operates and as otherwise required by the applicable provisions of this Agreement or any Collateral Document.

(b) As to all improved real property constituting collateral security for the Obligations, (i) (x) the Administrative Agent has received, and has received confirmation from each of the Lenders that such Lender has received, standard life of loan flood hazard determination forms, and, if any property is located in a special flood hazard area, evidence of notices to (and confirmations of receipt by) the Company as to the existence of a special flood hazard and (y) the Administrative Agent and each Lender has received evidence of applicable flood insurance, if available, in each case in such form, on such terms and in such amounts as required by Flood Insurance Laws and as otherwise required by the Administrative Agent, (ii) all flood hazard insurance policies required hereunder have been obtained and remain in full force and effect, and the premiums thereon have been paid in full, and (iii) except as the Company has previously given written notice thereof to the Administrative Agent, there has been no redesignation of any property into or out of special flood hazard area.

5.11 Taxes. The Company and its Subsidiaries have filed all U.S. Federal and all other material Tax returns and reports required to be filed, and have paid all U.S. Federal and all other material Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed Tax assessment in writing against the Company or any Restricted Subsidiary that would, if made, have a Material Adverse Effect. Neither the Company nor any Restricted Subsidiary is party to any Tax sharing agreement with any Person that is not a Loan Party.

5.12 ERISA Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Plan that is intended to be a qualified

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plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, or is entitled to rely upon an opinion letter or advisory opinion issued by the Internal Revenue Service with respect to a prototype plan document, to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from Federal income Tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Company, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) Other than those listed on Schedule 5.12(c) hereto, no ERISA Event has occurred, and neither the Company nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Company and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Single Employer Pension Plan (and to the actual knowledge of the Company and its ERISA Affiliates, in respect of each Multiemployer Plan and Multiple Employer Plan) and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained with respect to any Single Employer Pension Plan (and to the actual knowledge of the Company and its ERISA Affiliate, with respect to any Multiemployer Plan and Multiple Employer Plan); (iii) as of the most recent valuation date for any Single Employer Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Company nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Company nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d) Neither the Company nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (A) on the Closing Date, those listed on Schedule 5.12(d) hereto and (B) thereafter, Pension Plans not otherwise prohibited by this Agreement.

(e) With respect to each scheme or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by any Loan Party or any Restricted Subsidiary of any Loan Party that is not subject to United States law (a “Foreign Plan”):

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(i) any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices, except to the extent that the failure to comply with such law or such terms could not reasonably be expected to have a Material Adverse Effect;

(ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles, except to the extent that such insufficiency could not reasonably be expected to have a Material Adverse Effect; and

(iii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities, except to the extent that such failure to register or maintain good standing could not reasonably be expected to have a Material Adverse Effect.

5.13 Subsidiaries; Equity Interests; Loan Parties. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Persons in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except those created under the Collateral Documents and Liens permitted by Section 7.01(c). As of the Closing Date, the Company has no equity investments in any other corporation or entity other than those separately disclosed in the Schedule of Investments provided to the Administrative Agent and the Lenders on the Closing Date. All of the outstanding Equity Interests in the Company have been validly issued and are fully paid and nonassessable. Set forth on Part (b) of Schedule 5.13 is a complete and accurate list of all Loan Parties as of the Closing Date, showing as of the Closing Date (as to each Loan Party) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation. Set forth on Part (c) of Schedule 5.13 is a complete and accurate list of all Restricted Subsidiaries (other than Loan Parties) and all Unrestricted Subsidiaries as of the Closing Date. The copy of the charter of each Loan Party and each amendment thereto provided pursuant to Section 4.01(a) is a true and correct copy of each such document, each of which is valid and in full force and effect.

5.14 Margin Regulations; Investment Company Act.

(a) No Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

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(b) None of the Company, any Person Controlling the Company, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15 Disclosure. The Company has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other written information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole and in the light of the circumstances under which they were made, not misleading; provided that, for the avoidance of doubt, no actual or purported oral statement shall be deemed to modify or qualify any written statement and provided further that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that projected financial information is as to future events and are not to be viewed as facts, projected financial information is subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrowers, that no assurance can be given that any particular projected financial information will be realized and that actual results during the period or periods covered by any of such projected financial information may differ significantly from the projected results and such differences may be material).

5.16 Compliance with Laws. Each Loan Party and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17 Taxpayer Identification Number; Other Identifying Information. The true and correct U.S. taxpayer identification number of the Company is set forth on Schedule 10.02.

5.18 Intellectual Property; Licenses, Etc. To the best knowledge of the Company and except where failure to do so could not reasonably be expected to have a Material Adverse Effect, (i) the Company and its Restricted Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person and (ii) no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Restricted Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Company, threatened, which,

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either individually or in the aggregate, could reasonably be expected to have a Material Adverse
Effect.

5.19 Solvency. The Company is, together with its Restricted Subsidiaries on a consolidated basis, Solvent, and the Loan Parties are, on a consolidated basis, Solvent.

5.20 Casualty, Etc. Neither the businesses nor the properties of any Loan Party or any Restricted Subsidiary are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.21 Labor Matters. Except as specifically disclosed on Schedule 5.21, there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Company or any of its Restricted Subsidiaries as of the Closing Date and neither the Company nor any of its Restricted Subsidiaries has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

5.22 Collateral Documents. The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Liens permitted by Section 7.01) on all right, title and interest of the respective Loan Parties in the Collateral described therein, except as enforcement may be limited by equitable principles relating to or limiting creditors’ rights generally or by bankruptcy, insolvency, reorganization, moratorium or similar laws. Except for filings completed prior to the Closing Date and as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens.

5.23 OFAC; Anti-Corruption Laws.

(a) Neither any Borrower nor any of its Subsidiaries, nor, to the knowledge of any Borrower and its Subsidiaries, any director, officer, employee, agent, or representative thereof, is an individual or entity that is or is owned or controlled by any individual or entity that is, (i) currently the subject or target of any applicable Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, Her Majesty’s Treasury’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

(b) The Company and its Subsidiaries have conducted their businesses in compliance in all material respects with all Anti-Corruption Laws and have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with such Anti- Corruption Laws.

5.24 Excluded Subsidiaries. None of the Excluded Subsidiaries is currently engaged in any business activity or owns any assets, except as set forth on Schedule 6.12(f).

5.25 EEA Financial Institution. No Loan Party is an EEA Financial Institution.

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ARTICLE VI.
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than any contingent obligation in respect of which no claim has been made) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit or Bankers’ Acceptance shall remain outstanding, the Company shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Restricted Subsidiary to:

6.01 Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent:

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company (or, if earlier, 15 days after the date required to be filed with the SEC (giving effect to any extension permitted by the SEC so long as the Company provides the Administrative Agent, prior to the date of any such extension, with a reasonably detailed written explanation of its reason for seeking such extension)) (commencing with the fiscal year ended December 31, 2016), (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of BDO USA, LLP or another independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, (ii) to the extent there are any Unrestricted Subsidiaries as of the end of such fiscal year, a Reconciliation with respect to each of the financial statements described in the foregoing clause (i), all in reasonable detail, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Company as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Restricted Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and (iii) a report summarizing contracts in progress as at the end of such fiscal year;

(b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company (or, if earlier, 5 days after the date required to be filed with the SEC (giving effect to any extension permitted by the SEC so long as the Company provides the Administrative Agent, prior to the date of any such extension, with a reasonably detailed written explanation of its reason for seeking such extension)), (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statement of income or operations for such fiscal quarter and for the portion of the Company’s fiscal year then ended, and the related consolidated statement of changes in shareholders’ equity, and cash flows for the portion of the Company’s fiscal year then ended, in each case setting forth in each case in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be

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certified by the chief executive officer, chief financial officer, treasurer or controller of the Company as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, (ii) to the extent there are any Unrestricted Subsidiaries as of the end of such fiscal quarter, a Reconciliation with respect to each of the financial statements described in the foregoing clause (i), all in reasonable detail, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Company as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Restricted Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and (iii) a report summarizing contracts in progress as at the end of such fiscal quarter; and

(c) as soon as available, but in any event no later than the date on which the financial statements referred to in Section 6.01(a) are required to be delivered for any fiscal year of the Company, forecasts prepared by management of the Company of consolidated balance sheets and statements of income or operations and cash flows of the Company and its Restricted Subsidiaries on a quarterly basis for the immediately following such fiscal year (including the fiscal year in which the latest Maturity Date occurs).

As to any information contained in materials furnished pursuant to Section 6.02(c), the Company shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

6.02 Certificates; Other Information. Deliver to the Administrative Agent and each
Lender:

(a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), (i) a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Company (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes) and (ii) a certificate of a Responsible Officer of the Company setting forth the details of any reinvestment, repair or replacement being made or completed pursuant to Section 2.05(e) during the relevant period;

(b) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Company by independent accountants in connection with the accounts or books of the Company or any Restricted Subsidiary, or any audit of any of them;

(c) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the

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Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d) promptly after the furnishing thereof, copies of any material statement or report furnished to any holder of debt securities of any Loan Party or any Restricted Subsidiary pursuant to the terms of any indenture, loan or credit or similar agreement, in each case, evidencing Indebtedness in excess of $40,000,000 (including, without limitation, copies of all material notices and other information delivered to or received from the Surety) and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(e) promptly, and in any event within five Business Days after receipt thereof by the Company or any Restricted Subsidiary, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of the Company or any Restricted Subsidiary; and

(f) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Restricted Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender (acting through the Administrative Agent) may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Company shall deliver paper copies or soft copies (i.e. by electronic mail) of such documents to the Administrative Agent or any Lender upon its request to the Company to deliver such paper copies or soft copies. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Each Borrower hereby acknowledges that (a) the Administrative Agent and/or an Arranger may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any of the Borrowers or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market- related activities with respect to such Persons’ securities. Each Borrower hereby agrees that (w)

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all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, such Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to such Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.

6.03 Notices. Reasonably promptly (and in any event within 5 Business Days) after any Loan Party obtains knowledge thereof notify the Administrative Agent and each Lender (it being agreed that notice to the Lenders may be accomplished by the Administrative Agent posting such information on the Platform to the extent requested by the Company):

(a) of the occurrence of any Default;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including a Material Adverse Effect that has resulted, or could reasonably be expected to result, from (i) a breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Restricted Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Restricted Subsidiary, including pursuant to any applicable Environmental Laws;

(c) of the occurrence of any ERISA Event;

(d) of any material change in accounting policies or financial reporting practices by the Company or any Restricted Subsidiary, including any determination by the Company referred to in Section 2.10(b);

(e) of any default under any Senior Notes Document; and

(f) of the addition of any Restricted Subsidiary as an Indemnitor under the Indemnity Agreement and of the occurrence of (i) any Default under and as defined in the Indemnity Agreement or (ii) of any fact, condition or event that only with the giving of notice or the passage of time or both, would become a Default under and as defined in the Indemnity Agreement.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this

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Agreement and any other Loan Document that have been breached. Each notice pursuant to Section 6.03(f) shall describe with particularity any and all provisions of any Surety Credit Documents that have been breached.

6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable (a) all U.S. Federal and all other material Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; and (b) all lawful material claims which, if unpaid, would by law become a Lien upon its property.

6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05, except to the extent a failure to maintain good standing could not reasonably be expected to have a Material Adverse Effect; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06 Maintenance of Properties. Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof.

6.07 Maintenance of Insurance.

(a) Maintain with financially sound and reputable insurance companies not Affiliates of the Company, (a) insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self -insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance and otherwise in compliance with any applicable provisions of any Collateral Document (it being understood that such insurance shall include Federal flood insurance for all real property constituting Collateral that is located in a flood hazard area) and (b) business interruption insurance in an amount not less than $3,000,000 per occurrence and providing for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.

(b) Without limiting the foregoing, (i) maintain, if available, fully paid flood hazard insurance on all real property that is located in a special flood hazard area and that constitutes collateral security for the Obligations, on such terms and in such amounts as required by Flood Insurance Laws and as otherwise required by the

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Administrative Agent, (ii) furnish to the Administrative Agent (for further delivery to each Lender) evidence of the renewal (and payment of renewal premiums therefor) of all such policies prior to the expiration or lapse thereof, and (iii) furnish to the Administrative Agent (for further delivery to each Lender) prompt written notice of any redesignation of any such improved real property into or out of a special flood hazard area.

6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect; provided that the Company and its Subsidiaries shall comply with all Laws, orders, writs, injunctions and decrees described in Section 5.23 in all respects.

6.09 Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company or such Restricted Subsidiary, as the case may be.

6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours, upon reasonable advance notice to the Company and to permit the Administrative Agent to access property to conduct an environmental assessment or request an environmental questionnaire if an Event of Default has occurred or the Administrative Agent has a reasonable basis to believe that a material environmental liability exists; provided, however, that (a) representatives and independent contractors of each Lender may accompany the representatives and independent contractors of the Administrative Agent on each such visit and inspection and participate therein, but at such Lender’s own expense, (b) unless an Event of Default exists, only one such visit, inspection, examination or discussion may be conducted per fiscal year and (c) when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing as often as may be reasonably desired at the expense of the Company at any time during normal business hours and without advance notice.

6.11 Use of Proceeds. Use the proceeds of the Credit Extensions (a) for working capital, Capital Expenditures permitted by Section 7.12 and other general corporate purposes not in contravention of any Law or of any Loan Document, (b) to finance Permitted Acquisitions, (c) to repay, prepay, redeem or repurchase the Senior Notes Indebtedness or any Indebtedness to the extent that such repayment, prepayment, redemption or repurchase is permitted by Section 7.15 and (d) in the case of the Term Loans advanced on the Closing Date, to repay in full all principal and accrued interest with respect to the Term Loans (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement.

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6.12 Covenant to Guarantee Obligations and Give Security.

(a) The Company will, and will cause each Subsidiary that is or is required to be a Loan Party to, from time to time, take such actions and execute and deliver such documents and instruments as the Administrative Agent shall require to ensure that the Administrative Agent on behalf of the Secured Parties shall have received currently effective duly executed Collateral Documents pledging and granting security interests or other Liens acceptable to the Administrative Agent on substantially all of the assets of each Loan Party, whether now owned or hereafter acquired, including: (i) all Equity Interests of any Subsidiary (limited, in the case of each entity that is a CFC or a CFC Holdco, to a pledge of 66% of the voting Equity Interests of each such first-tier CFC or first-tier CFC Holdco); (ii) all Indebtedness of the Company or any Subsidiary to any Loan Party; (iii) all of the other present and future property and assets, real and personal, of each Loan Party, including, but not limited to, machinery and equipment, inventory and other goods, accounts receivable, owned real estate, leaseholds, fixtures, bank accounts, general intangibles, financial assets, investment property, license rights, patents, trademarks, tradenames, copyrights, chattel paper, insurance proceeds, contract rights, hedge agreements, documents, instruments, indemnification rights, Tax refunds and cash; and (iv) all proceeds and products of the property and assets described in clauses (i) through (iii) above (each term used in this sentence that is defined in Article 9 of the UCC shall have the meaning therein defined), but excluding all Excluded Assets.

(b) The security interests and Liens referenced in the foregoing subsection (a) shall be evidenced by and subject to the terms of (i) the Collateral Documents executed on the Closing Date, and (ii) such other security agreements, pledge agreements, deeds of trust, mortgages or other documents as the Administrative Agent shall reasonably require, all in form and substance reasonably satisfactory to the Administrative Agent; provided that under no circumstances shall any Loan Party be required to take any actions with respect to real property that is not Material Real Property.

(c) Each of the Collateral Documents shall (i) constitute valid and enforceable perfected security interests and mortgages superior to and prior to the rights of all third Persons (other than Liens permitted pursuant to Section 7.01, except Section 7.01(n)) and shall be subject to no Liens (other than Liens permitted pursuant to Section 7.01), and (ii) be duly recorded or filed (or memoranda or other appropriate record thereof recorded or filed) in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Administrative Agent required to be granted pursuant thereto and, in each case, all Taxes, fees and other charges payable in connection therewith shall be paid in full by the Company; provided that no perfection actions will be required with respect to any Collateral for which the cost of perfecting a security interest in such Collateral exceeds the practical benefit to the Secured Parties as reasonably determined in good faith by the Administrative Agent (it being acknowledged that no Loan Party shall be required to (i) record the Administrative Agent’s Lien on the certificate of title with respect to any motor vehicles, trailers, mobile homes, manufactured homes, boats or rolling stock that constitute Collateral to the extent any such Collateral has a fair market value of less than $250,000, (ii) take any perfection actions with respect to letter of credit rights or commercial tort claims that constitute Collateral, in either case to the extent any such Collateral is in an individual amount of less than $1,000,000 and (iii) take any perfection actions with respect to real property that is not Material Real Property). For the

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avoidance of doubt, a discretionary waiver by the Administrative Agent of any perfection requirements under this clause (c) shall have no effect on any determination with respect to which Subsidiaries must or may be Loan Parties, Restricted Subsidiaries or Unrestricted Subsidiaries pursuant to clauses (d) through (i) of this Section 6.12.

(d) Subject to the proviso at the end of this clause (d) and clause (e)(iii) of this Section 6.12, if any Person becomes (I) a Restricted Subsidiary (other than an Immaterial Subsidiary), whether upon formation or acquisition or upon the Company’s re-designation of any Unrestricted Subsidiary as a Restricted Subsidiary, or (II) a Material Subsidiary, the Company will (x) promptly notify the Administrative Agent thereof and, (y) as soon as practicable but in any event within 60 days of such Person becoming such a Restricted Subsidiary or Material Subsidiary (or, such longer period as may be approved by the Administrative Agent in its sole discretion), deliver or cause to be delivered to the Administrative Agent each of the following documents (collectively, the “Subsidiary Guarantor Deliverables”):

(i)    a Subsidiary Guaranty Joinder Agreement duly executed by such Subsidiary;

(ii) a Security Joinder Agreement duly executed by such Subsidiary (with all schedules thereto appropriately completed);

(iii) to the extent required to grant the security interest described in Section 6.12(a)(i), (A) a Pledge Joinder Agreement duly executed by such Subsidiary with respect to any Equity Interests it owns in any Subsidiary (with all schedules thereto appropriately completed), (B) a Pledge Joinder Agreement or Pledge Agreement Supplement, as appropriate, duly executed by each Loan Party that owns any Equity Interest in such Subsidiary (with all schedules thereto appropriately completed), and (C) to the extent any of such Equity Interests constitutes a security under Article 8 of the Uniform Commercial Code, (x) the certificates representing such Equity Interests and (y) duly executed, undated stock powers or other appropriate powers of assignment in blank affixed thereto;

(iv) Mortgages with respect to such Subsidiary’s Material Real Property duly executed by such Subsidiary, together with such Real Estate Support Documents prepared or customarily prepared in connection with such Mortgages as the Administrative Agent may reasonably request;

(v) Uniform Commercial Code financing statements naming such Subsidiary as “Debtor” and naming the Administrative Agent as “Secured Party”, in form, substance and number sufficient in the opinion of the Administrative Agent and its special counsel to be filed in all Uniform Commercial Code filing offices and in all jurisdictions in which filing is necessary or advisable to perfect in favor of the Administrative Agent the Liens on the Collateral conferred under the Collateral Documents to the extent such Liens may be perfected by Uniform Commercial Code filings;

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(vi) current copies of the Organization Documents of such Subsidiary and resolutions of the board of directors, or equivalent governing body, of such Subsidiary, together with such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing (or the local equivalent) of such Subsidiary, the authorization of the transactions contemplated by the Loan Documents and any other legal matters relating to such Subsidiary, the Loan Documents or the transactions contemplated thereby;

(vii) an acknowledgment to the Intercreditor Agreement duly executed by such Subsidiary;

(viii) if requested by the Administrative Agent, opinions of counsel to the applicable Loan Parties and such Subsidiary with respect to the documents delivered and the transactions contemplated by this Section 6.12(d) substantially similar in form and substance to the opinion(s) of counsel delivered on the Closing Date pursuant to Section 4.01(a); and

(ix) such documentation and other information requested by the Administrative Agent or any Lender in order to comply with requirements of the Act, applicable “know your customer” and anti-money laundering rules and regulations.

provided, however, that so long as the 80% Guaranty Threshold is otherwise satisfied without such Subsidiary becoming a Loan Party, the Company may elect not to join such Subsidiary as a Loan Party and the Subsidiary Guarantor Deliverables will not be required with respect to such Subsidiary, in each case unless and until such time as such Subsidiary becomes or is otherwise required to become a Loan Party in accordance with Section 6.12(e).

(e) (i) Notwithstanding the foregoing (but subject to the exceptions in Section 6.12(e)(ii) and (e)(iii) below), if as of the end of any period of four consecutive fiscal quarters of the Company, the Loan Party EBITDA for such period does not represent at least 80% of the Adjusted Consolidated EBITDA for such period (the “80% Guaranty Threshold”), then the Company shall (A) promptly notify the Administrative Agent that the 80% Guaranty Threshold is not satisfied and (B) as soon as practicable but in any event, within 60 days after the delivery of the Compliance Certificate for such period pursuant to Section 6.02(a) (or such longer period as may be approved by the Administrative Agent in its sole discretion), cause one or more Subsidiaries that is not then a Loan Party (other than any such Subsidiary that is a CFC, CFC Holdco, a Subsidiary of a CFC or a Prohibited Subsidiary) to become a Subsidiary Guarantor and satisfy the Subsidiary Guarantor Deliverables, as if such Subsidiaries were Material Subsidiaries, such that upon such Subsidiaries becoming Subsidiary Guarantors, the 80% Guaranty Threshold would have been satisfied for such period, as evidenced in a certificate of a Responsible Officer setting forth the calculation of Loan Party EBITDA and Adjusted Consolidated EBITDA in detail reasonably satisfactory to the Administrative Agent. No Loan Party shall be included in the calculation of Loan Party EBITDA unless the Administrative Agent has received evidence reasonably satisfactory to it (following due diligence to be completed at the Company’s expense) that the Administrative Agent will be able to enforce and collect on its perfected security interests (including collectability from account debtors in the applicable foreign jurisdictions) in the assets of a Subsidiary Guarantor that is a Foreign Subsidiary with practical results generally

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consistent with enforcement and collection by a lender in the United States. The Loan Parties shall in good faith satisfy the terms of this Section 6.12(e) by using commercially reasonable efforts to, to the extent the 80% Guaranty Threshold is satisfied by Foreign Subsidiaries being included as Loan Parties, include first those Foreign Subsidiaries not (or least) subject to prior Liens under Section 7.03(i) and not (or least) subject to legal impediments to perfecting or enforcing liens on Collateral in ways comparable to Domestic Subsidiaries.

(ii) Notwithstanding the provisions of Section 6.12(e)(i) above, the Company shall not be deemed to have violated the requirements of Section 6.12(e) based on the inability of a Foreign Subsidiary to provide a first priority security interest as a matter of law in the applicable jurisdiction or because of the existence of preexisting Liens incurred by such Foreign Subsidiary pursuant to Section 7.01(n) causing the Liens in favor of the Administrative Agent to be second priority Liens, however, in such case, the results of operations of such Foreign Subsidiary shall not be included in the calculation of Consolidated EBITDA for purposes of determining compliance with the financial covenants set forth in Section 7.11. For the avoidance of doubt, the Consolidated Funded Indebtedness and Consolidated Interest Charges of such Subsidiary shall continue to be included in computations under Section 7.11, and any Subsidiary included in the calculation of Loan Party EBITDA shall be required to deliver a Subsidiary Joinder Guaranty notwithstanding its inability to provide a first priority lien on its assets either as a matter of law or because of the existence of preexisting Liens incurred pursuant to Section 7.01(n).

(iii) Notwithstanding the foregoing, no Prohibited Subsidiary and, subject to the proviso to this sentence, no CFC, Subsidiary of a CFC or CFC Holdco shall be required to become a Subsidiary Guarantor or deliver the Subsidiary Guarantor Deliverables in order to satisfy the 80% Guaranty Threshold at any time and the 80% Guaranty Threshold shall be deemed to be satisfied at such time if 100% of all Domestic Subsidiaries (other than a Subsidiary of a CFC, a CFC Holdco or a Prohibited Subsidiary) are Loan Parties and have delivered all documentation in connection therewith; provided, however, if at the time of any Permitted Acquisition of a Foreign Subsidiary the Loan Party EBITDA for the period of four consecutive fiscal quarters of the Company most recently ended for which financial statements are available does not represent at least 70% of the Adjusted Consolidated EBITDA for such period (such calculations to be made on a pro forma basis as if such Permitted Acquisition occurred on the first day of such period) (the “70% Guaranty Threshold”), then such Foreign Subsidiary shall be required to become a Subsidiary Guarantor and deliver the Subsidiary Guarantor Deliverables (or the equivalent thereof in the respective foreign jurisdiction) without regard to any adverse Tax consequences which may result therefrom.

(f) Notwithstanding the foregoing, if at any time a Subsidiary that is not a Loan Party becomes a guarantor of any Indebtedness (other than Indebtedness under the Loan Documents) of any Loan Party, then the Company shall (i) promptly notify the Administrative Agent thereof and (ii) as soon as practicable but in any event within 60 days after such Subsidiary becomes such a guarantor (or such longer period as may be approved by the Administrative Agent in its sole discretion), cause such Subsidiary to become a Subsidiary Guarantor and to deliver the Subsidiary Guarantor Deliverables as if such Subsidiary were a Material Subsidiary; provided

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that the foregoing shall not apply to the Subsidiaries listed on Schedule 6.12(f) (“Excluded Subsidiaries”) notwithstanding the fact that such Subsidiaries guarantee the Senior Notes.

(g) [Reserved].

(h) Without limitation of the foregoing, the Company will, and will cause each Subsidiary that is or is required to be a Loan Party to, at the expense of the Company, make, execute, endorse, acknowledge, file and/or deliver to the Administrative Agent from time to time such vouchers, invoices, schedules, assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, Real Estate Support Documents, reports and other assurances or instruments and take such further steps relating to the collateral covered by any of the Collateral Documents as the Administrative Agent may reasonably require from time to time; provided, however that the Company shall only be required to use commercially reasonable efforts to deliver any warehousemen letters, bailee letters, landlord consents or other third party consents in the event such consents are required by the Administrative Agent. Furthermore, the Company shall cause to be delivered to the Administrative Agent such opinions of counsel, title insurance and other documents as may be reasonably requested by the Administrative Agent from time to time to assure itself that this Section has been complied with. The Company shall reimburse the Administrative Agent immediately upon demand for all reasonable and documented costs and expenses incurred by the Administrative Agent in connection with any of the foregoing security, including but not limited to filing and recording fees and costs of appraisals, audits and title insurance (provided that the Company shall not be required under this clause (h) to pay the fees and expenses of (i) more than one principal outside counsel for the Administrative Agent, (ii) more than one outside counsel acting as regulatory counsel for the Administrative Agent or (iii) more than a single local counsel for the Administrative Agent in any relevant jurisdiction as reasonably determined by the Administrative Agent (and which may include a single local counsel acting in multiple jurisdictions)).

(i) The Company may at any time designate any Restricted Subsidiary (as used in this clause (i) a “Proposed Re-Designated Subsidiary”) that is not a Borrower or a Material Subsidiary and has not previously been an Unrestricted Subsidiary as an Unrestricted Subsidiary and, if such Restricted Subsidiary is also a Subsidiary Guarantor, release it from its Subsidiary Guaranty; in each case, so long as (i) immediately before and after such designation, no Default shall have occurred and be continuing, (ii) no such Proposed Re-Designated Subsidiary may be designated as an Unrestricted Subsidiary if any of its Subsidiaries is a Restricted Subsidiary or a Loan Party (in either case unless such Subsidiaries are also Proposed Re-Designated Subsidiaries being designated as Unrestricted Subsidiaries simultaneously therewith), (iii) immediately after giving effect to such designation the Company and its Restricted Subsidiaries shall be in compliance, on a historical pro forma basis, with the covenants set forth in Section 7.11, (iv) to the extent such Proposed Re-Designated Subsidiary is a Subsidiary Guarantor, (A) after giving pro forma effect to the release of such Proposed Re-Designated Subsidiary as a Subsidiary Guarantor, the 80% Guaranty Threshold would continue to have been met as of the four quarter period most recently ended, and (B) of the remaining Wholly-Owned Loan Parties, those that were Loan Parties as of the Closing Date must have, by themselves, (without the Proposed Re- Designated Subsidiary) satisfied the 80% Guaranty Threshold as of the Closing Date, (v) such Proposed Re-Designated Subsidiary would not constitute a Material Subsidiary as of the end of the period of twelve consecutive months most recently ended (such determination being made on

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the consolidated EBITDA for such twelve month period), (vi) any direct or indirect Borrowings by any such Proposed Re-Designated Subsidiary under this Agreement shall have been repaid prior to such designation, and (vii) prior to the effectiveness of any such designation, the Company shall deliver to the Administrative Agent a certificate in form and substance reasonably acceptable to the Administrative Agent setting forth in reasonable detail the calculations demonstrating compliance with the preceding clauses (iii) through (vi).

(j) Notwithstanding anything in this Agreement to the contrary, no Mortgage shall be executed and delivered until each Lender has confirmed to the Administrative Agent that such Lender’s flood insurance due diligence and flood insurance compliance has been completed. Notwithstanding anything to the contrary contained herein, if Administrative Agent or any Lender is unable or fails to complete such flood insurance diligence or flood compliance to its reasonable satisfaction so as to permit the applicable Loan Party to deliver a Mortgage as required by this Agreement within the specified time frames (as may be extended), then such Loan Party shall have no obligation hereunder to deliver such Mortgage (and no Event of Default shall be deemed to arise from such Loan Party’s failure to deliver such Mortgage) unless and until the Administrative Agent and each Lender completes such flood insurance diligence to its reasonable satisfaction (after which such Loan Party shall have a period of thirty (30) additional days following written notification thereof, or such longer time period as may be otherwise provided under this Agreement, to execute and deliver such Mortgage).

6.13 Compliance with Environmental Laws. Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, comply, and use commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all applicable Environmental Laws; provided, however, that neither the Company nor any of its Restricted Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

6.14 Compliance with Senior Notes Documents. Perform and observe all the terms and provisions of the Senior Notes Documents to be performed or observed by it.

6.15 Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re- register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s or any Restricted Subsidiary’s properties, assets, rights or interests to the Liens now or hereafter intended to be

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covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder (subject to the proviso set forth in Section 6.12(c)) and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any Restricted Subsidiary is or is to be a party and the Collateral covered thereby.

6.16 Material Contracts. Except as could not reasonably be expected to have a Material Adverse Effect, perform and observe all the terms and provisions of each Material Contract to be performed or observed by it.

6.17 Designation as Senior Debt. Designate all Obligations as “Designated Senior Indebtedness” (or any similar term) under, and defined in, any documentation evidencing any other Indebtedness of the Company or any of its Restricted Subsidiaries in which such concept is applicable.

6.18 Acquired Surety Bond Obligations. To the extent any Surety Bond Obligations that are secured by Liens are acquired after the Closing Date pursuant to a Permitted Acquisition, the Company or relevant Subsidiary with respect to such Surety Bond Obligations shall use commercially reasonable efforts to cause such Liens (whether in the form of subrogation rights or otherwise and whether or not perfected) permitted under Section 7.01(o) to be terminated or replaced by Liens governed by Surety Credit Documents and subject to the Intercreditor Agreement within two hundred seventy (270) days of the date of the Permitted Acquisition in connection with which such Surety Bond Obligations were acquired.

6.19 Foreign Finance Company Plan. Cause all interest payments made on the FFC Notes to be paid to Luxco, as the holder of such notes, and immediately transferred to US Holdco as a Restricted Payment and immediately transferred to the Company as a Restricted Payment, such that all such transfers are made within a single Business Day to the extent commercially feasible.

6.20 Anti-Corruption Laws. Conduct its businesses in compliance in all material respects with all Anti-Corruption Laws, and maintain policies and procedures reasonably designed to promote and achieve compliance with such laws.

ARTICLE VII.
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than any contingent obligation in respect of which no claim has been made) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit or Bankers’ Acceptance shall remain outstanding, the Company shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, and solely in the case of Section 7.19, the Company shall not:

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7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document (including, without limitation, Liens securing Secured Hedge Agreements, Secured Cash Management Agreements and Secured Permitted Standalone Letters of Credit);

(b) Liens existing on the date hereof and listed on Schedule 5.08(b) and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.03(d), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(d);

(c) Liens for Taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) statutory and common law liens of landlords and carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f) deposits to secure the performance of tenders, bids, trade contracts and leases (other than Indebtedness), statutory or regulatory obligations, bankers’ acceptances, appeal bonds, government contracts, and other obligations of a like nature incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions, municipal and zoning ordinances and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not materially interfere with the ordinary conduct of the business of the applicable Person;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i) Liens securing Indebtedness permitted under Section 7.03(g); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value (as determined by the Company in good faith), whichever is lower, of the property being acquired on the date of acquisition;

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(j) normal and customary rights of setoff upon deposits of cash in favor of banks and other depositary institutions and Liens of a collecting bank arising under the UCC on checks and other items of payment in the course of collection;

(k) Liens solely on Receivables sold in a Permitted Receivables Transaction arising solely as a result of a judicial or arbitral re-characterization of such Permitted Receivables Transaction;

(l) (i) Liens in favor of the Surety on the Surety Priority Collateral arising pursuant to any of the Surety Credit Documents so long as such Liens remain subject to the terms of the Intercreditor Agreement, and (ii) Liens securing any other Surety Bond Obligations permitted under Section 7.03(o)(ii);

(m) [Reserved];

(n) subject to compliance with Section 6.12 in respect of Loan Parties, Liens on the assets of Foreign Subsidiaries that are Restricted Subsidiaries securing Indebtedness permitted under Section 7.03(i);

(o) Liens on cash set aside with respect to any Indebtedness in connection with a prepayment permitted hereunder (subject, in the case of the Senior Notes Indebtedness and any Indebtedness incurred pursuant to Section 7.03(j), to satisfaction of the requirements of Section 7.15 as if such cash defeasance constituted a prepayment on the date of such defeasance), or government securities purchased with such cash, in either case, to the extent but only to the extent that such cash or government securities pre-fund the payment of principal and/or interest on such Indebtedness and are held in a collateral or escrow account or similar arrangement to be applied for such purpose; provided that such Indebtedness is permitted to be defeased under the terms thereof at the time such cash is set aside or securities are purchased;

(p) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;

(q) Liens of lessors in any property subject to any operating lease, including Liens arising from precautionary UCC financing statements or similar filings made in respect of such leases;

(r) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary or becomes a Subsidiary of the Borrower; provided that such Liens were not created in contemplation of such merger, consolidation or Investment and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Subsidiary or acquired by the Company or such Subsidiary, and the applicable Indebtedness secured by such Lien is permitted under Section 7.03(h);

(s) Liens in favor of any Loan Party;

(t) Liens securing reimbursement obligations in an aggregate amount not exceeding $75,000,000 with respect to bankers’ acceptances or letters of credit that encumber documents

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and other property relating to such bankers’ acceptances or letters of credit and the products and proceeds thereof;

(u) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(v) Liens on cash or Cash Equivalents encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in an aggregate amount incurred pursuant to this clause (v) not exceeding $50,000,000, in each case, securing Indebtedness under Swap Contracts permitted pursuant to Section 7.03(f);

(w) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Closing Date;

(x) Liens solely on cash earnest money deposits made in connection with any letter of intent or purchase agreement in connection with an Investment permitted hereunder;

(y) any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement; provided that such encumbrance or restriction does not prohibit the granting of a Lien by a Loan Party on any Collateral and any entity formed as part of such joint venture remains subject to the provisions of this Agreement to the extent provided herein;

(z) Liens on cash reserves securing Indebtedness of the Company and its Subsidiaries in respect of surety bonds permitted by Section 7.03(o)(i); provided that the aggregate amount of all such deposits and cash reserves provided by the Company and its Subsidiaries in respect of surety bonds permitted by Section 7.03(o)(i) shall not, at any time, exceed $35,000,000; and

(aa) other Liens securing Indebtedness or other obligations in aggregate outstanding principal amount not to exceed $75,000,000 or assets of comparable value.

7.02    Investments. Make any Investments, except: (a) Investments in the form of Cash Equivalents;

(b) advances to officers, directors and employees of the Company and Restricted Subsidiaries for travel, entertainment, relocation and other matters that are reasonably expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(c) (i) Investments by the Company and its Restricted Subsidiaries in their respective Subsidiaries and joint ventures outstanding on the date hereof and disclosed to the Lenders, (ii) additional Investments by the Company and its Restricted Subsidiaries in Loan Parties and (iii) additional Investments by Restricted Subsidiaries that are not Loan Parties in other Restricted Subsidiaries that are not Loan Parties, other than, in the case of (i), (ii) and (iii), Investments in Excluded Subsidiaries or Prohibited Subsidiaries;

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(d) Investments by the Company and its Restricted Subsidiaries in entities other than their respective Subsidiaries existing on the date hereof and disclosed to the Lenders;

(e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(f) Guarantees permitted by Section 7.03(e) and guarantees of obligations of the Company or its Restricted Subsidiaries that do not constitute Indebtedness that are otherwise permitted under this Agreement;

(g) Permitted Acquisitions;

(h) Investments made as part of the Foreign Finance Company Plan;

(i) so long as no Default then exists or would result therefrom, other Investments so long as the aggregate amount of such Investments at the time of incurrence (after giving effect to such Investment) does not exceed the sum of (i) 10% of the Consolidated Total Assets plus (ii) the Excess Cash Flow Basket for each fiscal year ending after the Closing Date;

(j) stock, obligations or securities received in satisfaction of judgments;

(k) [Reserved];

(l) Swap Contracts permitted pursuant to Section 7.03(f);

(m) loans to employees and officers of the Company or a Restricted Subsidiary made in the ordinary course of business not to exceed $2,000,000 in the aggregate at any one time outstanding in respect of the Company and all Restricted Subsidiaries taken together;

(n) Investments made by the Company or its Restricted Subsidiaries consisting of consideration received in connection with a Disposition permitted by Section 7.05;

(o) Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time such Person merges or consolidates with the Company or any of its Restricted Subsidiaries, in either case, in compliance with this Agreement; provided that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation; and

(p) repurchases of any Indebtedness to the extent such repurchase is permitted by this
Agreement.
7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except: (a) Indebtedness under the Loan Documents;

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(b) the Senior Notes Indebtedness;

(c) Indebtedness in respect of Permitted Standalone Letters of Credit;

(d) Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and any Permitted Refinancing thereof;

(e) (i) Guarantees of the Company or any Loan Party in respect of Indebtedness otherwise permitted hereunder of the Company or any other Loan Party and (ii) Guarantees of any Restricted Subsidiary that is not a Loan Party in respect of Indebtedness otherwise permitted hereunder of any other Restricted Subsidiary that is not a Loan Party;

(f) obligations (contingent or otherwise) of the Company or any Restricted Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation; and (ii) in the case of any Secured Hedge Agreement, such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(g) (i) Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness, together with the aggregate amount of all Indebtedness outstanding pursuant to subclause (ii) of this clause (g), outstanding at the time of such incurrence (after giving effect to such Indebtedness) shall not exceed an amount equal to 10% of Consolidated Total Assets at the time of such incurrence; and (ii) Permitted Refinancings of Indebtedness incurred pursuant to the foregoing subclause (i) of this clause (g);

(h) Indebtedness of any Person that becomes a Restricted Subsidiary of the Company after the date hereof pursuant to a Permitted Acquisition, which Indebtedness is existing at the time such Person becomes a Subsidiary of the Company (other than Indebtedness incurred solely in contemplation of such Person’s becoming a Subsidiary of the Company) and any Permitted Refinancings thereof; provided that immediately after giving effect to the incurrence of any such Indebtedness, the Company will be in pro forma compliance with the financial covenants set forth in Section 7.11 (to be determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 6.01(a) or (b) as though such Indebtedness had been incurred as of the first day of the fiscal period covered thereby);

(i) (i) Indebtedness (which may be secured or unsecured) of Foreign Restricted Subsidiaries; provided, however, and subject to other applicable restrictions under Section 6.12, that the aggregate amount of all such Indebtedness, together with the aggregate amount of all Indebtedness outstanding pursuant to subclause (ii) of this clause (i), outstanding at the time of such incurrence shall not exceed the greater of (A) $100,000,000 and (B) an amount equal to the maximum amount of Indebtedness that would not cause the Foreign Leverage Ratio to exceed

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3.50 to 1.00 on the date of incurrence; and (ii) Permitted Refinancings of Indebtedness incurred pursuant to the foregoing subclause (i) of this clause (i);

(j) unsecured Indebtedness; provided, however, that (i) immediately after giving effect to the incurrence of any such Indebtedness, the Company will be in pro forma compliance with the financial covenants set forth in Section 7.11 (to be determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 6.01(a) or (b) as though such Indebtedness had been incurred as of the first day of the fiscal period covered thereby), (ii) such Indebtedness shall not mature earlier than the latest Maturity Date and (iii) such Indebtedness shall not be subject to any financial covenant which is more restrictive than the financial covenants in the Loan Documents at the time of the incurrence of such Indebtedness;

(k) Indebtedness (which is unsecured if owed by a Loan Party) owed (i) to a Loan Party or (ii) to any other Restricted Subsidiary to the extent such Indebtedness is permitted as an Investment pursuant to Section 7.02;

(l) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(m) indemnification, adjustment of purchase price, earnout or similar obligations (including any Earnout Obligations), in each case, on customary terms incurred or assumed in connection with any Permitted Acquisition or permitted Disposition of any business or assets of any Restricted Subsidiary or Equity Interests of a Restricted Subsidiary;

(n) customer deposits and advance payments received in the ordinary course of business;

(o) (i) obligations of any Borrower and or Restricted Subsidiary under the Surety Credit Documents so long as such obligations remain subject to the terms of the Intercreditor Agreement, and (ii) other Surety Bond Obligations (including Surety Bond Obligations of any Person that are assumed or acquired in connection with a Permitted Acquisition); provided that Surety Bond Obligations incurred under this clause (ii) for which the related Liens have not been terminated or made subject to an Intercreditor Agreement within 270 days (or such longer period as may be approved by the Administrative Agent) of the incurrence (or assumption or acquisition, as applicable) therefor may not exceed $200,000,000 in the aggregate;

(p) [reserved];

(q) any repurchase or indemnification obligations arising as a result of any breach of any covenant or representation made as part of any Permitted Receivables Transaction; and

(r) other Indebtedness in an aggregate principal amount not to exceed $100,000,000 at any time outstanding.

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7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom and all representations and warranties hereunder would remain true and correct after giving effect to such transactions:

(a) any Restricted Subsidiary may merge into or consolidate with (i) the Company; provided that the Company shall be the continuing or surviving Person, or (ii) any one or more other Restricted Subsidiaries; provided that when any Subsidiary Guarantor is merging into or consolidating with another Restricted Subsidiary that is not a Subsidiary Guarantor, the Subsidiary Guarantor shall be the continuing or surviving Person (unless simultaneously with the consummation of the closing of such merger or consolidation the Restricted Subsidiary shall become a Subsidiary Guarantor in which case the Restricted Subsidiary may be permitted to be the continuing or surviving Person);

(b) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then the transferee must either be the Company or another Loan Party;

(c) in connection with any Permitted Acquisition, any Restricted Subsidiary of the Company may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that (i) the Person surviving such merger or consolidation shall be a Restricted Subsidiary of the Company and (ii) in the case of any such merger or consolidation to which any Subsidiary Guarantor is a party, the Subsidiary Guarantor shall be the continuing or surviving Person (unless simultaneously with the consummation of the closing of such merger or consolidation the other merging or consolidating Person shall become a Subsidiary Guarantor and shall deliver all of the documentation required by Section 6.12(d), in which case such merging or consolidating Person may be permitted to be the continuing or surviving Person); and

(d) each of the Company and any of its Restricted Subsidiaries may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that such merger or consolidation is a permitted Investment under Section 7.02(g) or (i) (and, if under Section 7.02(i), such merger or consolidation is part of a transaction or series of transactions that would satisfy the requirements set forth in the definition of “Permitted Acquisition”, if such merger or consolidation were an Acquisition, and does not conflict with any other provision of this Agreement) and provided further, however, that in each case, immediately after giving effect thereto (i) in the case of any such merger or consolidation to which the Company is a party, the Company is the surviving Person and (ii) in the case of any merger or consolidation to which the Company is not a party, (A) the Person surviving such merger or consolidation shall be a Restricted Subsidiary and (B) in the case of any such merger or consolidation to which any Subsidiary Guarantor is a party, the Subsidiary Guarantor shall be the continuing or surviving Person (unless simultaneously with the consummation of the closing of such merger or consolidation the other merging or consolidating Person shall become a Subsidiary Guarantor and shall deliver all of the documentation required by Section 6.12(d), in

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which case such merging or consolidating Person may be permitted to be the continuing or surviving Person).

7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete, worn out, excess, surplus or idle property or property no longer used in the business of such Person, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions of inventory in the ordinary course of business;

(c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d) Dispositions of property by any Restricted Subsidiary to the Company or to a Restricted Subsidiary (other than an Excluded Subsidiary or a Prohibited Subsidiary); provided that if the transferor of such property is a Loan Party, the transferee thereof must either be the Company or another Loan Party;

(e) Dispositions permitted by Section 7.04;

(f) Dispositions made as part of the Foreign Finance Company Plan;

(g) Dispositions by the Company and its Restricted Subsidiaries not otherwise permitted under this Section 7.05; provided that at the time of such Disposition, (i) no Default shall exist or would result from such Disposition, (ii) the aggregate book value of all property Disposed of in reliance on this clause (g) (after giving effect to such Disposition) after the Closing Date shall not exceed an amount equal to (x) 20% of Consolidated Total Assets at the time of such Disposition minus (y) the aggregate book value of any Specified Mexican Pipeline Assets and (iii) the aggregate book value of all property Disposed of in reliance on this clause (g) (after giving effect to such Disposition) after the Closing Date in a single Disposition transaction shall not exceed an amount equal to (x) 10% of Consolidated Total Assets at the time of such Disposition minus (y) the aggregate book value of any Specified Mexican Pipeline Assets; provided further that no Disposition under this clause (g) may be made to any Excluded Subsidiary or any Prohibited Subsidiary;

(h) non-exclusive licenses or sublicenses of IP Rights in the ordinary course of business and substantially consistent with past practice, and leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries;

(i) Dispositions of non-core assets acquired in a Permitted Acquisition by the Company or any of its Restricted Subsidiaries within 18 months of such Permitted Acquisition; provided that such non-core assets, in the aggregate, do not exceed 40% of the consolidated net assets (measured using the definition of “Consolidated Net Assets” mutatis mutandis and

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measured as of the date of such Permitted Acquisition) acquired pursuant to such Permitted Acquisition;

(j) any settlement of or payment in respect of, or series of settlements or payments in respect of, any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Company or any of its Restricted Subsidiaries;

(k) Dispositions of property constituting the making of Investments permitted under Section 7.02 and Dispositions of property constituting the making of Restricted Payments permitted by Section 7.06;

(l) (i) the sale of past due accounts receivable in the ordinary course of business consistent with the practices of similarly situated companies and (ii) Dispositions made as part of a Permitted Receivables Transaction; and

(m) Sale Leaseback Transactions permitted by Section 7.18. provided, however, that any Disposition pursuant to clauses (a) through (m) shall be for fair market value.

7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a) each Restricted Subsidiary may make Restricted Payments to the Company, any other Loan Party and any other Person that owns an Equity Interest in such Restricted Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b) the Company and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c) the Company and each Restricted Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;

(d) the Company may make Restricted Payments, so long as the Consolidated Leverage Ratio shall be less than 2.50 to 1.00, calculated as of the date such Restricted Payment is made, and giving pro forma effect to any Indebtedness incurred or to be incurred in connection with such Restricted Payment; provided that Administrative Agent shall have received a written certificate of a Responsible Officer in reasonable detail confirming that such Restricted Payment complies with the terms of this Section 7.06(d) prior to the payment thereof which certification shall be true and complete in all material respects on the date of payment thereof;

(e) the Company may make Restricted Payments, if after giving effect thereto the aggregate amount of Restricted Payments paid or made after the Closing Date would be less than

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the sum of $225,000,000 plus 50% of Consolidated Net Income (or minus 50% if negative) for each fiscal year ending on or after December 31, 2016 plus 100% of the net cash proceeds received by the Company with respect to the sale or issuance of any Equity Interest in the Company after the Closing Date (other than any proceeds described in the foregoing clause (c) or any proceeds used for Capital Expenditures); provided that Administrative Agent shall have received a written certificate of a Responsible Officer in reasonable detail confirming that such Restricted Payment complies with the terms of this Section 7.06(e) prior to declaration and payment thereof which certification shall be true and complete in all material respects on the date of payment thereof; and

(f) each Restricted Subsidiary may make Restricted Payments as part of the Foreign
Finance Company Plan.

7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by it on the Closing Date and any business or activities which are similar, related or incidental thereto.

7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business; provided that the foregoing restriction shall not apply to (a) the transactions contemplated by the Loan Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered to Borrowers or their respective Subsidiaries; (c) payment of customary directors’ fees and indemnities; (d) transactions with Affiliates that were consummated prior to the date hereof and are set forth on Schedule 7.08; (e) transactions with Affiliates upon fair and reasonable terms and are no less favorable to the Company or such Restricted Subsidiary than the Company or such Restricted Subsidiary would obtain in a comparable arm’s length transaction with a Person not an Affiliate of the Company or such Restricted Subsidiary, and (f) transactions between or among the Loan Parties and their Restricted Subsidiaries subject to compliance by such Subsidiaries with the other requirements of Article VII.

7.09 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Restricted Subsidiary to make Restricted Payments to the Company or any other Loan Party or to otherwise transfer property to the Company or any other Loan Party, except in each case for any agreement in effect on the date hereof and set forth on Schedule 7.09, (ii) of any Restricted Subsidiary to Guarantee the Indebtedness of the Company or any other Borrower or (iii) of the Company or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure the Obligations; provided, however, that this Section 7.09 shall not prohibit any restriction or requirement existing under or by reason of (i) applicable Law, (ii) any agreement relating to secured Indebtedness permitted under Section 7.03(g) to the extent relating to the property financed by or the subject of such Indebtedness, (iii) any agreement relating to secured Indebtedness permitted under Section 7.03(h) if such agreement (x) exists at the time the applicable Person becomes a Subsidiary of the Company, (y) is not entered into solely in contemplation of such Person’s becoming a Subsidiary of the Company and (z) does not extend to the assets of any Person other than the

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Person becoming a Subsidiary of the Company, (iv) any negative pledge or restriction on Liens in favor of any holder of Indebtedness permitted under Section 7.03 if the terms of such Indebtedness expressly permit Liens for the benefit of the Lenders with respect to the Obligations on a senior basis and do not require that such holders of such Indebtedness be secured by such Liens equally and ratably, (v) customary non-assignment provisions with respect to leases or licensing agreements entered into by any Borrower or any of its Subsidiaries, (vi) customary restrictions contained in an agreement related to the sale of property (to the extent such sale is permitted pursuant to Section 7.05) that limit the transfer of such property pending the consummation of such sale, (vii) customary provisions restricting assignment of any agreement entered into in the ordinary course of a business, (viii) customary provisions in joint venture agreements or other similar agreements applicable to joint ventures, (ix) customary restrictions contained in Indebtedness incurred pursuant to Section 7.03(i) (provided that such restrictions (A) are not, taken as a whole, materially more restrictive (as determined by the Company in good faith) than similar restrictions contained in this Agreement and (B) are applicable only to Foreign Subsidiaries), (x) applicable Law, or (xi) customary restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business.

7.10    Use of Proceeds.

(a)    Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

(b)    Directly, or to any Loan Party’s knowledge, indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions to the extent in violation of applicable Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of applicable Sanctions.

(c) Directly, or to any Loan Party’s knowledge, indirectly use the proceeds of any Credit Extension for any purpose which would breach any Anti-Corruption Law.

7.11    Financial Covenants.

(a)    Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Company to be less than 3.00 to 1.00.

(b)    Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Company to be greater than 3.50 to 1.00.

Notwithstanding the foregoing, if a Permitted Acquisition or series of Permitted Acquisitions with aggregate consideration of more than $50,000,000 occurs during a fiscal quarter ending on

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or after the Closing Date, the Company shall have the right to permit the Consolidated Leverage Ratio to exceed 3.50 to 1.00 during such fiscal quarter and the subsequent two fiscal quarters (such three fiscal quarters, an “Elevated Ratio Period”) so long as (i) the Consolidated Leverage Ratio does not exceed 3.75 to 1.00 at any time during the Elevated Ratio Period, (ii) such right is not exercised more than two times during the term of this Agreement and (iii) there is at least one fiscal quarter between Elevated Ratio Periods during which the Consolidated Leverage Ratio is not in excess of 3.50 to 1.00 at any time.

7.12    Capital Expenditures. Make or become legally obligated to make any Capital Expenditure, except for Capital Expenditures not exceeding, in the aggregate for the Company and its Restricted Subsidiaries during any fiscal year, an amount equal to the Base Capex Basket for such fiscal year plus an amount equal to 65% of the Consolidated EBITDA for the immediately preceding fiscal year (the “Annual EBITDA Basket”); provided, however, that so long as no Default has occurred and is continuing or would result from such expenditure, any portion of the Base Capex Basket, if not expended in the fiscal year for which it is permitted above, may be carried over for expenditure in the next following fiscal year (such unused portion, the “Carryover Capex Basket”); it being understood that Capital Expenditures made pursuant to this Section in any fiscal year shall be applied, first, to the Carryover Capex Basket for such fiscal year, second, to the Base Capex Basket for such fiscal year, and, third, to the Annual EBITDA Basket for such fiscal year.

7.13    Amendments of Organization Documents. Amend any of its Organization Documents, except for amendments that do not affect (a) the Company or such Restricted Subsidiary’s right and authority to enter into and perform its obligations under the Loan Documents to which it is a party, (b) the perfection of the Administrative Agent’s lien in any of the Collateral or (c) the authority and obligation of the Company or such Restricted Subsidiary to perform and pay the Obligations.

7.14    Accounting Changes. Make any (a) significant change in accounting policies or reporting practices, except as required by Law or GAAP, or (b) change in its fiscal year.

7.15    Prepayments, Etc. of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, the Senior Notes Indebtedness or any Indebtedness incurred pursuant to Section 7.03(j), except (a) the prepayment, redemption or repurchase (not in violation of the subordination terms thereof) of any such Indebtedness, so long as after giving pro forma effect to such prepayment, redemption or repurchase, no Default shall exist or would result therefrom and the Available Liquidity will not be less than $50,000,000 and (b) any Permitted Refinancing of any Senior Notes Indebtedness or any Indebtedness incurred pursuant to Section 7.03(j).

7.16    Amendment, Etc. of Indebtedness.

(a)    Amend, modify or change in any manner any term or condition of any Senior Notes Indebtedness or any Indebtedness set forth in Schedule 7.03, except for an amendment, modification or change that complies with the requirements of the definition of Permitted Refinancing.

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(b) Amend or modify any of the terms of the Indemnity Agreement if such amendment or modification would add or change any terms in a manner adverse to the Lenders; provided that this Section 7.16 shall not prohibit the issuance of Bonds (as defined in the Indemnity Agreement), the joinder of or other change in any parties to the Surety Credit Documents in accordance with their terms or any amendment or modifications which do not require the consent of any Loan Party or Subsidiary.

7.17    Sale and Leaseback Transactions. Enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (any such arrangement a “Sale Leaseback Transaction”); provided that the Company or any Restricted Subsidiary may enter into Sale Leaseback Transactions for equipment or real property so long as (i) no Default exists at the time of consummation of such Sale Leaseback Transaction and (ii) the aggregate fair market value of all equipment and real property sold by the Company and its Restricted Subsidiaries pursuant to a Sale Leaseback Transaction in any fiscal year does not exceed $10,000,000; provided further that, for the avoidance of doubt, this Section 7.17 shall not prohibit Indebtedness in respect of capital leases that would otherwise be permitted to be incurred pursuant to Section 7.03(g).

7.18    Designation of Senior Debt. Designate any Indebtedness (other than the Indebtedness under the Loan Documents) of the Company or any of its Restricted Subsidiaries as “Designated Senior Debt” (or any similar term) under, and as defined in, any documentation evidencing any other Indebtedness of the Company or any of its Restricted Subsidiaries in which such concept is applicable.

7.19    Holding Company. In the case of the Company, engage in any business or activity other than (a) the ownership of all outstanding Equity Interests in its Subsidiaries, (b) maintaining its corporate existence, (c) participating in tax, accounting and other administrative activities as the parent of the consolidated group of companies, including the Loan Parties, (d) the execution and delivery of the Loan Documents to which it is a party and the performance of its obligations thereunder, (e) the incurrence of Liens permitted under Section 7.01, (f) the making of Investments permitted under Section 7.02, (g) the incurrence of Indebtedness permitted under Section 7.03, (h) businesses or activities of a type engaged in prior to the Closing Date and (i) businesses or activities incidental to the businesses or activities described in clauses (a) through (h) of this Section and within the scope of operations as of the Closing Date.

7.20    Excluded Subsidiaries. In the case of Excluded Subsidiaries, engage in any business activity or own any assets, except as set forth on Schedule 6.12(f).

7.21    Operations of US Holdco and Luxco. Permit US Holdco or Luxco to (i) own any material assets other than, in the case of US Holdco, the FFC Notes, one or more deposit accounts maintained in connection with the Foreign Finance Company Plan (and the assets held on deposit therein), the TPEC and 100% of the Equity Interests of Luxco and, in the case of Luxco, the FFC Notes, one or more deposit accounts maintained in connection with the Foreign Finance Company Plan (and the assets held on deposit therein) and the TPEC or (ii) engage in

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any business activity other than activities customary for special purpose vehicles engaging in transactions of the type contemplated by the Foreign Finance Company Plan.

ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES

8.01    Events of Default. Any of the following shall constitute an Event of Default:

(a)    Non-Payment. Any Borrower, or any other Loan Party fails to (i) pay when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan due on the final maturity date thereof or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, (ii) pay within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, any fee due hereunder, or any amount of principal of any Term Loan due on the dates specified in Section 2.07 (other than the final maturity date thereof), or (iii) pay within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)    Specific Covenants. (i) Any Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02(a), 6.02(d), 6.02(e), 6.03(a), 6.03(b), 6.03(e), 6.05, 6.10, 6.11, 6.12 or 6.17 or Article VII; or

(c)    Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days following the earlier to occur of (i) the date a Responsible Officer obtains knowledge of such failure and (ii) the date that a Responsible Officer receives notice from the Administrative Agent of such failure; or

(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)    Cross-Default. (i) The Company or any Restricted Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and penal sums under any surety bond and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such

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Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Restricted Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Company or any Restricted Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such Restricted Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)    Insolvency Proceedings, Etc. The Company or any Restricted Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)    Inability to Pay Debts; Attachment. (i) The Company or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h)    Judgments. There is entered against the Company or any Restricted Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer meets the requirements set forth in Section 6.07, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount during any period of twelve consecutive months in excess of the Threshold Amount, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

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(j)    Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party or US Holdco denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.12 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 7.01) on the Collateral purported to be covered thereby; or

(k)    Change of Control. There occurs any Change of Control; or

(l)    Default under Indemnity Agreement. There shall occur a Default under, and as defined in, the Indemnity Agreement and the Company (as defined in the Indemnity Agreement) shall have exercised any remedies in respect thereof; or

(m)    Invalidity of Intercreditor Agreement. Any material provision of any Intercreditor Agreement shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against the Surety party thereto.

8.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)    declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c)    require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d)    exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

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8.03    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.16 and 2.17, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, Letter of Credit Fees and BA Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer arising under the Loan Documents and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and BA Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings, Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements and Obligations in the nature of drawn and unreimbursed amounts under Secured Permitted Standalone Letters of Credit, ratably among the Lenders, the L/C Issuer, the Hedge Banks, the Cash Management Banks and the PSLOC Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer and to the PSLOC Banks, to Cash Collateralize that portion of L/C Obligations and outstanding Secured Permitted Standalone Letters of Credit comprised of the aggregate undrawn amount of Letters of Credit, Bankers’ Acceptances and Secured Permitted Standalone Letters of Credit to the extent not otherwise Cash Collateralized by the Company pursuant to Sections 2.03 and 2.16 and the terms of such Secured Permitted Standalone Letters of Credit, ratably among the L/C Issuers and the PSLOC Banks in proportion to the respective amounts described in this clause Fifth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law;

Subject to Section 2.03(d) and 2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit or Bankers’ Acceptances pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit or Bankers’ Acceptances as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit and Bankers’

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Acceptances have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements, Secured Hedge Agreements and Secured Permitted Standalone Letters of Credit shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank, Hedge Bank or PSLOC Bank, as the case may be. Each Cash Management Bank, Hedge Bank or PSLOC Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX.
ADMINISTRATIVE AGENT

9.01    Appointment and Authority.

(a)    Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and no Borrower shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)    The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank, a potential Cash Management Bank and a potential PSLOC Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

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9.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Company, a Lender or the L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other

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document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit or Bankers’ Acceptance, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit or Bankers’ Acceptance. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub- agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06    Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor, which shall be a bank (a) with an office in the United States, or an Affiliate of any such bank with an office in the United States, and (b) prior to an Event of Default pursuant to Sections 8.01(a) or (f) approved by the Company. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days

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after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent as of the effective date of such resignation), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring Administrative Agent was acting as Administrative Agent and (ii) after such resignation for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (A) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (B) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit and bankers’ acceptances in substitution for the Letters of Credit and Bankers’ Acceptances, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit or Bankers’ Acceptances. Notwithstanding the foregoing, so long as another Lender is willing to act as a swing line lender, such successor shall not be required to succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swing Line Lender. Notwithstanding the foregoing, so long as another L/C Issuer is willing to and has satisfied the

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provisions of clause (c) of the preceding sentence, such successor shall not be required to succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer nor satisfy the requirements of such clause (c).

9.07    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Co-Syndication Agents, Co-Documentation Agents, the Joint Lead Arrangers or Joint Bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i), (j) and (k), 2.09, 2.10(b) and 10.04) allowed in such judicial proceeding; and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09, 2.10(b) and 10.04.

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Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer or authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

The Loan Parties and the Secured Parties hereby irrevocably authorize the Administrative Agent, based upon the instruction of the Required Lenders, to (a) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Section 363 of the Bankruptcy Code of the United States or any similar Laws in any other jurisdictions to which a Loan Party is subject, or (b) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any other sale or foreclosure conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not unduly delay the ability of the Administrative Agent to credit bid and purchase at such sale or other disposition of the Collateral and, if such claims cannot be estimated without unduly delaying the ability of the Administrative Agent to credit bid, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the asset or assets purchased by means of such credit bid) and the Secured Parties whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the asset or assets so purchased (or in the Equity Interests of the acquisition vehicle or vehicles that are used to consummate such purchase). Except as provided above and otherwise expressly provided for herein or in the other Collateral Documents, the Administrative Agent will not execute and deliver a release of any Lien on any Collateral. Upon request by the Administrative Agent or the Company at any time, the Secured Parties will confirm in writing the Administrative Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 9.09.

9.10    Collateral and Guaranty Matters. Each of the Lenders (including in its capacities as a potential Cash Management Bank, a potential Hedge Bank and a potential PSLOC Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)    to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the occurrence of the Facility Termination Date, (ii) that is sold or otherwise Disposed of or to be sold or otherwise Disposed as part of or in connection with any sale or other Disposition permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section
10.01;

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(b)    to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i);

(c)    to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder (including any release of Subsidiary Guarantor deemed to be an Unrestricted Subsidiary pursuant to Section 6.12(i));

(d)    if any Additional Loans are intended to rank junior in right of payment and/or in respect of lien priority as to the Collateral with the outstanding Loans, to enter into an intercreditor agreement (or amend, supplement or modify an existing intercreditor agreement) as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the terms of any such Additional Loans; and

(e)    enter into, perform its obligations under and amend, supplement, modify or replace the Indemnity Agreement or the Intercreditor Agreement, or enter into similar arrangements as may be necessary or appropriate in the reasonable opinion of the Administrative Agent.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Subsidiary Guarantor from its obligations under the Subsidiary Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

9.11    Secured Cash Management Agreements, Secured Hedge Agreements and Secured Permitted Standalone Letter of Credit. No Cash Management Bank, Hedge Bank or PSLOC Bank that obtains the benefit of the provisions of Section 8.03, the Subsidiary Guaranty or any Collateral by virtue of the provisions hereof or of the Subsidiary Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Subsidiary Guaranty or any Collateral Document) other than in its capacity as a Lender, the L/C Issuer or the Administrative Agent and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements, Secured Hedge Agreements and Secured Permitted Standalone Letters of Credit unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank, Hedge Bank or PSLOC Bank, as the case may be.

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ARTICLE X.
MISCELLANEOUS

10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b) extend or increase any Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document (except as expressly provided in Section 2.18) without the written consent of each Lender entitled to such payment;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest, Letter of Credit Fees or BA Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(e) change (i) Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or (ii) Section 2.05 in a manner that would alter the order of application of any prepayments of Term Loans without the written consent of each Term Loan Lender;

(f) change (i) any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than as provided in subclause (ii) of this clause (f)), without the written consent of each Lender or (ii) the definition of “Required (USD) Lenders”, “Required (MC) Lenders” or “Required Term Loan Lenders” without the written consent of each Committed (USD) Lender, each Committed (MC) Lender or each Term Loan Lender, as the case may be;

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(g) impose any greater restriction on the ability of any Lender under a Facility to any of its rights or obligations hereunder without the written consent of the Required (USD) Lenders, in the case of the Committed (USD) Facility, the Required (MC) Lenders, in the case of the Committed (MC) Facility, or the Required Term Loan Lenders, in the case of the Term Loan Facility;

(h) release all or substantially all of the Collateral in any transaction or series of related transactions without the written consent of each Lender; or

(i) release all or substantially all of the value of the Subsidiary Guaranty without the written consent of each Lender, except to the extent the release of any Subsidiary Guarantor is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit or Bankers’ Acceptance issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender or all Lenders or each affected Lender under a Facility may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) no Commitment of any Defaulting Lender may be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender or all Lenders or each affected Lender under a Facility that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender. In addition, notwithstanding the foregoing, (1) this Agreement may be amended with the written consent of the Administrative Agent, the Company and the Additional Lenders providing the relevant Additional Loans and/or Additional Commitments to permit the Additional Commitments Amendment in accordance with Section 2.15 and (2) the Letter of Credit Sublimit and the Swing Line Sublimit may be increased by the L/C Issuer or the Swing Line Lender, as applicable, in accordance with Section 2.15(d) without the consent of any Lender.

10.02 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by

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telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to a Borrower, the Administrative Agent or Bank of America, in its capacity as an L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender or L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Company).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, the L/C Issuer or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice, e- mail or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE

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ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON- INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to any Borrower or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic

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communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrowers shall, jointly and severally, pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (limited in respect of legal fees to reasonable fees, charges and disbursements of counsel to the Administrative Agent, and of a single regulatory counsel and single local counsel in each appropriate jurisdiction which may include a special counsel acting in multiple jurisdictions), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit, Bankers’

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Acceptance or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (limited in respect of legal fees to the fees, charges and disbursements of one counsel and one local counsel and one applicable regulatory counsel in each relevant jurisdiction for the Administrative Agent and one counsel and one local counsel and one applicable regulatory counsel in each relevant jurisdiction for the Lenders (and, in the case of a conflict of interest, one additional counsel to all such affected Lenders similarly situated, taken as a whole)), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit or Bankers’ Acceptances issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, Letters of Credit or Bankers’ Acceptances.

(b) Indemnification by the Borrowers. The Borrowers shall, jointly and severally, indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of counsel), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan, Letter of Credit or Bankers’ Acceptance or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit or Bankers’ Acceptance if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries (other than any such presence, alleged presence, release or Environmental Liability resulting solely from acts or omissions by Persons other than any Borrower or any of its Subsidiaries after the Administrative Agent sells the applicable property pursuant to a foreclosure or has accepted a deed in lieu of foreclosure), or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (w) relate to the matters referred to in Sections 3.01, 3.04 or 3.05 (which Sections set forth the sole remedies in respect of the matters set forth therein) or relate to any other Taxes (other than Taxes that represent losses, claims, damages, liabilities or related expenses arising from a non-Tax claim), (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by any Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations

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hereunder or under any other Loan Document, if such Borrower or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) arise out of, or in connection with, any proceeding that does not involve an act or omission by a Borrower or any of its Affiliates that is brought by an Indemnitee against any other Indemnitee (other than any proceeding against any Indemnitee in its capacity or fulfilling its role as the Administrative Agent, an Arranger, the L/C Issuer or any similar role); provided further that the reimbursement of fees, charges and disbursements of counsel shall be limited to one counsel and one local counsel and one applicable regulatory counsel in each relevant jurisdiction for the Administrative Agent and one counsel and one local counsel and one applicable regulatory counsel in each relevant jurisdiction for the other Indemnitees (and, in the case of a conflict of interest, one additional counsel to all such affected Indemnitees similarly situated, taken as a whole).

(c) Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub- agent), the L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, and no Indemnitee shall assert, and each Indemnitee hereby waives, any claim against any Loan Party, in each case on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan, Letter of Credit or Bankers’ Acceptance or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

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(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05 Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this subsection (b),

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participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment under any Facility and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in subsection (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the applicable Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Company (such consent not to be unreasonably withheld) shall be required unless (1) an Event of Default pursuant to Sections
8.01(a) or 8.01(f) has occurred and is continuing at the time of such assignment or (2) in the case of an assignment of any Term Loan or unfunded Term Loan Commitment, such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of

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(i) any unfunded Term Loan Commitment, any USD Commitment or any MC Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) any Term Loan to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund; and

(C) the consent of the L/C Issuer and the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Committed (USD) Facility.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Company or any of the Company’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit, Bankers’ Acceptances and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a

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Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for Tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower, the Administrative Agent, the Swing Line Lender or the L/C Issuer, sell participations to any Person (other than a natural person, a Defaulting Lender or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in, or enter into a swap or derivative transaction in respect of all or a portion of, such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment(s) and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the

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requirements and limitations therein, including the requirements under Section 3.01(e)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under subsection (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.06 and Section 10.13 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, (i) if at any time Bank of America assigns all of its USD Commitment and Loans under the Committed (USD) Facility pursuant to subsection (b) above, Bank of America may, (A) upon 30 days’ notice to the Company and the Committed (USD) Lenders, resign as L/C Issuer and/or (B) upon 30 days’ notice to the Company, resign as Swing Line Lender, and (ii) if at any time any other Lender acting as an L/C Issuer assigns all of its USD Commitment and Loans under the Committed (USD) Facility pursuant to subsection (b) above, such Lender may, upon 30 days’ notice to the Company and the Committed (USD) Lenders, resign as an L/C Issuer. In the event of any such resignation as

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an L/C Issuer or Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be, or any other Lender as an L/C Issuer. If Bank of America or any other Lender resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit and Bankers’ Acceptances outstanding and issued by it as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed (USD) Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(d)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed (USD) Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit and bankers’ acceptances in substitution for the Letters of Credit and Bankers’ Acceptances, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America or such other retiring L/C Issuer, as the case may be, to effectively assume the obligations of Bank of America or such other retiring L/C Issuer, as the case may be, with respect to such Letters of Credit or Bankers’ Acceptances issued by it.

10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.15(c) or (ii) any actual or prospective counterparty (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to a Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Company or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes

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available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Company.

For purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Company or any Subsidiary; provided that, in the case of information received from the Company or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, the L/C Issuer or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch or office of such Lender, the L/C Issuer or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

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10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10 Counterparts; Integration; Effectiveness. This Agreement and the other Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement and any other Loan Document, or any certificate delivered thereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document or certificate. Without limiting the foregoing, to the extent a manually executed counterpart is not specifically required to be delivered under the terms of any Loan Document, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit or Bankers’ Acceptance shall remain outstanding.

10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the

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illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13 Replacement of Lenders. If the Company is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender, or if any Lender is a Non-Consenting Lender (as defined below), then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Company shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b) such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) in the case of any such assignment by a Non-Consenting Lender, the assignee must have approved in writing the substance of the amendment, waiver or consent which caused the assignor to be a Non-Consenting Lender; and

(e) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

For the purposes of this Section 10.13, a “Non-Consenting Lender”, as applicable, (a) any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required Lenders, (b) any Committed (USD) Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Committed (USD)

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Lenders or all affected Committed (USD) Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required (USD) Lenders, (c) any Committed (MC) Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Committed (MC) Lenders or all affected Committed (MC) Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required (MC) Lenders or (d) any Term Loan Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Term Loan Lenders or all affected Term Loan Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Term Loan Lenders.

10.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b) SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

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(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders are arm’s-length commercial transactions between such Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) such Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent, the Arrangers and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Borrower or any of its Affiliates or any other Person and (B) neither the Administrative Agent, any Arranger nor any Lender has any obligation to such Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Borrower and its Affiliates, and neither the Administrative Agent, any Arranger nor any Lender has any obligation to disclose any of such interests to such Borrower or its Affiliates. To the fullest extent permitted by law, each of the Borrowers hereby waives and releases any claims that it may have against the Administrative Agent, any Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

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10.17 Electronic Execution of Assignments and Certain Other Documents. The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper- based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided further without limiting the foregoing, upon the request of the Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterpart.

10.18 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Act. Each Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

10.19 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent, any Lender or any L/C Issuer hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent, such Lender or such L/C Issuer, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent, such Lender or such L/C Issuer, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent, any Lender or any L/C Issuer from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, such Lender or such L/C Issuer, as the case may be, against such loss. If the amount of the Agreement

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Currency so purchased is greater than the sum originally due to the Administrative Agent, any Lender or any L/C Issuer in such currency, the Administrative Agent, such Lender or such L/C Issuer, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

10.20 Designation as Senior Debt. All Obligations shall be “Designated Senior Indebtedness” (or any similar term) for purposes of and as defined in any documentation evidencing any other Indebtedness of the Company or any of its Restricted Subsidiaries in which such concept is applicable.

10.21 Keepwell. Each Borrower that is a Qualified ECP Guarantor at the time the joint and several liability under Section 2.14, the Subsidiary Guaranty or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents (including the Subsidiary Guaranty) to which it is a party in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Borrower’s obligations and undertakings under this Section 10.21 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Borrower that is a Qualified ECP Guarantor under this Section 10.21 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full and all Commitments terminated. Each Borrower that is a Qualified ECP Guarantor intends this Section 10.21 to constitute, and this Section 10.21 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

10.22 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a

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bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amended and Restated Credit Agreement to be duly executed as of the date first above written.

BORROWERS: MASTEC, INC.
MASTEC NORTH AMERICA, INC.

By: /s/ George Pita
Name: George Pita
Title: Executive Vice President, Chief Financial
Officer and Principal Accounting Officer

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page
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ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as
Administrative Agent

By: /s/ Angela Larkin
Name: Angela Larkin
Title: Assistant Vice President

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page
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LENDERS:

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By: /s/ Julia H. Rocawich
Name: Julia H. Rocawich
Title: Senior Vice President

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page
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SUNTRUST BANK, as a Lender and Co- Syndication Agent

By: /s/ David A. Ernst
Name: David A. Ernst
Title: Vice Presdent

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page
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BANK OF MONTREAL, as a Lender and Co- Syndication Agent

By: /s/ Michael Gift
Name: Michael Gift
Title: Director

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page
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WELLS FARGO BANK, NATIONAL ASSOCIATION as a Lender and Co-Syndication Agent

By: /s/ Mark B. Felker
Name: Mark B. Felker
Title: Managing Director

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page
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MORGAN STANLEY BANK, N.A., as a Lender

By: /s/ Michael King
Name: Michael King
Title: Authorized Signatory

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page
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The Bank of Tokyo-Mitsubishi UFJ, Ltd., as a
Lender

By: /s/ Ryan Parker
Name: Ryan Parker
Title: Vice President

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page
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MUFG Union Bank, N.A., as a Lender

By: /s/ Ryan Parker
Name: Ryan Parker
Title: Vice President

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page
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COMPASS BANK, as a Lender

By: /s/ Aaron Loyd
Name: Aaron Loyd
Title: Vice President

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page
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PNC BANK, NATIONAL ASSOCIATION, as a
Lender

By: /s/ Krutesh Trivedi
Name: Krutesh Trivedi
Title: VP

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page
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HSBC BANK USA, N.A., as a Lender

By: /s/ Peter Hart
Name: Peter Hart
Title: Senior Vice President

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page
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JPMORGAN CHASE BANK, N.A., as a Lender

By: /s/ John A. Horst
Name: John A. Horst
Title: Executive Director

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page
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CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By: /s/ Thomas L. Savage
Name: Thomas L. Savage
Title: Vice President

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page
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BARCLAYS BANK PLC, as a Lender

By: /s/ Ronnie Glen
Name: Ronnie Glen
Title: Vice President

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page
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BANK UNITED, as a Lender

By: /s/ Charles J. Klenk
Name: Charles J. Klenk
Title: Senior Vice President

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
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SIEMENS FINANCIAL SERVICES, INC., as a Lender

By: /s/ Maria Levy
Name: Maria Levy
Title: Vice President

By: /s/ Melissa J. Brown
Name: Melissa J. Brown
Title: Sr. Transaction Coordinator

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page
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U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Steven L. Sawyer
Name: Steven L. Sawyer
Title: Senior Vice President

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page
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BRANCH BANKING AND TRUST COMPANY, as a Lender

By: /s/ Charles Graeub, III
Name: Charles Graeub, III
Title: Vice President

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page
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SYNOVUS BANK, as a Lender

By: /s/ Michael Sawicki
Name: Michael Sawicki
Title: Director, Corporate Banking\

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page
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BANCO DE SABADELL, S.A. – MIAMI BRANCH, as a Lender

By: /s/ Enrique Castillo
Name: Enrique Castillo
Title: Structured Finance Americas Director

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page
86420711

FLORIDA COMMUNITY BANK N.A., as a
Lender

By: /s/ Jim Baiter
Name: Jim Baiter
Title: Chief Credit Officer

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page
86420711

ISRAEL DISCOUNT BANK OF NEW YORK, as a Lender

By: /s/ Alexander Birr
Name: Alexander Birr
Title: Senior Vice President

By: /s/ Christopher Meade
Name: Christopher Meade
Title: Vice President

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page
86420711

ANNEX I

EXISTING LETTERS OF CREDIT

LC TYPE (Performance/Financial)	Amount	LC #	Expiry Date
Performance	$674,918.22	BMTO387497OS	06/15/2017
Performance	$429,947.27	BMTO399049OS	11/30/2017
Performance	$3,949,263.48	BMTO412619OS	05/30/2018
Financial	$15,000.00	T00000000061581	05/10/2017
Financial	$35,000.00	T00000000061582	05/10/2017
Financial	$1,973,635.00	T00000001295730	08/01/2017
Financial	$11,000,000.00	T00000068027548	07/17/2017
Performance	$11,522,250.01	T00000068057082	02/27/2017
Performance	$1,605,851.67	T00000068092139	07/31/2017
Performance	$19,753.02	T00000068092144	01/30/2018
Performance	$41,727.12	T00000068092145	01/30/2018
Performance	$20,793.22	T00000068092146	01/30/2018
Performance	$178,474.35	T00000068092148	05/02/2017
Performance	$829,111.23	T00000068092149	03/21/2018
Financial	$2,700,000.00	T00000068092152	05/30/2017
Performance	$445,431.89	T00000068092153	06/05/2017
Financial	$18,822,082.00	T00000068092155	11/16/2017
Financial	$50,182,401.00	T00000068092156	11/16/2017
Financial	$80,392,439.00	T00000068096318	01/31/2018
Financial	$57,000.00	T00000068096571	05/17/2017
Performance	$3,661,103.33	T00000068097273	06/30/2017
Performance	$34,165,988.10	T00000068097990	07/31/2017
Performance	$2,797,754.62	T00000068116369	06/15/2017
Performance	$2,600,856.79	T00000068116370	06/15/2017
Performance	$294,525.75	T00000068116371	03/31/2017
Performance	$191,745.95	T00000068116372	03/31/2017
Performance	$281,773.99	T00000068116373	04/11/2017
Performance	$89,328.60	T00000068116374	05/02/2017
Performance	$883,200.00	T00000068116375	05/12/2017
Performance	$854,623.64	T00000068116376	05/15/2017
Performance	$48,185,800.00	T00000068116377	05/05/2017
Performance	$2,971,319.40	T00000068116378	11/20/2017
Performance	$767,106.50	T00000068116379	01/15/2018
Financial-Backed by Cash Collateral/CD	$10,000.00	T00000068092154	12/31/2020

86420711

ANNEX II

COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	USD Commitment	Applicable Percentage (Committed (USD) Facility)	MC Commitment	Applicable Percentage (Committed (MC) Facility)	Term Loan Commitment	Applicable Percentage (Term Loan Facility)	Total
Bank of America, N.A.	$70,445,104.83	8.805638104%	$56,345,528.78	18.781842927%	$48,209,366.39	12.052341598%	$175,000,000.00
SunTrust Bank	$70,445,104.83	8.805638104%	$56,345,528.78	18.781842927%	$48,209,366.39	12.052341598%	$175,000,000.00
Bank of Montreal	$95,998,622.59	11.999827824%	$0.00	0.000000000%	$36,501,377.41	9.125344353%	$132,500,000.00
Wells Fargo Bank, National Association	$95,998,622.59	11.999827824%	$0.00	0.000000000%	$36,501,377.41	9.125344353%	$132,500,000.00
Compass Bank	$41,260,704.26	5.157588033%	$33,002,381.14	11.000793713%	$28,236,914.60	7.059228650%	$102,500,000.00
PNC Bank, National Association	$41,260,704.26	5.157588033%	$33,002,381.14	11.000793713%	$28,236,914.60	7.059228650%	$102,500,000.00
HSBC Bank USA, N.A.	$41,260,704.26	5.157588033%	$33,002,381.14	11.000793713%	$28,236,914.60	7.059228650%	$102,500,000.00
JPMorgan Chase Bank, N.A.	$28,178,041.93	3.522255241%	$22,538,211.51	7.512737170%	$19,283,746.56	4.820936640%	$70,000,000.00
Capital One, National Association	$50,716,253.44	6.339531680%	$0.00	0.000000000%	$19,283,746.56	4.820936640%	$70,000,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$50,716,253.44	6.339531680%	$0.00	0.000000000%	$0.00	0.000000000%	$50,716,253.44
Morgan Stanley Bank, N.A.	$34,776,859.50	4.347107438%	$0.00	0.000000000%	$13,223,140.50	3.305785125%	$48,000,000.00
Barclays Bank PLC	$26,668,886.62	3.333610828%	$21,331,113.38	7.110371127%	$0.00	0.000000000%	$48,000,000.00
Bank United, NA	$34,776,859.50	4.347107438%	$0.00	0.000000000%	$13,223,140.49	3.305785125%	$48,000,000.00
Siemens Financial Services, Inc.	$19,322,085.90	2.415260738%	$15,454,773.61	5.151591203%	$13,223,140.50	3.305785123%	$48,000,000.00
U.S. Bank National Association	$17,108,096.89	2.138512111%	$13,683,914.13	4.561304710%	$11,707,988.98	2.926997245%	$42,500,000.00
Branch Banking and Trust Company	$15,296,651.33	1.912081416%	$12,235,029.11	4.078343037%	$10,468,319.56	2.617079890%	$38,000,000.00
Synovus Bank	$24,090,220.39	3.011277549%	$0.00	0.000000000%	$9,159,779.61	2.289944903%	$33,250,000.00
Banco Sabadell, S.A. – Miami Branch	$20,648,760.33	2.581095041%	$0.00	0.000000000%	$7,851,239.67	1.962809918%	$28,500,000.00
Florida Community Bank, N.A.	$17,207,300.28	2.150912535%	$0.00	0.000000000%	$6,542,699.72	1.635674930%	$23,750,000.00
MUFG Union Bank, N.A.	$0.00	0.000000000%	$0.00	0.000000000%	$19,283,746.56	4.820936640%	$19,283,746.56
Israel Discount Bank of New York	$3,824,162.83	0.478020354%	$3,058,757.28	1.019585760%	$2,617,079.89	0.654269973%	$9,500,000.00
Total	$800,000,000.00	100.000000000%	$300,000,000.00	100.000000000%	$400,000,000.00	100.000000000%	$1,500,000,000.00

86420711

ANNEX III

TERM LOAN FACILITY AMORTIZATION SCHEDULE

Payment Date (Last Business Day of)	Principal Payment Amount
December 2017	$3,125,000.00
March 2018	$3,125,000.00
June 2018	$3,125,000.00
September 2018	$3,125,000.00
December 2018	$3,125,000.00
March 2019	$3,125,000.00
June 2019	$3,125,000.00
September 2019	$3,125,000.00
December 2019	$3,125,000.00
March 2020	$3,125,000.00
June 2020	$3,125,000.00
September 2020	$3,125,000.00
December 2020	$3,125,000.00
March 2021	$3,125,000.00
June 2021	$3,125,000.00
September 2021	$3,125,000.00
December 2021	$3,125,000.00

13002139.5

SCHEDULE 5.05

SUPPLEMENT TO INTERIM FINANCIAL STATEMENTS

MasTec, Inc. Summary of Material Indebtedness as of December 31, 2016	Principal Balance	Rate	Maturity
4.875 Senior Notes	$400,000,000	4.875%	March 2023

13002139.8

SCHEDULE 5.08(b)
EXISTING LIENS

Liens securing capital leases set forth on Schedule 7.03, which liens do not encumber any property other than the property financed by the related capital lease and the indebtedness secured thereby did not exceed the costs or fair market value ( as determined by the Company in good faith), whichever is lower, of the property acquired thereby on the date of such acquisition.

13002139.8

SCHEDULE 5.08(c)

OWNED REAL PROPERTY

Property Address	Record Owner	Book Value (Land and Building)	Estimated Fair Market Value
479.64 acres of land: Winter Lake Rd/Main Ave (SR 540) Lakeland, FL	MasTec, Inc.	$521,029.00	$251,791.00
1..0 acre of land: San Marco Drive, New Port Richey, FL	MasTec, Inc.	$186,000.00	$151,081.00
1450 Peeples Street Suites A and B, Columbia, SC 29203 (aka 1504 Elmon St. and 1450 Elmon St.)	MasTec North America, Inc.	$160,000.00	$416,989.00
209 Art Bryan Dr. Asheboro, NC 27203	MasTec North America, Inc.	$1,549,993.00	$1,349,370.00
2721 Carpenter-Upchurch, Cary, NC 27519	MasTec North America, Inc.	$416,443.00	$953,696.00
600 Weyerhausen Rd., Enrul, NC 28527	MasTec North America, Inc.	$54,824.00	$150,000.00
3857 Hwy. 421A, Wilmington, NC 28401	MasTec North America, Inc.	$244,228.00	$692,985.00
110 Repetto Ave., Egg Harbor, NJ 08234	MasTec North America, Inc.	$172,387.00	$225,000.00
2808 Industrial Terrance, Austin, TX 78758	MasTec North America, Inc.	$13,983.00	$436,970.00
2700 E Fifth St., Austin, TX 78702	MasTec North America, Inc.	$125,000.00	$160,000.00
2703 E Fifth St., Austin, TX 78702	MasTec North America, Inc.	$35,000.00	$69,516.00
2716 E Fifth St., Austin, TX 78702	MasTec North America, Inc.	$285,164.00	$1,234,500.00
2726 E fifth St., Austin, TX 78702	MasTec North America, Inc.	$85,000	$435,600.00
1616 N Padre Island Dr., Corpus Christi, TX 78408	MasTec North America, Inc.	$45,430.00	$203,654.00
4 Industrial Park Center, Johnstown, CO 80534	MasTec North America, Inc.	$4,295,390.00	$432,600.00
36852 County Road #2 North, Shevlin, MN 56676	MasTec North America, Inc.	$329,501.00	$400,000.00
152 Park Avenue, Shevlin, MN 56676	MasTec North America, Inc.	$241,534.00	$615,000.00
358 Main Ave., Shevlin, MN 56676	MasTec North America, Inc.	$6,000.00	$13,600.00
6470 28th Avenue, Rugby, ND 58368	MasTec North America, Inc.	$358,763.00	$400,000.00
7221 Dr. Martin Luther King Blvd. E, Tampa, FL 33619	MasTec, Inc.	$1,103,231.00	$1,178,860.00
4025 Edison Ave., Ft. Meyers, FL 33916	MasTec, Inc.	$164,114.00	$742,560.00
125 Commerce Way, Sanford, FL 32771	MasTec North America, Inc.	$284,692.00	$471,854.00
1819 Totten Road, Ft. Pierce, FL 34947	MasTec North America, Inc.	$308,552.00	$185,700.00
14740 NW 22nd Ct., Opa Locka, FL 33054	MasTec North America, Inc.	$28,495.00	$600,790.00
4601 SW 30th St., Ft. Lauderdale, FL 33314	MasTec North America, Inc.	$1,163,583.00	$1,713,800.00
2801 SW 46th Ave. Ft. Lauderdale, FL 33314	MasTec North America, Inc.	$887,510.00	$2,796,090.00

13002139.8

Property Address	Record Owner	Book Value (Land and Building)	Estimated Fair Market Value
1910 West Main Avenue, West Fargo, ND 58078	MasTec Property Holdings, LLC	$1,311,123.00	$1,875,000.00
1916 2nd Ave. NW, West Fargo, ND 58078	MasTec Property Holdings, LLC	$845,330.00	$475,000.00
1008 & 1010 Hwy 59 W, George West, TX 78022	Bottom Line Services, LLC	$987,083.00	$1,200,000.00
959 Dobskyville Road, Yorktown, TX 77963	Bottom Line Services, LLC	$515,788.00	$575,000.00

*under contract for sale

13002139.8

SCHEDULE 5.08(d)(i)
LEASED REAL PROPERTY (LESSEE)

Property Address	Lessor	Lessee	Expiration Date	Annual Rental Cost
800 Douglas Rd, 11th & 12th Floor, Coral Gables, FL 33134	Corporate Office	MasTec Inc.	10/31/2017	$965,640.00
16055 Space Center Blvd, 700, Houston, TX 77062	Parfinco	EC Source Services LLC	4/30/2025	$779,236.56
2859 Paces Ferry Road, Atlanta, GA 30339	Parmenter Realty Partners	MasTec Network Solutions, LLC.	7/1/2017	$684,718.32
3500 Pelham Parkway, Pelham, AL 35124	Pelham NCP, LLC	MasTec Network Solutions, LLC.	4/30/2018	$679,537.56
1000 Centre Green Way, Suites 250 & 300, Cary, NC 27513	inVentiv Clinical, LLC	MasTec Network Solutions, LLC.	4/30/2018	$621,039.96
1351 E Irving Park Road, Itasca, IL 60143	Irving Park Business Center -1 Limited Partnership	MasTec Network Solutions, LLC.	7/31/2019	$619,237.80
1975 Joe B Jackson Parkway, Murfreesboro, TN 37127	Pretoria Properties	MasTec Network Solutions, LLC.	8/30/2020	$506,889.96
2028 NW 2nd Ave., West Fargo, ND 58078	Le Petomane Properties Inc.	Wanzek Construction, Inc.	10/1/2023	$462,739.92
806 S Douglas Road, Coral Gables, FL 33134	Phelps Dodge	MasTec North America Inc.	10/31/2017	$389,597.04
1203 114-th Avenue SE, Bellevue, WA 98004	Regency Bellefield Holdings, LLC	MasTec Network Solutions, LLC.	7/31/2019	$389,538.00
1203 114-th Avenue SE, BELLEVUE, WA 98004	Regency Bellefield Holdings, LLC	MasTec Network Solutions, LLC.	7/31/2019	$375,870.00
125 Klug Circle, Corona, CA 92880	JC & JC Property	MasTec Network Solutions, LLC.	8/31/2019	$363,072.00
806 Douglas Road, Suite 1100, Coral Gables, FL 33134	Banyan Street/Gap Douglas Entrance Owners, LLC	MasTec Network Solutions, LLC.	5/31/2019	$357,048.84
16300 Katy Freeway, Houston, TX 77094	ENSCO Offshore Company	Wanzek Construction, Inc.	10/22/2018	$341,830.56
421 Sonnier Rd., Carencro, LA 70520	Castille Real Estate, llc	MasTec Network Solutions, LLC.	12/31/2018	$300,000.00
22263 68th Ave. S, Ste 210, Kent, WA 98032	TERRENO REALTY CORP LLC	MasTec Network Solutions, LLC.	10/31/2018	$283,686.24
18 Centerpointe Drive , Suite 110, LA PALMA, CA 90623	The Realty Associates Fund IX	MasTec Network Solutions, LLC.	2/28/2019	$282,173.64
1850 Grand Terre, Port Allen, LA 70767	Port Allen Management, LLC.	MasTec Network Solutions, LLC.	4/30/2018	$280,968.00
710 Belden Ave, Addison, IL 60101		MasTec Network Solutions, LLC.	12/31/2016	$275,000.04
5070 BENNETT INDUSTRIAL DRIVE, WILLISTON, ND		Precision Pipeline, LLC	4/30/2017	$270,000.00
1025 Greenwood Blvd, Suite 470, Lake Mary, FL 32746	BRE/COH FL, LLC	MasTec Network Solutions, LLC.	12/31/2016	$264,459.48
210 INTERSTATE NORTH PARKWAY, SUITE 300, ATLANTA, GA 30339	INOP ACQUISITIONS, LLC	MasTec Network Solutions, LLC.	2/28/2018	$263,986.20
2240 E DOWLING RD, ANCHORAGE, AK	CONAC HOLDINGS, LTD.	MasTec Network Solutions, LLC.	11/30/2018	$263,520.00

13002139.8

Property Address	Lessor	Lessee	Expiration Date	Annual Rental Cost
710 Belden Avenue, Addison, IL 60101	Prologis Targeted U.S. Logistics Fund, L.P.	Optima Network Services, Inc.		$263,169.60
1322 Crestside, Coppell, TX 75019	ALLEGIANCY HOUSTON LLC	MasTec North America Inc.	1/31/2021	$255,680.04
4300 Stockton Drive, NORTH LITTLE ROCK, AR 72117	Woodcrest Company	MasTec Network Solutions, LLC.	7/1/2024	$ 248,537.04
20203 Carriage Point Drive, Houston, TX 77073	Nomac Drillings, LLC	MasTec Network Solutions, LLC.	10/31/2017	$246,000.00
1320 Willow Pass Rd, Concord, CA 94520	Concord Corporate Center, LLC	MasTec Network Solutions, LLC.	5/31/2016	$242,086.80
7025 South Revere Parkway, Unit 100, Centennial, CO 80112	Exeter 7025 South Revere, LLC	MasTec Network Solutions, LLC.	8/31/2016	$241,729.32
529 S. 16th Street, La Porte, TX 77571	La Porte Commercial Properties, L.P.	Three Phase Line Construction, Inc.	12/31/2021	$237,600.00
3075 E Imperial Highway, Ste 100, Brea, CA	Hub City Terminals, Inc.	MasTec Network Solutions, LLC.	9/9/2017	$235,200.00
6106 Baldwin Dr, Austin, TX 78724	HIDDEN VALLEY, LTD	MasTec North America Inc.	6/30/2016	$228,000.00
16259 SE 130th Ave, Ste 201, Clackamas, OR 97015	Sunrise Corridor, LLC	MasTec Network Solutions, LLC.	10/31/2018	$228,000.00
8600 San Mateo Boulevard, NE, Albuquerque, NM 87113	Sandia Foundation	MasTec Network Solutions, LLC.	2/28/2017	$224,388.00
3314 56th St, Eau Claire, WI 54703	Precision Land Company	Precision Pipeline, LLC	11/19/2014	$219,999.96
501 Rothmoor Rd, Storm Lake, IA 50588	Reding Gravel and Excavating	Precision Pipeline, LLC	6/30/2017	$214,286.40
22257 68-th Ave S., KENT, WA 98032	Advanced Tower Components	MasTec Network Solutions, LLC.	6/16/2015	$209,820.00
14297 27th M Street NW, Alexander, ND	M Space	Wanzek Construction, Inc.		$197,196.00
23.37 Acres HWY 1703, Alpine , TX 79830	JAR CAPITAL INVESTMENTS	Pumpco, Inc.	3/31/2018	$195,000.00
31069 Genstar Road, Hayward, CA 94544	UNITED GENSTAR LLC	MasTec North America Inc.	4/30/2019	$194,400.00
701 Griffith Road, Charlotte, NC 28217	701 Griffith Road, LLC	MasTec Network Solutions, LLC.		$193,702.92
3443 Airport Rd, SACRAMENTO, CA 95834	3443 Airport Rd, LLC	MasTec Network Solutions, LLC.	4/30/2016	$192,000.00
1910 West Main Avenue, West Fargo, ND 58078	Mastec	Wanzek Construction, Inc.		$192,000.00
710 Belden Avenue, Addison, IL 60101	Prologis Targeted U.S. Logistics Fund, L.P.	MasTec Network Solutions, LLC.	12/31/2015	$191,739.00
8250 Preston Court, Jessup, MD 20794	Preston Court Limited Partnership	MasTec Network Solutions, LLC.	4/30/2016	$190,321.44
4800 W Pasadena, Glendale, AZ 85301	Whal Properties	EC Source Services LLC	6/30/2021	$186,600.00
900 Isom Road, Suite 200, San Antonio, TX 78216	LIPCO Real Estate, LLC	Bottom Line Services, LLC	10/31/2017	$186,498.48
5201 Gateway Boulevard Bays 1-15, Lakeland, FL 33811	1070 County Line Road, LLC	MasTec Network Solutions, LLC.	1/31/2017	$180,846.72
6446 S Kenton St, Unit 100 & 140, Centennial, CO 80111	NETREIT ARAPAHOE LLC	MasTec North America Inc.	11/30/2021	$180,000.00
21410 Springbridge Dr, Houston, TX 77073	Patronelli USA Group, LLC	MasTec Network Solutions, LLC.	2/1/2018	$180,000.00

13002139.8

Property Address	Lessor	Lessee	Expiration Date	Annual Rental Cost
9800 Twin Lakes Parkway, Suite C & D, Charlotte, NC 28269	9800 Twin Lakes LLC	MasTec North America Inc.	1/31/2019	$177,216.00
10800 NW 97 Street, Suite 102, Miami, FL 33178	FUTERNICK PROPERTIES II LLC	MasTec North America Inc.	12/31/2021	$172,738.08
803 Jefferson Highway, New Orleans, LA 70121	PMG Leasing LLC-Virlane Associates, LLC	MasTec Network Solutions, LLC.	12/31/2018	$169,387.56
1315 Hwy 7, Sto, IA 50588		Precision Pipeline, LLC	3/31/2017	$169,286.28
8600 San Mateo Blvd, NE, Albuquerque, NM 87113	Sandia Foundation	MasTec Network Solutions, LLC.	2/28/2017	$168,684.00
2000 WEST 135TH STREET, BOLINGBROOK, IL 604	H & H STONE LLC	Precision Pipeline, LLC	12/31/2016	$168,000.00
13850 Central Ave, Suite 300, Chino, CA 91710	Icon Newco Pool 1 Inland Empire	MasTec Network Solutions, LLC.	5/31/2016	$157,279.68
2320 Ten Ten Road, Apex, NC 27539	Brite Properties, LLC	MasTec North America Inc.	11/13/2016	$156,000.00
205 North Gear Ave, W Burlington, IA 52655		Precision Pipeline, LLC	12/31/2016	$156,000.00
3301 S. Gilson Way, Oklahoma City, OK 73179	Hobby Lobby Stores, Inc.	Optima Network Services, Inc.	1/31/2019	$155,677.56
9108 Guilford Road, Columbia, MD 21046	FIRST POTOMAC REALTY	MasTec Network Solutions, LLC.	6/4/2016	$155,126.28
701 Griffith Road, Charlotte, NC 28217	701 Griffith Rd, LLC	MasTec Network Solutions, LLC.	5/31/2021	$153,000.00
16200 Park Row, suite 310, Houston, TX 77084	SCP/LO Park Row, LP	MasTec North America Inc.	4/30/2022	$152,868.00
10990 Richardson Rd, Ashland, VA 23005	CPR Richmond LLC	MasTec Network Solutions, LLC.	9/30/2014	$152,760.00
1441 Miller Store Rd, Virginia Beach, VA 23455	NORFOLK AIRPORT AUTHORITY	MasTec North America Inc.	1/31/2022	$148,500.00
13850 Central Ave, Unit 300, Chino, CA 91710	South Coast Warehousing Distribution Inc.	Optima Network Services, Inc.	3/31/2015	$144,300.00
2490 Highway 85 North, Watford City, ND 58854	ELK Industries LLC	Precision Pipeline, LLC	11/20/2016	$144,000.00
27120 SW 95th Avenue, Ste 3286, Wilsonville, OR 97070	JP Wilsonville, LLC	MasTec Network Solutions, LLC.	1/31/2019	$143,400.00
6100 Broken Sound Parkway, Boca Raton, FL 33487	6100 Broken Sound Associates, LLC	MasTec Network Solutions, LLC.	1/31/2017	$143,300.88
10400 NW 37 Terrace, Miami, FL 33178	HMS DISTRIBUTORS INC	MasTec North America Inc.	6/30/2016	$142,788.60
2290 NW 110th Ave, Miami, FL 33172	R&N Properties Land Trust	MasTec North America Inc.	3/31/2017	$ 140,306.16
94-418 Koaki Street, WAIPAHU, HI 96797	H & G II Properties LLC	MasTec Network Solutions, LLC.	12/31/2017	$138,600.00
7613 Pebble Drive, Bldg 22, Fort Worth, TX 76118	RIVERBEND PROPERTIES	MasTec North America Inc.	10/31/2017	$138,000.00
260 Hunt Park Cove, Longwood, FL 32750	DUNHILL INVESTMENTS, INC	MasTec North America Inc.	2/28/2019	$135,300.00
12400 SW 134th Ct, Unit 10-11, Miami, FL 33186	Seagis CPK c/o The Easton Group	MasTec North America Inc.	10/31/2016	$134,592.00
3912 E Hwy. 158, Midland, TX 79706	Montevallo, Inc.	Bottom Line Services, LLC	3/16/2019	$130,680.00
25 Main Street, Farmington, NH 03835	North & South Investors, LLC	Three Phase Line Construction, Inc.	10/1/2017	$129,780.00
9140 Arrowpoint Boulevard, Charlotte, NC 28273	Beacon Arrowpoint LLC	Power Partners MasTec, LLC	11/30/2013	$127,056.84

13002139.8

Property Address	Lessor	Lessee	Expiration Date	Annual Rental Cost
2150 Boggs Road, Bldg 600 Suite 600, Duluth, GA 30096	MANULIFE FINANCIAL	MasTec North America Inc.	1/31/2018	$126,912.00
1777 NE LOOP 410, SUITE 1201, SAN ANTONIO, TX 78217	ELOJAN, INC.	MasTec Network Solutions, LLC.	8/31/2019	$126,312.48
11052 Grader Street, Dallas, TX 75238	PROLOGIS 2, LP	MasTec North America Inc.	11/30/2019	$122,250.36
14801 Willard Rd, Suite 500, Chantilly, VA 20151	APA Properties	MasTec Network Solutions, LLC.	6/1/2014	$121,731.00
3445 North Causeway Boulevard, Metaire, LA 70002	3445 North Causeway	MasTec Network Solutions, LLC.	5/31/2016	$120,953.04
3769 South Military Highway, Chesapeake, VA 23323	Edward Upton	MasTec North America Inc.	10/31/2018	$120,000.00
Hwy 12, Jane Lew, WV 26378		Precision Pipeline, LLC		$120,000.00
28.22 Acres of Section 30, Township 139N	MARMOT PROPERTIES LLC	Precision Pipeline, LLC	10/14/2016	$120,000.00
North Run V, 1632 A E. Parham Road, Richmond, VA 23228	LIT Industrial Texas Limited Partnership	MasTec Network Solutions, LLC.	6/30/2016	$118,940.04
2661 Byington-Solway Road, Knoxville, TN 37931	William H Hulsey-Regions Bank	MasTec Network Solutions, LLC.	3/31/2017	$117,000.00
53 Taft-Vineland Road, Orlando, FL 32824	Taft 6, LLC	MasTec Network Solutions, LLC.	6/10/2017	$111,611.76
3635 S. 43rd Avenue, Phoenix, TX 85041	PRM PIT, LLC	EC Source Services LLC	7/31/2017	$111,600.00
4850/4860 Nome St., Denver, CO 80239	The Realty Associates Fund X--	MasTec Network Solutions, LLC.	4/30/2018	$110,721.36
1230 Perry Road, Apex, NC 27902	Gore Line Properties	MasTec Network Solutions, LLC.	1/31/2016	$110,407.68
4200 Church Street, Suite 1060 & 1054, Sanford, FL 32771	COP-Monroe North	MasTec Network Solutions, LLC.		$108,695.88
1012 US Hwy 77A, Yoakum, TX 77995	Roberts Ranch & Investments, LLC	Pumpco, Inc.	6/30/2014	$108,600.00
700 COMMERCE DRIVE SUITE 235, WOODBURY, MN 55125	Crossroads Commerce Center, LLC	MasTec North America Inc.	5/30/2021	$108,336.00
264 S Hamilton Place, Gilbert, AZ 85233	Pathfinder TRF One, LLC	MasTec Network Solutions, LLC.	9/30/2016	$106,980.00
219 Meadowcroft St, Lowell, MA 01852	Meadowcroft River Associates	Three Phase Line Construction, Inc.	2/28/2017	$105,000.00
416 E Bay Street, Winter Garden, FL 34787	Bogard-Cardarelli Investments	MasTec North America Inc.	1/31/2017	$104,869.44
127 Parrott Ave, Suite 2, Portsmouth, NH 03801	Hoefle, Phoenix, Gormley & Roberts, P.A.	Three Phase Line Construction, Inc.	12/31/2020	$104,040.00
265 Executive Drive, Plainview, NY 11803	Rolling Hills at 265 Executive DR LLC	MasTec North America Inc.	2/29/2020	$103,968.00
393 Jericho Turnpike, Ste. 106, Mineola, NY 11501	393 Jericho Turnpike Assoc LLC	MasTec North America Inc.	12/31/2016	$103,577.40
540 Civic Blvd, Suite 155, Raleigh, NC 27610	Duke Realty Limited Partnership	MasTec North America Inc.	6/14/2020	$103,278.60
6545 Nova Drive, Suite 200, Davie, FL 33317	SPG University Park LLC	MasTec North America Inc.	1/31/2021	$100,650.00
1010 Brier Park Drive N.WMedicine Hat, AB	Little Country Investors	MasTec Canada Inc	4/30/2018	$257,042.04
13002139.8

Property Address	Lessor	Lessee	Expiration Date	Annual Rental Cost
Lot 4 Blk/Par Cplan No 102030679Estevan, SK	Little Country Investors	MasTec Canada Inc	4/30/2018	$254,688.96
9929 Swanson StreetFort St John, BC	Little Country Investors	MasTec Canada Inc	4/30/2018	$1,051,032.00
27323-144 Twp Rd 394, South Aspelund Industrial Park, Blackfalds AB	Little Country Investors	MasTec Canada Inc	9/30/2026	$1,329,210.00
850-333 7th Avenue SW Calgary, AB	20 Vic Management	MasTec Canada Inc	11/30/2017	$195,908.04
3765-73 30th StreetWhitecourt, AB	1236939 Alberta Ltd	MasTec Canada Inc	9/30/2020	$216,000.00
2613 Twp Rd 531A, Fath Acheson Industrial ParkEdmonton, AB	ALS Corpro Canada Ltd	MasTec Canada Inc	12/31/2021	$234,000.00
10211 97 AvenueClairmont AB	Diamond Cut Industrial Park LTD	MasTec Canada Inc	4/30/2021	$ 360,000.00
1105 - 7 Ave SW, Calgary AB	Resman Investments Ltd.	MasTec Canada Inc	4/30/2017	$321,329.28
Dome Tower - 2000, 333- 7th Avenue SW, Calgary, AB	Enerplus	MasTec Canada Inc	3/31/2023	$424,000.08
Fort MacKay Shop - Lot 38 Fort MacKay, AB	1819576 Alberta Ltd. (Lot 38)	MasTec Canada Inc	4/29/2018	$560,199.96
Fort MacKay Land - Lot 37 Fort MacKay, AB	Caribou Energy Park Ltd.	MasTec Canada Inc	10/30/2018	$197,549.40
Fort MacKay Shop Fort MacKay, AB	Caribou Energy Park Ltd.	MasTec Canada Inc	4/29/2018	$219,839.16
Fort MacKay Shop - Lot 4, 5, 6 Fort MacKay, AB	Caribou Energy Park Ltd.	MasTec Canada Inc	4/29/2018	$183,016.08
6709 44 Avenue Ponoka, AB	1735465 Alberta Ltd	MasTec Canada Inc	6/14/2016	$219,000.00

13002139.8

SCHEDULE 5.08(d)(ii)

LEASED REAL PROPERTY (LESSOR TO A THIRD PARTY)

Property Address	Expiration Date	Annual Rent	Lessor	Lessee	Owned or Leased by Lessor
4601 SW 30th St., Davie, FL 33314	March 31, 2020	$146,664.00	MasTec North America, Inc.	Efficiency Enterprises, Inc.	Owned by MasTec North America, Inc.
16300 Katy Freeway, Suite 300, Houston, TX	October 22, 2018	$486,950	MasTec North America, Inc.	Hargrove Engineers & Constructors, Inc.	Leased by MasTec North America, Inc.
8859 Long, Lenexa, MO	May 2017	$18,600.00	MasTec North America, Inc.	Endeavor Telecom, Inc.	Leased by MasTec North America, Inc.
19 Bellwether Way, Bellingham, WA 98225	Sept. 30, 2017	$48,154.68	MasTec Network Solutions, LLC	ATL Industries, LLC	Leased by MasTec Network Solutions, LLC
1320 Willow Pass Rd., Concord, CA 94520	July 31, 2018	$290,232.63	MasTec Network Solutions, LLC	Versa Engineering & Technology, Inc.	Leased by MasTec Network Solutions, LLC
2859 Paces Ferry Road, Suite 600, Atlanta, GA 30339	August 11, 2017	$470,161.68	MasTec Network Solutions, LLC	Piedmont Wellstar Healthplans, Inc.	Leased by MasTec Network Solutions, LLC
6427 28th Ave. NE, Rugby, ND 59368	August 31, 2017	$41,527.00	MasTec North America, Inc.	Helena Chemical Company	Owned by MasTec North America, Inc.

13002139.8

SCHEDULE 5.12(c)

CLOSING DATE ERISA EVENTS1

Service Line Legal Entity Name	Legal Plan Name
Precision Pipeline, LLC	Alaska Laborers-Employers Retirement Fund
Precision Pipeline, LLC	Buffalo Laborers' Pension Fund
Precision Pipeline, LLC	Central Laborers' Pension Fund
Pretec Directional Drilling, LLC	Central Laborers' Pension Fund
Precision Pipeline, LLC	Central States, Southeast and Southwest Areas Pension Plan
Precision Pipeline, LLC	Construction Industry and Laborers Joint Pension Trust for Southern Nevada, Plan A
Precision Pipeline, LLC	Employer- Teamsters Local 175 & 505 Pension Trust Fund
3Phase Line Construction, Inc.	IBEW Local 1249 Pension Plan
Precision Pipeline, LLC	Idaho Signatory Employers Laborers Pension Plan
Pretec Directional Drilling, LLC	Indiana Laborers Pension Fund
Precision Pipeline, LLC	Indiana Laborers Pension Fund
Precision Pipeline, LLC	Ironworkers-Laborers Pension Plan of Cumberland Maryland
MasTec Renewables Construction Co.	Kansas Construction Trades Open End Pension Fund
Precision Pipeline, LLC	Kansas Construction Trades Open End Trust Fund
Pretec Directional Drilling, LLC	Laborers' District Council of Western Pennsylvania Pension Fund
Precision Pipeline, LLC	Laborers' District Council of Western Pennsylvania Pension Fund
Precision Pipeline, LLC	Laborers District Council Pension & Disability Trust Fund No. 2
Precision Pipeline, LLC	Laborers Local 130 Funds
Precision Pipeline, LLC	Laborers Local 1358 Pension Plan
Precision Pipeline, LLC	Laborers Local 157 Benefit Funds
Precision Pipeline, LLC	Laborers Local 17 Pension Fund
Precision Pipeline, LLC	Laborers Local No. 35 Pension Fund
Precision Pipeline, LLC	Laborers Local Union No. 754 Pension Plan
Precision Pipeline, LLC	Laborers Pension Trust Fund for Detroit & Vicinity
Precision Pipeline, LLC	Laborers Pension Trust Fund for Northern California
Pretec Directional Drilling, LLC	Michigan Laborers' Pension Fund
Precision Pipeline, LLC	Michigan Laborers' Pension Fund
Precision Pipeline, LLC	Midwest Operating Engineers Pension Trust Fund
Precision Pipeline, LLC	New York State Teamsters Conference Pension and Retirement Fund
Precision Pipeline, LLC	Operating Engineers Local 324 Pension Fund
Precision Pipeline, LLC	Pension Trust Fund for Operating Engineers
Precision Pipeline, LLC	Southwestern Pennsylvania and Western Maryland Teamsters & Employers Pension Fund
Precision Pipeline, LLC	Suburban Teamsters of Northern Illinois Pension Fund
Precision Pipeline, LLC	Susquehanna Laborers Combined Pension Fund
Precision Pipeline, LLC	The Local 731, I.B. of T., Excavators and Pavers Pension Fund
Precision Pipeline, LLC	UA Local 190 Pension Plan
Precision Pipeline, LLC	Upstate New York Engineers Pension Fund
Precision Pipeline, LLC	Wisconsin Laborers Pension Fund
Pretec Directional Drilling, LLC	Wisconsin Laborers Pension Fund

13002139.8

SCHEDULE 5.12(d)
CLOSING DATE PENSION PLANS

Legal Plan Name	Service Line Legal Entity Name
Alaska Laborers-Employers Retirement Fund	Precision Pipeline, LLC
Alberta Carpenters & Allied Workers Joint Cont & Dues	Pacer Foundations, Inc.
Alberta Ironworkers Pension Trust Fund	Pacer Foundations, Inc.
Amended and Restated Money Purchase Retirement Plan Local 567 of I.B.E.W.	3Phase Line Construction, Inc.
Buffalo Laborers' Pension Fund	Precision Pipeline, LLC
Building Trades United Pension Fund	Precision Pipeline, LLC
Carpenters Union, Local 1588	Pacer Foundations, Inc.
Central Laborers' Pension Fund	Precision Pipeline, LLC
Central Laborers' Pension Fund	Pretec Directional Drilling, LLC
Central Pension Fund of the IUOE and Participating Employers	Precision Pipeline, LLC
Central States, Southeast and Southwest Areas Pension Plan	Precision Pipeline, LLC
Connecticut Laborers' Pension Fund	Precision Pipeline, LLC
Construction & Specialized Workers' Union Local 1258	Pacer Foundations, Inc.
Construction Industry and Laborers Joint Pension Trust for Southern Nevada, Plan A	Precision Pipeline, LLC
Construction Industry Laborers Pension Fund	Precision Pipeline, LLC
Construction Industry Laborers Pension Fund	Pretec Directional Drilling, LLC
Construction Laborers Pension Trust for Southern CA	Precision Pipeline, LLC
Construction Laborers Pension Trust of Greater St. Louis	Precision Pipeline, LLC
Construction Workers Pension Trust Fund of Lake County & Vicinity	Precision Pipeline, LLC
Contractors, Laborers, Teamsters & Engineers Pension Fund	Precision Pipeline, LLC
Contractors, Laborers, Teamsters & Engineers Pension Fund	Pretec Directional Drilling, LLC
Cumberland, Maryland, Teamsters Construction & Miscellaneous Pension Fund	Precision Pipeline, LLC
Edmonton Pipe Industry Trust Funds Local 488	Pacer Foundations, Inc.
Eighth District Electrical Pension Fund	T&D Power Inc.
Eighth District Electrical Pension Fund	3Phase Line Construction, Inc.
Eighth District Electrical Pension Fund Annuity Plan	T&D Power Inc.
Eighth District Electrical Pension Fund Annuity Plan - LU 57	3Phase Line Construction, Inc.
Employer- Teamsters Local 175 & 505 Pension Trust Fund	Precision Pipeline, LLC
Employers & Operating Engineers Local 520 Pension Fund	Precision Pipeline, LLC
Employers' and Laborers' Locals 100 and 397 Pension Fund	Precision Pipeline, LLC
Fox Valley & Vicinity Construction Workers Pension Plan	Precision Pipeline, LLC
Greater Kansas City Laborers' Pension Fund	Precision Pipeline, LLC
Heavy and General Laborers’ Local Unions 472 and 172 of New Jersey Pension Fund	Precision Pipeline, LLC
I.B.E.W. Local 769 Management Pension Plan A	T&D Power Inc.
I.B.E.W. Local 769 Management Pension Plan B (**Plan closed**)	T&D Power Inc.
IBEW Local 103	3Phase Line Construction, Inc.
IBEW Local 1049 Craft Annuity Fund	3Phase Line Construction, Inc.
IBEW Local 1249 Pension Plan	3Phase Line Construction, Inc.
IBEW Local 351 Surety Plan	3Phase Line Construction, Inc.
IBEW Local No. 490 Annuity Fund	3Phase Line Construction, Inc.
IBEW Local union 351 Pension Plan	3Phase Line Construction, Inc.
IBEW Pension Fund Agreement and Trust	3Phase Line Construction, Inc.
Idaho Signatory Employers Laborers Pension Plan	Precision Pipeline, LLC
Indiana Laborers Pension Fund	Precision Pipeline, LLC
Indiana Laborers Pension Fund	Pretec Directional Drilling, LLC
Indiana Teamsters Pension Fund	Precision Pipeline, LLC
Intermountain Ironworkers Pension Trust	MasTec Renewables Construction Co.
International Union of Operating Engineers Local 132 Pension Fund	Precision Pipeline, LLC
Iron workers (Manitoba) L.U. 728 Central Trust and Union Funds	Pacer Foundations, Inc.
Iron Workers/Laborers Pension	Precision Pipeline, LLC
Ironworkers-Laborers Pension Plan of Cumberland Maryland	Precision Pipeline, LLC

IUOE Local 4 Pension Plan	Precision Pipeline, LLC
IUOE of Eastern Pennsylvania and Delaware Pension Fund	Precision Pipeline, LLC
Kansas Construction Trades Open End Pension Fund	Precision Pipeline, LLC
Kansas Construction Trades Open End Pension Fund	MasTec Renewables Construction Co.
Laborers Fringe Benefit Fund (Detroit)	Precision Pipeline, LLC
Laborers AGC Pension Trust of Montana	Precision Pipeline, LLC
Laborers AGC Pension Trust of Montana	Pretec Directional Drilling, LLC
Laborers District Council & Contractors Pension Fund of Ohio	Precision Pipeline, LLC
Laborers District Council & Contractors Pension Fund of Ohio	Pretec Directional Drilling, LLC
Laborers' District Council Construction Industry Pension Fund	Precision Pipeline, LLC
Laborers' District Council of Virginia Pension Trust Fund	Precision Pipeline, LLC
Laborers' District Council of Western Pennsylvania Pension Fund	Precision Pipeline, LLC
Laborers' District Council of Western Pennsylvania Pension Fund	Pretec Directional Drilling, LLC
Laborers District Council Pension & Disability Trust Fund No. 2	Precision Pipeline, LLC
Laborers' District Council Pension Fund for Baltimore and vicinity	Precision Pipeline, LLC
Laborers Local 1174 Pension Fund	Precision Pipeline, LLC
Laborers Local 130 Funds	Precision Pipeline, LLC
Laborers Local 1358 Pension Plan	Precision Pipeline, LLC
Laborers Local 157 Benefit Funds	Precision Pipeline, LLC
Laborers Local 17 Pension Fund	Precision Pipeline, LLC
Laborers Local 231 Pension Plan	Precision Pipeline, LLC
Laborers Local 231 Pension Plan	Pretec Directional Drilling, LLC
Laborer's Local 589 Pension Fund	Precision Pipeline, LLC
Laborers Local 754 Annuity Fund	Precision Pipeline, LLC
Laborers Local No. 35 Pension Fund	Precision Pipeline, LLC
Laborers' Local Union No. 158 Pension Fund	Precision Pipeline, LLC
Laborers Local Union No. 754 Pension Plan	Precision Pipeline, LLC
Laborers National Pension Fund	Precision Pipeline, LLC
Laborers National Pension Fund	Pretec Directional Drilling, LLC
Laborers' Pension Fund	Precision Pipeline, LLC
Laborers' Pension Fund	Pretec Directional Drilling, LLC
Laborers Pension Fund of Roanoke, Virginia	Precision Pipeline, LLC
Laborers Pension Fund of Roanoke, Virginia	Pretec Directional Drilling, LLC
Laborer's Pension Fund of Western Canada	Pacer Foundations, Inc.
Laborers Pension Trust Fund for Detroit & Vicinity	Precision Pipeline, LLC
Laborers Pension Trust Fund for Detroit & Vicinity	3Phase Line Construction, Inc.
Laborers Pension Trust Fund for Northern California	Precision Pipeline, LLC
Laborers Pension Trust Fund for Northern Nevada	Precision Pipeline, LLC
Labourers International Union of North America, Local 1115	Pacer Foundations, Inc.
Local 309 Wiremans Pension Trust	3Phase Line Construction, Inc.
Local Union 126 Retirement Plan	3Phase Line Construction, Inc.
Local Union 9 IBEW and Outside Contractors Defined Contribution Plan	3Phase Line Construction, Inc.
Local Union 9 IBEW and Outside Contractors Pension Fund	3Phase Line Construction, Inc.
Locals 302 & 612 of the IUOE - Employers Construction Industry	MasTec Renewables Construction Co.
Massachusetts Laborers' Pension Fund	Precision Pipeline, LLC
Michigan Laborers' Pension Fund	Precision Pipeline, LLC
Michigan Laborers' Pension Fund	Pretec Directional Drilling, LLC
Midwest Operating Engineers Pension Trust Fund	Precision Pipeline, LLC
Minnesota Laborers Pension Fund	Precision Pipeline, LLC
Minnesota Laborers Pension Fund	Pretec Directional Drilling, LLC
Minnesota Teamsters Construction Division Pension Plan	Precision Pipeline, LLC
Money Purchase Pension Plan of Local 1253 IBEW	3Phase Line Construction, Inc.
National Electrical Annuity Plan	3Phase Line Construction, Inc.
National Electrical Benefit Fund	3Phase Line Construction, Inc.
NEAP National Electrical Annuity Plan	T&D Power Inc.
NEBF National Electrical Benefit Fund	T&D Power Inc.
New England Electric Workers Money Purchase Plan & Trust	3Phase Line Construction, Inc.
New York State Teamsters Conference Pension and Retirement Fund	Precision Pipeline, LLC
O.P&C.M.I Pension Plan of Alberta	Pacer Foundations, Inc.
Ohio Operating Engineers Pension Fund	Precision Pipeline, LLC

Operating Engineers 825 Pension Plan	Precision Pipeline, LLC
Operating Engineers 955, Pension Trust Fund	Pacer Foundations, Inc.
Operating Engineers' Construction Industry and Miscellaneous Pension Fund	Precision Pipeline, LLC
Operating Engineers Local 101 Pension Fund	MasTec Renewables Construction Co.
Operating Engineers Local 324 Pension Fund	Precision Pipeline, LLC
Operating Engineers of Manitoba Local 987	Pacer Foundations, Inc.
Operating Engineers, Local 721	Pacer Foundations, Inc.
Oregon Laborers Employers Pension Trust	Precision Pipeline, LLC
Pension Plan of the IUOE 137, 137A, 137B, 137C, 137R AFLCIO	Precision Pipeline, LLC
Pension Trust Fund for Operating Engineers	Precision Pipeline, LLC
Pipeline Industry Pension Fund	Precision Pipeline, LLC
Rochester Laborers Trust Fund	Precision Pipeline, LLC
Rochester Laborers Trust Fund	Pretec Directional Drilling, LLC
Southern Electrical Retirement Fund	3Phase Line Construction, Inc.
Southwestern Pennsylvania and Western Maryland Teamsters & Employers Pension Fund	Precision Pipeline, LLC
Suburban Teamsters of Northern Illinois Pension Fund	Precision Pipeline, LLC
Susquehanna Laborers Combined Pension Fund	Precision Pipeline, LLC
Teamster Union - Local 979	Pacer Foundations, Inc.
Teamsters' Construction Industry and Miscellaneous Pension Fund	Precision Pipeline, LLC
Teamsters National Pipeline Pension Fund	Precision Pipeline, LLC
Teamsters Union No. 142 Pension Trust Fund	Precision Pipeline, LLC
The Local 731, I.B. of T., Excavators and Pavers Pension Fund	Precision Pipeline, LLC
UA Local 190 Pension Plan	Precision Pipeline, LLC
United Brotherhood of Carpenters and Joiners, Local 343	Pacer Foundations, Inc.
Upstate New York Engineers Pension Fund	Precision Pipeline, LLC
Utah Laborers Annuity Trust Fund	Precision Pipeline, LLC
Utah Laborers' Pension Trust Fund	Precision Pipeline, LLC
Utah Laborers' Pension Trust Fund	Pretec Directional Drilling, LLC
Washington-Idaho Laborers Employers Pension Trust	Precision Pipeline, LLC
West VA Laborers' Pension Trust Fund	Precision Pipeline, LLC
Westchester Heavy Construction Laborers Local No. 60 Pension Fund	Precision Pipeline, LLC
Western Conference of Teamsters Pension Plan	Precision Pipeline, LLC
Western Washington Laborers-Employers Pension Fund	Precision Pipeline, LLC

13002139.8

SCHEDULE 5.13

Part (a)
SUBSIDIARIES

Affiliated Entity	MTZ Ownership	Jurisdiction	Tax ID

Domestic Entities
1. Church & Tower, Inc.	100% owned by MasTec, Inc.	Florida	65-0227979
2. MasTec Renewables Construction Company, Inc.	100% owned by MasTec, Inc.	Florida	27-2971344
3. MasTec North America, Inc.	100% owned by MasTec, Inc.	Florida	65-0829357
4. CCM Investment Holding Co.	100% owned by MasTec, Inc.	Florida	46-4037665
5. Douglas Fiber Enterprises, Inc,	100% owned by MasTec North America, Inc.	Florida	46-3147663
6. Energy Erectors, Inc.	100% owned by MasTec North America, Inc.	Florida	39-1363163
7. MasTec ETS Service Company, LLC	100% owned by MasTec North America, Inc.	Florida	46-3702652
8. MasTec EV Solutions, LLC	67% owned by MasTec North America, Inc	Delaware	27-2585223
9. Masco Energy Holdings, LLC	100% owned by MasTec North America, Inc.	Florida	47-4004312
10. MasTec Foreign Holdings, LLC	Sole member – 100% owned by MasTec North America, Inc.	Florida	27-0822919
11. MasTec Mexico Foreign Holdings, LLC	100% owned by MasTec Cooperateif.	Florida	27-2990566
12. MasTec Latin America Holdings, LLC	100% owned by MasTec North America, Inc.	Delaware	27-2669097
13. MasTec Mexico Holding Company, LLC	Sole member – 100% owned by MasTec North America, Inc.	Florida	27-2990566
14. MasTec Property Holdings, LLC	Sole member – MasTec North America, Inc.	Nevada	26-4027848
15. MasTec Network Solutions, Inc.	100% owned by MasTec Network Solutions, LLC.	Florida	45-3250780
16. MasTec Network Solutions, LLC	Sole member – MasTec, Inc.	Florida	26-3078035
17. MasTec Residential Services, LLC	Sole member – MasTec North America, Inc.	Florida	27-0637848
18. MTZ Alexander, LLC	100% owned by MasTec North America, Inc.	Florida	46-3355020
19. Nsoro MasTec International, Inc	100% owned by MasTec Network Solutions, LLC	Nevada	26-4097196
20. MasTec Nsoro Procurement Company, LLC	100% owned by MasTec Network Solutions, LLC	Florida	80-0792309
21. MasTec Wireless Services, LLC	Sole member – MasTec Network Solutions, Inc.	Florida	14-1943970
22. MP Drilling Holdings, LLC	Sole member – Precision Pipeline LLC	Florida	32-0490051
23. Pretec Directional Drilling, LLC	80 % owned by MP Drilling Holdings, LLC	Florida	81-2154750
24. Power Partners MasTec LLC	Sole member – MasTec North America, Inc.	North Carolina	26-1623356
25. Power Partners MasTec, Inc.	100% owned by MasTec North America, Inc.	Florida	27-3506112
26. Speed Wire, LLC	Sole member – MasTec North America, Inc.	Florida
27. Bottom Line Services, LLC	94% owned by MasTec North America, Inc.	Delaware	65-0829355
28. PPMASI, LLC	51% owned by Power Partners MasTec, LLC	Delaware	27-1646891
29. PPMASI Klamath I, LLC	Sole member – PPMASI, LLC	Delaware	27-1938819

30. Go Green Services, LLC	100% owned by MasTec North America, Inc.	Texas	65-0829355
31. Pumpco, Inc.	100% owned by MasTec North America, Inc.	Texas	74-2196341
32. Wanzek Construction, Inc.	100% owned by MasTec North America, Inc.	North Dakota	45-0311915
33. MasTec Services Company, Inc.	100% owned by MasTec, Inc.	Florida	65-0791004
34. Precision Acquisition, LLC	Sole member – MasTec, Inc.	Wisconsin	27-1186147
35. Precision Pipeline LLC	100% owned by Precision Acquisition, LLC	Wisconsin	20-0667117
36. Precision Transport Company, LLC	100% owned by Precision Acquisition, LLC	Wisconsin	20-3843698
37. Three Phase Acquisition Corp.	100% owned by MasTec, Inc.	New Hampshire	26-1623833
38. Three Phase Line Construction, Inc.	100% owned by Three Phase Acquisition Corp.	New Hampshire	02-0486688
39. EC Source Services, LLC	100% owned by MasTec, Inc.	Florida	27-3046138
40. EC Source Transportation, LLC	100% owned by EC Source Services, LLC	Florida	27-3046138
41. EC Source Aviation, LLC	100% owned by EC Source Services, LLC	Nevada	27-0861739
42. AT Power, Inc.	100% owned by EC Source Services, LLC	Nevada	66-0756042
43. T&D Power, Inc.	100% owned by EC Source Services, LLC	Nevada	26-4474622
44. Energy Environmental Group, Inc.	100% owned by EC Source Services, LLC	Nevada	26-4399738
45. Halsted Communications, Ltd.	100% owned by MasTec North America, Inc.	New York	14-1726726
46. MasTec Puerto Rico Engineering Services Holding, LLP	GP- MasTec Foreign Holdings, LLC; LP- MasTec Latin America Holdings, LLC	Florida	27-4095246
47. MasTec Venezuela, Inc. (Holding Company)	100% owned by MasTec, Inc.	Florida	65-0890232
48. MasTec Spain, Inc. (Holding Company)	100% owned by MasTec, Inc.	Florida	65-0890231
49. MasTec Brazil I, Inc. (Holding Company)	100% owned by MasTec, Inc.	Florida	65-0890223
50. MasTec Brazil II, Inc. (Holding Company)	100% owned by MasTec, Inc.	Florida	65-0890224
51. Big Country Energy Services LLC	100% owned by MasTec North America, Inc.	Colorado	27-3989838
52. Big Country Florida, LLC	100% owned by MasTec Cooperatief	Florida
53. MasTec FFH, Inc.	100% owned by MasTec North America, Inc.	Florida	47-2208772
54. MasTec Power Corp.	100% owned by MasTec, Inc	Florida	47-4824701
55. MasTec Pipeline Holdings, LLC	100% owned by MasTec, Inc	Florida	47-4005417
56. MasTec TPP, LLC	Sole Member – MasTec Pipeline Holdings, LLC	Florida	32-0466766
57. MasTec Comanche, LLC	Sole Member – MasTec Pipeline Holdings, LLC	Florida	37-1794427
58. Pacer Construction Corporation	100% owned by MasTec, Inc.	Florida	47-5488553
59. MasTec Latin America, Inc.	100% owned by MasTec Inc.	Delaware	65-0726671
60. WesTower Communications, LLC	100% owned by MasTec Network Solutions, LLC	Florida	26-3078035

Foreign Entities
61. Aidco de Mexico, S.A. de C.V.	98% owned by MasTec, Inc., 2% owned by MasTec International Holdings, Inc.	Mexico	N/A

62. Acietel Mexicana, S.A.	99% owned by MasTec North America, Inc., 1% owned by MasTec International Holdings, Inc.	Mexico	N/A
63. Blue Rock Quarries, S.A	80% owned by MasTec North America, Inc.	Panama	N/A
64. MasTec Canada, Inc.	100% owned by Pacer Construction Holdings Corporation	Canada	N/A
65. MasTec Canada Construction, Inc.	100% owned by Pacer Construction Holdings Corporation	Canada	N/A
66. MasTec Canada Projects, Inc.	100% owned by Pacer Construction Holdings Corporation	Canada	N/A
67. MasTec Transmission Services Canada	100% owned by MasTec Canadian Holdco	Canada	N/A
68. MasTec Canadian Holdco ULC	100% owned by Big Country Florida, LLC	Canada	N/A
69. MasTelecom Europe I APS	100% owned by MasTec, Inc.	Denmark	N/A
70. Pacer Promec Energy Corporation	50% owned by Pacer Construction Holdings Corporation	Canada	N/A
71. Pacer Promec Energy Construction Corporation	100% owned by Pacer Promec Energy Corporation	Canada	N/A
72. TFL Industrial Services Ltd.	50% owned by Pacer Construction Holdings Corporation	Canada	N/A
73. TFL Structures Corporation	100% owned by TFL Industrial Services, Ltd.	Canada	N/A
74. TFL Projects Corporation	100% owned by TFL Industrial Services, Ltd.	Canada	N/A
75. TFL Landco, Inc.	50% owned by Pacer Construction Holdings Corporation	Canada	N/A
76. MasTelecom Europe II BV	100% owned by MasTelecom Europe I APS	Netherlands	N/A
77. MasTec Cooperatief	99.99% owned by MasTec North America, Inc.	(UA)	N?A
78. MasTec (Mauritius) Limited	100% owned by MasTec Cooperatief	Mauritius	N/A
79. Nsoro MasTec (Mauritius) Limited	60% owned by MasTec (Mauritius) Limited	Mauritius	N/A
80. Nsoro MasTec India Private, Ltd.	100% owned by Nsoro MasTec (Mauritius) Limited	India	N/A
81. MasTec Lux Foreign Finance S.a r.l.	100% owned by MasTec FFH, Inc	Luxembourg	N/A
82. MasTelecom S. DE R.L. DE C.V.	100% owned by MasTelecom Europe II BV	Mexico	N/A
83. MasTec Renewables Construction, Ltd.	100% owned by MasTec, Inc.	Canada	N/A
84. Pantel Inversiones de Venezuela, CA	100% owned by MasTec Venezuela, Inc.	Venezuela	N/A
85. Burntel Telecommunications, C.A.	50% owned by Pantel Inversiones	Venezuela	N/A
86. Mastec Participacoes Do Brasil LTDA	100% owned by MasTec, Inc.	Brazil	N/A
87. MasTec Brasil S/A	88% owned by MasTec Latin America, Inc.	Brazil	N/A
88. CIDE Engeharia, Ltda.	100% owned by MasTec Brasil S/A	Brazil	N/A
89. MTZ Enterprises, S. de R.L. de C.V.	99.9% owned by MasTec Foreign Holdings, LLC	Mexico	N/A
90. MTZ Wireless Telecommunications, S. de R.L. de C.V.	100% owned by MTZ Enterprises	Mexico	N/A
91. MTZ Personnel Services, S. de R.L. de C.V.	100% owned by MTZ Enterprises	Mexico	N/A
92. MTZ Energias S. de R.L. de C.V.	99.97% owned by MTZ Enterprises	Mexico	N/A
93. MTCO Energias de Mexico, S. de R.L. de C.V.	80% owned by MTZ Enterprises	Mexico	N/A
94. MSTEC Enterprises Mexico	99.97% owned by MasTec Foreign Holdings, LLC	Mexico	N/A
95. MasTec Infraestructuras de Mexico	80% owned by MTZ Energias, S. de R.L. de C.V.	Mexico	N/A
96. MasTec Renewables Puerto Rico, LLC	100% owned by MasTec Puerto Rico Holdings, LLC	Puerto Rico	66-0754928

97. MasTec Puerto Rico Holdings, LLC	100% owned by MasTec Foreign Holdings, LLC	Puerto Rico	N/A
98. MasCo PR, LLC	60% owned by MasTec Puerto Rico Holdings, LLC	Puerto Rico	66-0754929
99. MasTec Engineering, LLP	98% owned by MasTec Puerto Rico Engineering Services	Puerto Rico	N/A
100.MasTec Precision, LLC	100% owned by MasTec Puerto Rico Holdings, LLC	Puerto Rico	66-0756097
101.BLDM – Precision, LLC	60% owned by MasTec Precision, LLC	Puerto Rico	66-0756042
102.MasTec Panama, S. de R.L.	99% owned by MasTec Foreign Holdings, LLC; 1% owned by MasTec Latin America Holdings, LLC	Panama	N/A
103.MasTec Servicios Publicos Soterrados, S. de R.L.	99% owned by MasTec Foreign Holdings, LLC; 1% owned by MasTec Latin America Holdings, LLC	Panama	N/A
104.Pacer Construction Holdings Corporation	100% owned by MasTec Canadian Holdco	Canada	N/A

13002139.8

SCHEDULE 5.13

Part (b)
LOAN PARTIES

Affiliated Entity	Principal Place of Business	Jurisdiction	Tax ID

Borrowers
1. MasTec, Inc.	800 S. Douglas Rd., Suite 1200, Coral Gables, FL, 33134	Florida	65-0829355
2. MasTec North America, Inc.	800 S. Douglas Rd., Suite 1200, Coral Gables, FL, 33134	Florida	65-0829357

Guarantors
3. Bottom Line Services, LLC	1010 Hwy 59 West, George West TX 78022	Delaware	65-0829355
4. EC Source Services, LLC	800 S. Douglas Rd., Suite 1200, Coral Gables, FL 33134	Florida	27-3046138
5. Energy Erectors, Inc.	800 S. Douglas Rd., Suite 1200, Coral Gables, FL 33134	Florida	39-1363163
6. MasTec ETS Service Company, LLC	800 S. Douglas Rd., Suite 1200, Coral Gables, FL 33134	Florida	46-3702652
7. MasTec Network Solutions, Inc.	800 S. Douglas Rd., Suite 1200, Coral Gables, FL 33134	Florida	45-3250780
8. MasTec Network Solutions, LLC	800 S. Douglas Rd., Suite 1200, Coral Gables, FL 33134	Florida	26-3078035
9. Mastec Power Corp.	800 S. Douglas Rd., Suite 1200, Coral Gables, FL 33134	Florida	47-4824701
10. MasTec Renewables Construction Company, Inc.	800 S. Douglas Rd., Suite 1200, Coral Gables, FL, 33134	Florida	27-2971344
11. MasTec Residential Services, LLC	800 S. Douglas Rd., Suite 1200, Coral Gables, FL, 33134	Florida	27-0637848
12. MasTec Wireless Services, LLC	800 S. Douglas Rd., Suite 1200, Coral Gables, FL, 33134	Florida	14-1943970
13. MP Drilling Holdings, LLC	800 S. Douglas Rd., Suite 1200, Coral Gables, FL 33134	Florida	32-0490051
14. Power Partners MasTec, Inc.	800 S. Douglas Rd., Suite 1200, Coral Gables, FL, 33134	Florida	27-3506112
15. Pretec Directional Drilling, LLC	800 S. Douglas Rd., Suite 1200, Coral Gables, FL 33134	Florida	81-2154750

16. EC Source Aviation, LLC	800 S. Douglas Road, Suite 1200, Coral Gables FL 33134	Nevada	27-0861739
17. Energy Environmental Group, Inc.	800 S. Douglas Road, Suite 1200, Coral Gables FL 33134	Nevada	26-4399738
18. T&D Power, Inc.	1138 N. Alma School Road Ste. 215, Mesa AZ 85201	Nevada	26-4474622
19. Three Phase Acquisition Corp.	25 Main Street Farmington, NH 03835	New Hampshire	26-1623833
20. Three Phase Line Construction, Inc	25 Main Street Farmington, NH 03835	New Hampshire	02-0486688
21. Power Partners MasTec, LLC	9140 Arrowpoint Blvd., Suite 200, Charlotte NC 28273	North Carolina	26-1623356
22. Wanzek Construction, Inc.	16553 37R St. SE, Fargo, ND 58103	North Dakota	45-0311915
23. Go Green Services, LLC	1001 County Road 230 Giddings, TX 78942	Texas	65-0829355
24. Pumpco, Inc.	1209 South Main Street, Giddings TX 78942	Texas	74-2196341
25. Precision Acquisition, LLC	3314 56th Street Eau Claire WI 54703	Wisconsin	27-1186147
26. Precision Pipeline LLC	3314 56th Street Eau Claire WI 54703	Wisconsin	20-0667117
27. Precision Transport Company, LLC	3314 56th Street Eau Claire WI 54703	Wisconsin	20-3843698
28. WesTower Communications, LLC	100% owned by MasTec Network Solutions, LLC	Florida	26-3078035

13002139.8

SCHEDULE 5.13

Part (c)
RESTRICTED SUBSIDIARIES

Affiliated Entity	MTZ Ownership	Jurisdiction	Tax ID

Domestic Entities
1. MasTec Renewables Construction Company, Inc.	100% owned by MasTec, Inc.	Florida	27-2971344
2. MasTec North America, Inc.	100% owned by MasTec, Inc.	Florida	65-0829357
3. CCM Investment Holding Co.	100% owned by MasTec, Inc.	Florida	46-4037665
4. Douglas Fiber Enterprises, Inc,	100% owned by MasTec North America, Inc.	Florida	46-3147663
5. Energy Erectors, Inc.	100% owned by MasTec North America, Inc.	Florida	39-1363163
6. MasTec ETS Service Company, LLC	100% owned by MasTec North America, Inc.	Florida	46-3702652
7. MasTec EV Solutions, LLC	67% owned by MasTec North America, Inc	Delaware	27-2585223
8. Masco Energy Holdings, LLC	100% owned by MasTec North America, Inc.	Florida	47-4004312
9. MasTec Foreign Holdings, LLC	Sole member – 100% owned by MasTec North America, Inc.	Florida	27-0822919
10. MasTec Mexico Foreign Holdings, LLC	100% owned by MasTec Cooperateif.	Florida	27-2990566
11. MasTec Latin America Holdings, LLC	100% owned by MasTec North America, Inc.	Delaware	27-2669097
12. MasTec Mexico Holding Company, LLC	Sole member – 100% owned by MasTec North America, Inc.	Florida	27-2990566
13. MasTec Network Solutions, Inc.	100% owned by MasTec Network Solutions, LLC.	Florida	45-3250780
14. MasTec Network Solutions, LLC	Sole member – MasTec, Inc.	Florida	27-0637848
15. MasTec Residential Services, LLC	Sole member – MasTec North America, Inc.	Florida	27-0637848
16. MTZ Alexander, LLC	100% owned by MasTec North America, Inc.	Florida	46-3355020
17. MasTec Nsoro Procurement Company, LLC	100% owned by MasTec Network Solutions, LLC	Florida	80-0792309
18. MasTec Wireless Services, LLC	Sole member – MasTec Network Solutions, Inc.	Florida	14-1943970
19. MP Drilling Holdings, LLC	Sole member – Precision Pipeline LLC	Florida	32-0490051
20. MasTec Pipeline Holdings, LLC	100% owned by MasTec, Inc.	Florida	47-4005417
21. Pretec Directional Drilling, LLC	80 % owned by MP Drilling Holdings, LLC	Florida	81-2154750
22. Power Partners MasTec LLC	Sole member – MasTec North America, Inc.	North Carolina	26-1623356
23. Power Partners MasTec, Inc.	100% owned by MasTec North America, Inc.	Florida	27-3506112
24. Speed Wire, LLC	Sole member – MasTec North America, Inc.	Florida
25. Bottom Line Services, LLC	94% owned by MasTec North America, Inc.	Delaware	65-0829355
26. PPMASI, LLC	51% owned by Power Partners MasTec, LLC	Delaware	27-1646891
27. PPMASI Klamath I, LLC	Sole member – PPMASI, LLC	Delaware	27-1938819
28. Go Green Services, LLC	100% owned by MasTec North America, Inc.	Texas	65-0829355
29. Pumpco, Inc.	100% owned by MasTec North America, Inc.	Texas	74-2196341
30. Wanzek Construction, Inc.	100% owned by MasTec North America, Inc.	North Dakota	45-0311915

31. Precision Acquisition, LLC	Sole member – MasTec, Inc.	Wisconsin	27-1186147
32. Precision Pipeline LLC	100% owned by Precision Acquisition, LLC	Wisconsin	20-0667117
33. Precision Transport Company, LLC	100% owned by Precision Acquisition, LLC	Wisconsin	20-3843698
34. Three Phase Acquisition Corp.	100% owned by MasTec, Inc.	New Hampshire	26-1623833
35. Three Phase Line Construction, Inc.	100% owned by Three Phase Acquisition Corp.	New Hampshire	02-0486688
36. EC Source Services, LLC	100% owned by MasTec, Inc.	Florida	27-3046138
37. EC Source Transportation, LLC	100% owned by EC Source Services, LLC	Florida	27-3046138
38. EC Source Aviation, LLC	100% owned by EC Source Services, LLC	Nevada	27-0861739
39. AT Power, Inc.	100% owned by EC Source Services, LLC	Nevada	66-0756042
40. T&D Power, Inc.	100% owned by EC Source Services, LLC	Nevada	26-4474622
41. Energy Environmental Group, Inc.	100% owned by EC Source Services, LLC	Nevada	26-4399738
42. Halsted Communications, Ltd.	100% owned by MasTec North America, Inc.	New York	14-1726726
43. MasTec Puerto Rico Engineering Services Holding, LLP	GP- MasTec Foreign Holdings, LLC; LP- MasTec Latin America Holdings, LLC	Florida	27-4095246
44. Big Country Energy Services LLC	100% owned by MasTec North America, Inc.	Colorado	27-3989838
45. Big Country Florida, LLC	100% owned by MasTec Cooperatief	Florida
46. MasTec FFH, Inc.	100% owned by MasTec North America, Inc.	Florida	47-2208772
47. MasTec Power Corp.	100% owned by MasTec, Inc	Florida	47-4824701
48. MasTec Pipeline Holdings, LLC	100% owned by MasTec, Inc	Florida	47-4005417
49. MasTec TPP, LLC	Sole Member – MasTec Pipeline Holdings, LLC	Florida	32-0466766
50. MasTec Comanche, LLC	Sole Member – MasTec Pipeline Holdings, LLC	Florida	37-1794427
51. Pacer Construction Corporation	100% owned by MasTec, Inc.	Florida	47-5488553
52. MasTec Latin America, Inc.	100% owned by MasTec Inc.	Delaware	65-0726671
53. WesTower Communications, LLC	100% owned by MasTec Network Solutions, LLC	Florida	52-2184471

Foreign Entities
54. Aidco de Mexico, S.A. de C.V.	98% owned by MasTec, Inc., 2% owned by MasTec International Holdings, Inc.	Mexico	N/A
55. Acietel Mexicana, S.A.	99% owned by MasTec North America, Inc., 1% owned by MasTec International Holdings, Inc.	Mexico	N/A
56. Blue Rock Quarries, S.A	80% owned by MasTec North America, Inc.	Panama	N/A
57. MasTec Canada, Inc.	100% owned by Pacer Construction Holdings Corporation	Canada	N/A
58. MasTec Canada Construction, Inc.	100% owned by Pacer Construction Holdings Corporation	Canada	N/A
59. MasTec Canada Projects, Inc.	100% owned by Pacer Construction Holdings Corporation	Canada	N/A
60. MasTec Transmission Services Canada	100% owned by MasTec Canadian Holdco	Canada	N/A
61. MasTec Canadian Holdco ULC	100% owned by Big Country Florida, LLC	Canada	N/A
62. MasTelecom Europe I APS	100% owned by MasTec, Inc.	Denmark	N/A

63. Pacer Promec Energy Corporation	50% owned by Pacer Construction Holdings Corporation	Canada	N/A
64. Pacer Promec Energy Construction Corporation	100% owned by Pacer Promec Energy Corporation	Canada	N/A
65. TFL Industrial Services Ltd.	50% owned by Pacer Construction Holdings Corporation	Canada	N/A
66. TFL Structures Corporation	100% owned by TFL Industrial Services, Ltd.	Canada	N/A
67. TFL Projects Corporation	100% owned by TFL Industrial Services, Ltd.	Canada	N/A
68. TFL Landco, Inc.	50% owned by Pacer Construction Holdings Corporation	Canada	N/A
69. MasTelecom Europe II BV	100% owned by MasTelecom Europe I APS	Netherlands	N/A
70. MasTec Cooperatief	99.99% owned by MasTec North America, Inc.	(UA)	N/A
71. MasTec (Mauritius) Limited	100% owned by MasTec Cooperatief	Mauritius	N/A
72. Nsoro MasTec (Mauritius) Limited	60% owned by MasTec (Mauritius) Limited	Mauritius	N/A
73. Nsoro MasTec India Private, Ltd.	100% owned by Nsoro MasTec (Mauritius) Limited	India	N/A
74. MasTec Lux Foreign Finance S.a r.l.	100% owned by MasTec FFH, Inc	Luxembourg	N/A
75. MasTelecom S. DE R.L. DE C.V.	100% owned by MasTelecom Europe II BV	Mexico	N/A
76. MasTec Renewables Construction, Ltd.	100% owned by MasTec, Inc.	Canada	N/A
77. Pantel Inversiones de Venezuela, CA	100% owned by MasTec Venezuela, Inc.	Venezuela	N/A
78. Burntel Telecommunications, C.A.	50% owned by Pantel Inversiones	Venezuela	N/A
79. Mastec Participacoes Do Brasil LTDA	100% owned by MasTec, Inc.	Brazil	N/A
80. MasTec Brasil S/A	88% owned by MasTec Latin America, Inc.	Brazil	N/A
81. CIDE Engeharia, Ltda.	100% owned by MasTec Brasil S/A	Brazil	N/A
82. MTZ Enterprises, S. de R.L. de C.V.	99.9% owned by MasTec Foreign Holdings, LLC	Mexico	N/A
83. MTZ Wireless Telecommunications, S. de R.L. de C.V.	100% owned by MTZ Enterprises	Mexico	N/A
84. MTZ Personnel Services, S. de R.L. de C.V.	100% owned by MTZ Enterprises	Mexico	N/A
85. MTZ Energias S. de R.L. de C.V.	99.97% owned by MTZ Enterprises	Mexico	N/A
86. MTCO Energias de Mexico, S. de R.L. de C.V.	80% owned by MTZ Enterprises	Mexico	N/A
87. MSTEC Enterprises Mexico	99.97% owned by MasTec Foreign Holdings, LLC	Mexico	N/A
88. MasTec Infraestructuras de Mexico	80% owned by MTZ Energias, S. de R.L. de C.V.	Mexico	N/A
89. MasTec Renewables Puerto Rico, LLC	100% owned by MasTec Puerto Rico Holdings, LLC	Puerto Rico	66-0754928
90. MasTec Puerto Rico Holdings, LLC	100% owned by MasTec Foreign Holdings, LLC	Puerto Rico	N/A
91. MasCo PR, LLC	60% owned by MasTec Puerto Rico Holdings, LLC	Puerto Rico	66-0754929
92. MasTec Engineering, LLP	98% owned by MasTec Puerto Rico Engineering Services	Puerto Rico	N/A
93. MasTec Precision, LLC	100% owned by MasTec Puerto Rico Holdings, LLC	Puerto Rico	66-0756097
94. BLDM – Precision, LLC	60% owned by MasTec Precision, LLC	Puerto Rico	66-0756042
95. MasTec Panama, S. de R.L.	99% owned by MasTec Foreign Holdings, LLC; 1% owned by MasTec Latin America Holdings, LLC	Panama	N/A
96. MasTec Servicios Publicos Soterrados, S. de R.L.	99% owned by MasTec Foreign Holdings, LLC; 1% owned by MasTec Latin America Holdings, LLC	Panama	N/A
97. Pacer Construction Holdings Corporation	100% owned by MasTec Canadian Holdco	Canada	N/A

UNRESTRICTED SUBSIDIARIES

None.

13002139/8

SCHEDULE 5.21

LABOR MATTERS

T & D LABOR UNION CONTRACTS

Arizona -APS Project

T&D employees, other than non-union management-level employees, are represented by I.B.E.W. Local Union 769 pursuant to the following agreements:

1. Letter of Assent from the Southwestern Line Constructors, Chapter N.E.C.A. and I.B.E.W. Local Union 769 approved on September 17, 2009.

2. I.B.E.W., Local Union 769 Working Assessments/Benefits/Contractor Assessments, Contractor Presentation/Information, updated September 8, 2009.

3. Project Labor Agreement for APS Transmission SOOKV PS-9, dated June 19, 2009.

4. Outside Agreement between Southwestern Line Constructors, N.E.C.A., and LB.E.W. Local Union 769.

5. Outside Agreement Language/N.E.C.A., dated January 11, 2010.

6. Contribution Rates for the Construction Bargaining Agreement received by facsimile on April 29, 2009.

7. Amendment Restating the I.B.E.W. Local 769 and Southwestern Line Constructors (N.E.C.A) Health and Welfare Fund Trust Agreement, dated September 4, 2003.

8. First Amendment to the LB.E.W. Local 769 and Southwestern Line Constructors (N.E.C.A.) Health and Welfare Fund Trust Agreement, dated December 2, 2004.

9. Second Amendment Amending and Restating The International Brotherhood of Electrical Workers, LB.E.W. Local 769 -Management Pension Plan (As Amended and Restated Effective July 1, 2001).

10. Third Amendment to The International Brotherhood of Electrical Workers, LB.E.W. Local 769 -Management Pension Plan, dated June 15, 2003.

11. Fourth Amendment to The International Brotherhood of Electrical Workers, LB.E.W. Local 769 -Management Pension Plan, dated August 13, 2003.

12. Fifth Amendment to The International Brotherhood of Electrical Workers, I.B .E.W. Local 769 -Management Pension Plan, dated May 24, 2004.

13. Sixth Amendment to The International Brotherhood of Electrical Workers, I.B.E.W. Local 769 -Management Pension Plan, dated September 24, 2004.

14. Seventh Amendment to The International Brotherhood of Electrical Workers, I.B.E.W. Local 769 -Management Pension Plan, dated March 28, 2005.

15. Eighth Amendment to the International Brotherhood of Electrical Workers, I.B.E.W. Local 769 -Management Pension Plan, dated June 30, 2008.

16. Restated Agreement and Declaration of Trust Establishing the Line Construction Benefit Fund, dated March 14, 1995.

17. Amendment No. 1 to the Restated Agreement and Declaration of Trust Establishing the Line Construction Benefit Fund, dated September 12, 1997 (effective July 1, 1997).

18. Amendment No.2 to the Restated Agreement and Declaration of Trust Establishing the Line Construction Benefit Fund, dated June 23, 2000.

19. Amendment No. 3 to the Restated Agreement and Declaration of Trust Establishing the Line Construction Benefit Fund, dated June 25, 2003 (effective June 25, 2003).

20. Agreement and Declaration of Trust of the N.E.C.A.-I.B.E.W. National Labor- Management Cooperation Committee Trust Fund, dated November 13, 1995.

21. N.E.C.A.-I.B.E.W. Agreement for a National Labor-Management Cooperation Committee, dated December 1, 1995.

I.B.E.W Local Union 57

1. Letter of Assent dated February 21, 2011 between T&D and I.B.E.W. Local Union 57.

I.B.E.W. Local Union 47

1. California Outside Line Construction Agreement between Western Line Constructors Chapter of NECA and Local Unions No. 47 and 1245, AFL-CIO, International Brotherhood of Electrical Workers, effective June 1,2009 through May 31,2012.

a. Exhibit A -Wage Exhibit.

b. Letter of Assent -B, effective January 18, 2011.

c. Voluntary Recognition Letter, dated March 22, 2011.

d. Employers Cost Per Hour For IBEW Local Unions 47 and 1245, January 1, 2011 - May 31, 2011

I.B.E.W. Local Union 1245

1. California Outside Line Construction Agreement between Western Line Constructors Chapter of NECA and Local Unions No. 47 and 1245, AFL-CIO, International Brotherhood of Electrical Workers, effective June 1, 2009 through May 31, 2012.

a. Exhibit A -Wage Exhibit.
b. Letter of Assent -B, effective February 2, 2011.
c. Employers Cost Per Hour For IBEW Local Unions 47 and 1245, January 1, 2011 -May 31, 2011.

2. NECA-IBEW Agreement for a National Labor-Management Cooperation Committee, effective on December 1, 1995.

3. Agreement and Declaration of Trust of the NECA-IBEW National Labor-Management Cooperation Committee Trust Fund, dated November 13, 1995.

I.B.E.W. Local Union 602

1. Letter of Assent -A, dated November 4, 2010 between Southwestern Line Constructors, Chapter N.E.C.A. and I.B.E.W. Local Union 602.

2. NECA-IBEW Agreement for a National Labor-Management Cooperation Committee, effective on December 1, 1995.

3. Agreement and Declaration of Trust of the NECA-IBEW National Labor-Management Cooperation Committee Trust Fund, dated November 13, 1995.

PRECISION LABOR CONTRACTS

Precision is a member of the Pipeline Contractors Association (“PLCA”). The PLCA has entered into various labor contracts with the laborers, operators, teamsters and welders and helpers. These labor agreements are what set the rates for the labor locals in which Precision operates. Precision itself has not entered into these collective bargaining agreements. Instead, the PLCA enters into the agreements on behalf of Precision.

THREE PHASE LABOR UNION CONTRACTS

Three Phase is a member of the Northeastern Line Constructors Chapter of the National Electrical Contractors Association, Inc. (“NLCC”) which has entered into a Utility Agreement with Local Union No 104 of the International Brotherhood of Electrical Workers 2009- 2012, dated August 31, 2009. Three Phase itself has not entered into this agreement. Instead, the NLCC has entered into this agreement on behalf of Three Phase.

1.    Letter of Assent from the American Line Builders Chapter NECA and I.B.E.W. Local Union 196 approved on May 20, 2014.

2.    Letter of Assent from the American Line Builders Chapter NECA and I.B.E.W. Local Union 309 approved on August 1, 2016..

3. Letter of Assent from the American Line Builders Chapter NECA and I.B.E.W. Local Union 0051 approved on January 14, 2015.

4.    Letter of Assent from the Penn Del Jersey Chapter NECA and I.B.E.W. Local Union 126 approved on August 11, 2010.

5.    Letter of Assent from the Middle States Electrical Contractors Association of Chicago and I.B.E.W. Local Union 009 approved on May 27, 2014.

6.     Letter of Assent from the Southwestern Line Contractor Chapter & NECA and I.B.E.W. Local Union 66 approved on June 23, 2014.

7.    Letter of Assent from the Northeastern Line Constructors Chapter, NECA and I.B.E.W. Local Union 104 approved on May 20, 1998.

8.     Letter of Assent from the Northeastern Line Constructors Chapter of NECA and I.B.E.W. Local Union 1249 approved on December 1, 2003.

9    Letter of Assent from the Southern Division – Southern NJ Chapter, Inc. NECA and I.B.E.W. Local Union 351 approved on November 2, 2016.

10.    Memorandum of Agreement (Local 150 Heavery, Highway & Underground Agreements) with Local Union 150 I.U.O.E., dated August 2, 2016.

11.    National Distribution Pipeline Agreement Acceptance of Agreement between the United Association of Journeymen and Apprentices of the Plumbing and Pipe Fitting Industry of the United States and Canada and the Distribution Contractors Association dated August 5, 2016.

12.     Construction & General Laborers’ District Council of Chicago and Vicinity Independent Construction Industry Collective Bargaining Agreement dated August 3, 2016..

SCHEDULE 6.12(f)

EXCLUDED SUBSIDIARIES

Affiliated Entity	Jurisdiction	Tax ID	Owned Assets	Asset Description
1. Church & Tower, Inc.	Florida	65-0227979	N/A	N/A
2. MasTec Property Holdings, LLC	Nevada	26-4027848	Real Property	See Schedule 5.08(c)
3. Nsoro MasTec International, Inc	Nevada	26-4097196	N/A	N/A
4. MasTec Services Company, Inc.	Florida	65-0791004	N/A	N/A
5. MasTec Venezuela, Inc. (Holding Company)	Florida	65-0890232	Foreign Subsidiary	See Schedule 5.13(a)
6. MasTec Spain, Inc. (Holding Company)	Florida	65-0890231	N/A	N/A
7. MasTec Latin America, Inc.	Delaware	N/A	Foreign Subsidiary	See Schedule 5.13(a)
8. MasTec Brazil I, Inc. (Holding Company)	Florida	65-0890223	N/A	N/A
9. MasTec Brazil II, Inc. (Holding Company)	Florida	65-0890224	N/A	N/A

SCHEDULE 7.03

EXISTING INDEBTEDNESS

Notes Payable

Service Line	Creditor	Principal Balance as of December 31, 2016	Installments Through	Rate
Pumpco	CAT Financial	$2,849,485	02/28/18	2.26%
Pacer	GE Capital	$1,369,676	04/28/18	4.81%
Precision	CAT Finance	$318,997	02/01/17	1.99%
Transmission / Substation	Various	$1,885,050	12/15/18	3.25%
Nsoro	ALLY	$24,664	05/31/18	5.16%
		$6,447,872

Capital Leases

Services Lines	Creditors	Principal Balance, December 31, 2016	Installments Through	Rate
Three Phase	Altec Capital	248,252	7/1/2019	3.61%
Three Phase	US Bank	1,332,335	6/1/2019	2.50%
Three Phase	Wells Fargo	2,009,171	10/21/2019	3.16%
Advanced Technologies	ARI	13,601,056	7/31/2020	2.10%
Big Country Energy Services Inc.	GE	4,482	3/1/2017	4.20%
Big Country Energy Services Inc.	Bank of America	2,243,516	12/30/2018	2.88%
Patch Point	Bank of America	1,037,723	12/30/2018	2.76%
Big Country Energy Services LLC	GE	7,668	3/1/2017	4.66%
Bottom Line Services	US Bank	1,212,950	6/1/2018	3.20%
Bottom Line Services	BMO	662,169	1/15/2018	2.20%
EC Source	US Bancorp Equipment Finance	1,606,404	7/31/2021	2.92%
EC Source	Bank of America	5,460,695	4/30/2020	3.08%
EC Source	BB&T	1,629,727	8/31/2018	2.70%
EC Source	Caterpillar Financial	132,415	12/31/2017	2.75%
EC Source	BMO	798,440	12/30/2017	2.66%
Nsoro	Wells Fargo	530	2/28/2017	0.05%
Nsoro	Ford Credit	34,700	8/31/2017	5.39%
Nsoro	Merchants Automotive Group	49,552	8/31/2018	5.25%
Wanzek	PNC	1,091,578	10/11/2019	2.83%
Wanzek	Caterpillar Financial	641,646	5/30/2019	2.64%
Wanzek	Bank of America	976,365	6/13/2021	3.10%
Wanzek	BBVA	1,466,670	3/6/2020	2.82%

Wanzek	BMO	988,556	6/14/2020	2.19%
Precision	BB&T	929,590	8/1/2019	3.24%
Precision	US Bank	306,879	4/15/2018	2.93%
Precision	Caterpillar Financial	19,700,605	7/31/2019	2.57%
Precision	Webster Capital	161,218	6/30/2017	2.89%
Precision	BBVA	659,991	6/10/2018	2.44%
Precision	SunTrust	3,827,887	8/31/2020	3.25%
Precision	Bank of America	6,424,240	11/30/2021	3.09%
Pumpco	US Bank	185,135	12/1/2017	2.82%
Pumpco	PNC	2,515,327	5/1/2018	2.84%
Pumpco	BB&T	345,825	5/1/2018	2.38%
Pumpco	Bank of America	2,126,332	5/30/2020	2.94%
Pumpco	Caterpillar Financial	2,941,029	11/30/2019	2.99%
Transmission / Substation	US Bank	1,219,868	1/1/2020	3.25%
Transmission / Substation	BB&T	241,025	6/2/2019	3.34%
Transmission / Substation	Altec	819,878	7/1/2019	3.38%
Utility Services Group - Shevlin	John Deere	2,337,403	5/1/2019	3.09%
Utility Services Group - US East	Bank of America	226,165	12/30/2018	2.08%
Utility Services Group - US East	Altec	4,576,564	12/1/2021	3.48%
Utility Services Group - US East	SunTrust	3,269,667	11/1/2021	3.43%
Pacer	Canadian Western Bank	424,377	8/5/2018	5.49%
Pacer	John Deere	1,591,061	9/27/2020	0.96%
Pacer	GE	579,738	8/18/2018	5.04%
Pacer	HSBC	74	1/10/2017	4.38%
Pacer	Wells Fargo	555,941	6/20/2019	4.33%
Pacer	Bank of America	5,358,421	10/1/2019	3.29%
		98,560,841

Other Credit Facilities:

1. Indebtedness outstanding under the credit facility between Big Country Energy Services, Inc., MasTec Canada, Inc. and HSBC Bank, N.A., with an aggregate commitment amount of C$20,000,000.

SCHEDULE 7.08

EXISTING TRANSACTIONS WITH AFFILIATES

None.

SCHEDULE 7.09

EXISTING BURDENSOME AGREEMENTS

1. Senior Notes Indenture

2. Indebtedness outstanding under the credit facility between Big Country Energy Services, Inc., MasTec Canada, Inc. and HSBC Bank, N.A., with an aggregate commitment amount of C$20,000,000.

3. Indebtedness outstanding under the credit facility between Pacer Construction Holdings, Corp., MasTec Canada, Inc. and the Bank of Montreal, N.A., with an aggregate commitment amount of C$20,000,000.

SCHEDULE 10.02

ADMINISTRATIVE AGENT’S OFFICE;
CERTAIN ADDRESSES FOR NOTICES

COMPANY MasTec, Inc.
800 S. Douglas Road
Suite 1200
Coral Gables, FL 33134
Attention: Albert De Cardenas, Secretary and General Counsel
Telephone: 305-406-1849
Telecopier: 305-406-1907
Electronic Mail: albert.decardenas@mastec.com
and
Attention: Paul DiMarco, Vice President Corporate Finance and Treasurer
Telephone: 305-406-1885
Telecopier: 305-406-1947
Electronic Mail: paul.dimarco@mastec.com
Website Address: www.mastec.com
U.S. Taxpayer Identification Number(s): 65-0829355

DESIGNATED BORROWER

MasTec North America, Inc.
800 S. Douglas Road
Suite 1200
Coral Gables, FL 33134
Attention: Albert De Cardenas, Secretary and General Counsel
Telephone: 305-406-1849
Telecopier: 305-406-1907
Electronic Mail: albert.decardenas@mastec.com
and
Attention: Paul DiMarco, Vice President Corporate Finance and Treasurer
Telephone: 305-406-1885
Telecopier: 305-406-1947
Electronic Mail: paul.dimarco@mastec.com
Website Address: www.mastec.com
U.S. Taxpayer Identification Number(s): 65-0829357

ADMINISTRATIVE AGENT:

Administrative Agent’s Office (for payments and Requests for Credit Extensions):

Bank of America, N.A. One Independence Center
101 N Tryon Street
Charlotte, NC 28255-0001
Mail Code: NC1-001-04-39
Attention: David A. Cochran
Telephone: 980-386-8201
Telecopier: 704-719-5440
E-Mail: david.a.cochran@baml.com

Wire Instructions: Bank of America, N.A. New York, NY
Account No.: 1366212250600
Reference: MasTec, Inc.
Attention: Corporate Credit Services
ABA No.: 026009593

Other Notices as Administrative Agent:

Bank of America, N.A. Agency Management
135 South LaSalle Street
Chicago, Illinois 60603
Mailcode: IL4-135-05-41
Attention: Felicia Brinson, Agency Management Officer
Telephone: 312-828-7299
Telecopier: 877-216-2432
E-Mail: felicia.brinson@baml.com

L/C ISSUER:

Bank of America, N.A. Trade Operations
1 Fleet Way
Scranton, PA 18507
Mail Code: PA6-580-02-30
Attention: Mary J. Cooper
Telephone: 570-330-4235
Telecopier: 570-330-4186
Electronic Mail: mary.j.cooper@baml.com

SWING LINE LENDER:

Bank of America, N.A. One Independence Center
101 N Tryon Street
Charlotte, NC 28255-0001
Mail Code: NC1-001-04-39
Attention: David A. Cochran
Telephone: 980-386-8201
Telecopier: 704-719-5440
E-Mail: david.a.cochran@baml.com

EXHIBIT A

FORM OF LOAN NOTICE

Date:____________, _____

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Fourth Amended and Restated Credit Agreement, dated as of February 22, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among MasTec, Inc., a Florida corporation (the “Company”), MasTec North America, Inc., a Florida corporation (together with the Company, collectively, the “Borrowers” and each individually a “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The Company hereby requests, on behalf of itself or, if applicable, the Borrower referenced in item 6 below (select one):

☐    A Borrowing of [Committed (USD) Loans][Committed (MC) Loans][Term Loans]

☐	A conversion or continuation of [Committed (USD) Loans][Committed (MC) Loans][Term Loans]

1.    On________________________(a Business Day).

2.    In the amount of___________________.

3.    Comprised of________________________.
[Type of Committed Loan or Term Loan requested]

4.    In the following currency____________________________.

5.	For Eurocurrency Rate Loans: with an Interest Period of _________________ [days][months].[1]

6.    On behalf of__________________________[insert name of applicable Borrower].

_________________________________________
1 If denominated in Dollars or Canadian Dollars, select one, two, three or six months or such other period that is twelve months or less requested by the Company and consented to by all the applicable Lenders. If denominated in Mexican Pesos, select 28, 91 or 182 days

A-1
Form of Committed Loan Notice

[The [Committed (USD) Borrowing][Committed (MC) Borrowing], if any, requested herein complies with the provisos to the first sentence of Section 2.01[(a)][(b)] of the Agreement.]2 The Company hereby represents that the [Committed (USD) Borrowing][Committed (MC) Borrowing][Borrowing of Term Loans] requested hereunder will not cause the aggregate amount of secured Indebtedness of the Company and its Restricted Subsidiaries under credit facilities to exceed the Senior Notes Indenture Secured Debt Cap.

MASTEC, INC.

By:______________________
Name:____________________
Title:_____________________

_______________________________
2 To be deleted when used in connection with a Borrowing of Term Loans.

A-2
Form of Committed Loan Notice

EXHIBIT B

FORM OF SWING LINE LOAN NOTICE

Date:_____________,______

To:    Bank of America, N.A., as Swing Line Lender
Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Fourth Amended and Restated Credit Agreement, dated as of February 22, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among MasTec, Inc., a Florida corporation (the “Company”), MasTec North America, Inc., a Florida corporation (together with the Company, collectively, the “Borrowers” and each individually a “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned hereby requests a Swing Line Loan:

1.    On______________________(a Business Day).

2.    In the amount of $____________________ .

The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Agreement. The Company hereby represents that the Swing Line Borrowing requested hereunder will not cause the aggregate amount of secured Indebtedness of the Company and its Restricted Subsidiaries under credit facilities to exceed the Senior Notes Indenture Secured Debt Cap.

MASTEC, INC.

By:__________________________
Name:________________________
Title:_________________________

B-1
Form of Swing Line Loan Notice

EXHIBIT C

FORM OF NOTE

___________, 20_____

FOR VALUE RECEIVED, each of the undersigned (each a “Borrower” and collectively the “Borrowers”) hereby, jointly and severally, promises to pay to ____________________ or its registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to any Borrower under that certain Fourth Amended and Restated Credit Agreement, dated as of February 22, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrowers, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

Each Borrower, jointly and severally, promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender and in Same Day Funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note (this “Note”) is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Subsidiary Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

Each Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

Form of Note

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

MASTEC, INC.

By:______________________________________
Name____________________________________
Title_____________________________________

MASTEC NORTH AMERICA, INC.

By:______________________________________
Name____________________________________
Title_____________________________________

Form of Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Currency and Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________	__________

Form of Note

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:___________,_____

To:     Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Fourth Amended and Restated Credit Agreement, dated as of February 22, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among MasTec, Inc., a Florida corporation (the “Company”), MasTec North America, Inc., a Florida corporation (together with the Company, collectively, the “Borrowers” and each individually a “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the _________________________________of the Company, and that, as such, he/she is authorized to execute and deliver this certificate (this “Compliance Certificate”) to the Administrative Agent on the behalf of the Company, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.    The Company has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section and a Reconciliation if required by such Section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.    The Company has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Company ended as of the above date and a Reconciliation if required by such Section. Such financial statements fairly present the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes and such Reconciliations fairly present in all material respects the financial condition, results of operations and cash flows of the Company and its Restricted Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2    The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a reasonably detailed review of the transactions and condition (financial or otherwise) of the Company during the accounting period covered by such financial statements.

Form of Compliance Certificate

3.    A review of the activities of the Company during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned, during such fiscal period, the Company performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

--or--

[to the best knowledge of the undersigned, during such fiscal period, the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4    The representations and warranties of (i) the Borrowers contained in Article V of the Agreement and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except that (A) if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty shall be required to be true and correct in all material respects, (B) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (C) except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.    The financial covenant analyses and information set forth on Schedules 1 and 2 attached hereto are true and accurate in all material respects on and as of the date of this Compliance Certificate.

6.    The following Loan Parties listed on Schedule 3 attached hereto have been added to the Indemnity Agreement since the date of the last delivered Compliance Certificate.

7    The calculation of the Senior Notes Indenture Secured Debt Cap set forth on Schedule 4 attached hereto is true and accurate on and as of the date of this Compliance Certificate.

[Signature page follows]

Form of Compliance Certificate

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of ___________,______

MASTEC, INC.
By:____________________________
Name__________________________
Title___________________________

Form of Compliance Certificate

For the Quarter/Year ended ___________________(“Statement Date”)
SCHEDULE 1
to the Compliance Certificate
($ in 000’s)

I.	Section 7.11 (a) – Consolidated Interest Coverage Ratio.

A.	Consolidated EBITDA for four consecutive fiscal quarters ending on above date (“Subject Period”):

1.	Consolidated Net Income for Subject Period:

a.	net income for the Company and its Restricted Subsidiaries for Subject Period: $________________________________________

b.	gains or losses arising from the sale of capital assets for Subject Period: $________________________________________

c.	gains or losses arising from any write-up or write-down of assets or liabilities for Subject Period: $________________________________________

d.	any portion of the net earnings of any Subsidiary unavailable for Distributions to a Borrower for Subject Period: $________________________________________

e.	any gain or loss arising from the acquisition of Equity Interests of a Borrower for Subject Period: $________________________________________

f.	extraordinary gains or extraordinary losses for Subject Period: $________________________________________

g.	Consolidated Net Income (Line I.A.1.a +/– b +/– c + d +/– e +/– f): $________________________________________

2.	Consolidated Interest Charges for Subject Period: $ ________________________________________

3.	provision for Federal, state, local and foreign income Taxes payable by the Company and its Restricted Subsidiaries for Subject Period: $________________________________________

4.	depreciation expenses for Subject Period: $________________________________________

5.	amortization expenses for Subject Period: $________________________________________
SCHEDULE 1
Form of Compliance Certificate

6.	charges related to purchase accounting adjustments required by FASB ASC Topic 805 for Subject Period: $________________________________________

7.	non-cash charges relating to stock based compensation for Subject Period: $________________________________________

8.	other non-cash charges for Subject Period: $________________________________________

9.	cash distributions made by any Unrestricted Subsidiary to any Borrower during Subject Period: $________________________________________

10.
expenses incurred in connection with the prepayment, amendment, modification or refinancing of Indebtedness (whether or not consummated) during Subject Period:    $________________________________________

11.
non-capitalized transaction costs in connection with an incurrence of Indebtedness, during a refinancing thereof, issuance of Equity Interests, Investment, Acquisition, Disposition or recapitalization (whether or not consummated), as permitted, during Subject Period:    $________________________________________

12.
tender premiums, redemption premiums, fees and other amounts and expenses incurred in connection with the tender for and/or redemption of Indebtedness incurred under Section 7.03(j) during Subject Period:     $________________________________________

13.	earn-out expenses resulting from Permitted Acquisitions in which the Company and/or any Restricted Subsidiary is required to treat such earn-out expenses as compensation costs during Subject Period:
$________________________________________

14.	expenses arising from the impact of FASB ASC 470-50-40 on certain capitalized fees and costs during Subject Period: $________________________________________

15.	any net loss incurred during Subject Period from Swap Contracts and the application of FASB ASC Topic 815: $________________________________________

SCHEDULE 1
Form of Compliance Certificate

16.	any net loss incurred during Subject Period from currency translation losses: $________________________________________

17.	any loss from the early extinguishment of Indebtedness or Swap Contracts or other derivative instruments during Subject Period: $________________________________________

18.[3]	clause (xvi) addbacks during Subject Period:

a.	other non-recurring or unusual charges for Subject Period: $________________________________________

b.
cash charges paid in connection with corporate restructurings (including severance costs in connection with any reduction in the workforce of the Company and its Restricted Subsidiaries) for Subject Period:    $________________________________________

c.
expected cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies projected by the Company in good faith to result from actions with respect to which substantial steps have been, will be, or are expected to be, taken (in the good faith determination of the Company and evidenced by a certificate of a Responsible Officer of the Company) within 15 months of Subject Period:    $________________________________________

19.	Federal, state, local and foreign income Tax credits for Subject Period: $________________________________________

20.	any net gain incurred during Subject Period from Swap Contracts and the application of FASB ASC Topic 815: $________________________________________

21.	any net gain incurred during Subject Period from currency translation gains: $________________________________________

__________________________________________________________
3    The charges described in 18 together with any adjustments made pursuant to Section 1.10 of the Credit Agreement shall only be permitted to be added back for such period to the extent such charges collectively do not increase Consolidated EBITDA by more than 15%.

SCHEDULE 1
Form of Compliance Certificate

22.	any gains from the early extinguishment of Indebtedness or Swap Contracts or other derivative instruments during Subject Period: $________________________________________

23.	non-cash additions to Consolidated Net Income for Subject Period: $________________________________________

24.
Consolidated EBITDA for Subject Period (Lines I.A.1.g + 2 + 3 + 4 + 5 + 6 + 7 + 8 + 9 + 10 + 11 + 12 + 13 + 14 + 15 + 16 + 17 + 18(a) + 18(b) + 18(c) – 19 – 20 – 21 – 22 – 23):     $________________________________________

B.	Consolidated Interest Charges for Subject Period: $________________________________________________

C.	Consolidated Interest Coverage Ratio (Line I.A.24 ÷ Line
I.B)4:______________________________________ to 1.00

Minimum permitted:                3.00 to 1.00

__________________________
4During any period that includes an Acquisition or Disposition such calculation shall be subject to the adjustments set forth in Section 1.10 of the Credit Agreement.

SCHEDULE 1
Form of Compliance Certificate

II.	Section 7.11 (b) – Consolidated Leverage Ratio.

A.
Consolidated Funded Indebtedness at Statement Date (but excluding, to the extent outstanding and undrawn and otherwise included in Consolidated Funded Indebtedness, the stated amount of all standby performance letters of credit as of such date):    $_________________________________________________

B.	Unrestricted Domestic Cash at Statement Date: $_________________________________________________

C.	Consolidated EBITDA for Subject Period (Line I.A.24 above): $_________________________________________________

D.	Consolidated Leverage Ratio ((Line II.A – Line II.B) ÷ Line II.C)[5]: _________________________________________________ to 1.00
Maximum permitted:     3.50 to 1.00

III.	Section 7.12 -- Capital Expenditures.

A.	Capital Expenditures made during fiscal year to date: $_________________________________________________

B.	Base Capex Basket for such fiscal year: $__________________________________________150,000

C.	65% of Consolidated EBITDA for the preceding fiscal year: $_________________________________________________

D.	Carryover Capex Basket for such fiscal year: $_________________________________________________

E.	Maximum permitted Capital Expenditures (Line III.B + C + D)[6]: $_________________________________________________

F.	Excess (deficient) for covenant compliance (Line III.E – III.A): $_________________________________________________

______________________________________
5During any period that includes an Acquisition or Disposition such calculation shall be subject to the adjustments set forth in Section 1.10 of the Credit Agreement.
6Line D can only be added to determine Line E if no Default has occurred and is continuing or would result from a Capital Expenditure.
.

SCHEDULE 1
Form of Compliance Certificate

For the Quarter/Year ended ___________________(“Statement Date”)
SCHEDULE 2
to the Compliance Certificate
($ in 000’s)
Consolidated EBITDA
(in accordance with the definition of Consolidated EBITDA
as set forth in the Agreement)

Consolidated EBITDA	Quarter Ended _____	Quarter Ended _____	Quarter Ended _____	Quarter Ended _____	Twelve Months Ended _____
Consolidated Net Income
+Consolidated Interest Charges
+Federal, state, local and foreign income Taxes
+depreciation expense
+amortization expense
+charges related to purchase accounting adjustments required by FASB ASC Topic 805
+non-cash charges relating to stock based compensation
+other non-cash charges
+cash distributions made by any Unrestricted Subsidiary to any Borrower
+expenses in connection with prepayment, amendment, modification or refinancing of Indebtedness (whether or not consummated)
+any non-capitalized transaction costs incurred during such period in connection with an incurrence of Indebtedness, during a refinancing thereof, issuance of Equity Interests, Investment, Acquisition, Disposition or recapitalization (whether or not consummated), as permitted

Consolidated EBITDA	Quarter Ended _____	Quarter Ended _____	Quarter Ended _____	Quarter Ended _____	Twelve Months Ended _____
+tender premiums, redemption premiums, fees and other amounts and expenses incurred in connection with the tender for and/or redemption of Indebtedness incurred under Section 7.03(j)
+earn-out expenses resulting from Permitted Acquisitions in which the Company and/or any Restricted Subsidiary is required to treat such earn-out expenses as compensation costs
+expenses arising from the impact of FASB ASC 470-50-40
+net losses from Swap Contracts and FASB ASC Topic 815
+net losses from currency translation losses
+losses from the early extinguishment of Indebtedness or Swap Contracts
+other non-recurring or unusual charges
+cash charges paid in connection with corporate restructurings (including severance costs in connection with any reduction in the workforce of the Company and its Restricted Subsidiaries)
+expected cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies projected by the Company in good faith to result from actions with respect to which substantial steps have been, will be, or are expected to be, taken (in the good faith determination of the Company and evidenced by a certificate of a Responsible Officer of the Company) within 15 months of Subject Period

-Federal, state, local and foreign income tax credits

Consolidated EBITDA	Quarter Ended _____	Quarter Ended _____	Quarter Ended _____	Quarter Ended _____	Twelve Months Ended _____
-net gains from Swap Contracts and FASB ASC Topic 815
- any net gain incurred in such period from currency translation gains
-gains from the early extinguishment of Indebtedness or Swap Contracts or other derivative instruments
-non-cash additions to Consolidated Net Income
=Consolidated EBITDA

SCHEDULE 2
Forms of Compliance Certificate

For the Quarter/Year ended___________ (“Statement Date”)

SCHEDULE 3
to the Compliance Certificate

List of Loan Parties added to the Indemnity Agreement since the date of the last Compliance Certificate delivered:

SCHEDULE 3
Forms of Compliance Certificate

SCHEDULE 4
to the Compliance Certificate

Senior Notes Indenture Secured Debt Cap

SCHEDULE 4
Forms of Compliance Certificate

EXHIBIT E
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]7 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]8 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]9 hereunder are several and not joint.]10 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor's][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities11) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

_________________________________
7For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
8For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
9Select as appropriate
10Include bracketed language if there are either multiple Assignors or multiple Assignees.
11Include all applicable subfacilities.

Form of Assignment and Assumption

1.    Assignor[s]:    ______________________________
______________________________
[Assignor [is][is not] a Defaulting Lender]

2.	Assignee[s]: ___________________________
___________________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower(s): __________________________

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.
Credit Agreement:    Fourth Amended and Restated Credit Agreement, dated as of February 22, 2017, among MasTec, Inc., MasTec North America, Inc., the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender

6.	Assigned Interest[s]:[12]

Assignor[s] [13]	Assignee[s] [14]	Facility Assigned [15]	Aggregate Amount of Commitment/Loans for all Lenders [16]	Amount of Commitment/ Loans Assigned*	Percentage Assigned of Commitment/ Loans [17]	CUSIP Number
		__________	$____________	$___________	__________%
		__________	$____________	$___________	__________%
		__________	$____________	$___________	__________%

7.	Trade Date: __________________] [18]
Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
____________________________
12The reference to “Loans” in the table should be used only if the Credit Agreement provides for Term Loans.
13List each Assignor, as appropriate.
14List each Assignee, and, if available, its market entity identifier, as appropriate.
15Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “MC Commitment”, “USD Commitment”, etc.).
16Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
17Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
18To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Form of Assignment and Assumption

The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR
[NAME OF ASSIGNOR]
By: ________________________________
Title:

ASSIGNEE
[NAME OF ASSIGNEE]
By: ________________________________
Title:
[Consented to and] 19 Accepted:
BANK OF AMERICA, N.A., as
Administrative Agent
By: _________________________________
Title:

[Consented to:] 20
[_______________]
By: _________________________________
Title:

_________________________________
19To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
20To be added only if the consent of the Company and/or other parties (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in

Form of Assignment and Assumption

accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York without regard to conflicts of law principles that would require the application of laws of another jurisdiction.

Form of Assignment and Assumption

EXHIBIT F-1

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Fourth Amended and Restated Credit Agreement, dated as of February 22, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among MasTec, Inc., a Florida corporation (the “Company”), MasTec North America, Inc., a Florida corporation (together with the Company, collectively, the “Borrowers” and each individually a “Borrower”), and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

Pursuant to the provisions of Section 3.01(e) of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section
881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BENE (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]

By:_____________________________
Name: __________________________
Title: ___________________________

Date: _________, 20[ ]

U.S Tax Compliance Certificate

EXHIBIT F-2

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Fourth Amended and Restated Credit Agreement, dated as of February 22, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among MasTec, Inc., a Florida corporation (the “Company”), MasTec North America, Inc., a Florida corporation (together with the Company, collectively, the “Borrowers” and each individually a “Borrower”), and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

Pursuant to the provisions of Section 3.01(e) of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BENE (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]

By:_____________________________
Name: __________________________
Title: ___________________________

Date: _________, 20[ ]

U.S Tax Compliance Certificate

EXHIBIT F-3

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Fourth Amended and Restated Credit Agreement, dated as of February 22, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among MasTec, Inc., a Florida corporation (the “Company”), MasTec North America, Inc., a Florida corporation (together with the Company, collectively, the “Borrowers” and each individually a “Borrower”), and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

Pursuant to the provisions of Section 3.01(e) of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BENE (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BENE (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]

By:_____________________________
Name: __________________________
Title: ___________________________

Date: _________, 20[ ]

U.S Tax Compliance Certificate

EXHIBIT F-4

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Fourth Amended and Restated Credit Agreement, dated as of February 22, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among MasTec, Inc., a Florida corporation (the “Company”), MasTec North America, Inc., a Florida corporation (together with the Company, collectively, the “Borrowers” and each individually a “Borrower”), and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

Pursuant to the provisions of Section 3.01(e) of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BENE (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BENE (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]

By:_____________________________
Name: __________________________
Title: ___________________________

Date: _________, 20[ ]

U.S Tax Compliance Certificate

EXHIBIT G

FORM OF BANKERS’ ACCEPTANCE REQUEST
[to be printed on MasTec, Inc. letterhead]

[Pam Granahan
Bank of America, N.A.
1 Fleet Way
Scranton, Pennsylvania 18507]21

Re:
Fourth Amended and Restated Credit Agreement, dated as of February 22, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among MasTec, Inc., a Florida corporation (the “Company”), MasTec North America, Inc., a Florida corporation (together with the Company, collectively, the “Borrowers” and each individually a “Borrower”), and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender

Ladies and Gentlemen:

With reference to the credit facilities granted to us by you, we request that you complete a draft(s) in accordance with the following instructions and to accept and discount such draft(s) for the account of [_______________], which is [a Borrower][a Subsidiary]:
Value Date_____________________
Amount:    $____________________
Tenor:___________________________________
Ship to __________________________________
From:___________________________________
Merchandise description:____________________

To facilitate the creation of the acceptances, we authorize you to draw up and sign on our behalf and in our name as our attorney-in-fact draft(s) drawn on Bank of America, N.A. as provided above.

We certify that there is no other financing covering this transaction and that the shipment was effected within the last thirty (30) days.

_________________________________________
21 NTD: Address/Addressee to be confirmed.

G-1
Banker's Acceptance Request

Please credit the net proceeds to our account No____________________with you.

At maturity of the acceptance, we authorize you to charge our account No.     with you.

Thank you for your assistance in this matter.

MASTEC, INC.

By:____________________________
Name__________________________
Title___________________________

G-2
Banker's Acceptance Request

EXHIBIT H

FORM OF LETTERS OF CREDIT REPORT

Date: ___________, _____
To:    Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Fourth Amended and Restated Credit Agreement, dated as of February 22, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among MasTec, Inc., a Florida corporation (the “Company”), MasTec North America, Inc., a Florida corporation (together with the Company, collectively, the “Borrowers” and each individually a “Borrower”), and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.
This report is being delivered pursuant to Section 2.03(n) of the Agreement. Set forth in the table below is a description of each Letter of Credit issued by the undersigned and outstanding on the date hereof.

L/C No.	Maximum Face Amount	Current Face Amount	Beneficiary Name	Issuance Date	Expiry Date	Auto Renewal	Date of Amendment	Amount of Amendment

[APPLICABLE L/C ISSUER]
By:_____________________________
Name___________________________
Title____________________________

H-1
Letters of Credit Report

EXHIBIT I

FORM OF NOTICE OF LOAN PREPAYMENT

Date: [_____________, ___]

TO:        Bank of America, N.A., as Administrative Agent (the “Administrative Agent”)

RE:
Fourth Amended and Restated Credit Agreement, dated as of February 22, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among MasTec, Inc., a Florida corporation (the “Company”), MasTec North America, Inc., a Florida corporation (together with the Company, collectively, the “Borrowers” and each individually a “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

DATE:    [Date]

____________________________________________________________________________________________

The Company hereby notifies the Administrative Agent that on ________, 20__22-pursuant to the terms of Section 2.05 (Prepayments) of the Agreement, the Borrowers intend to prepay/repay the following Eurocurrency Rate Loans as more specifically set forth below:

☐ Optional prepayment of Committed (USD) Loans in the following amount(s):

Eurocurrency Rate Loans: $_________________23

Applicable Interest Period:__________________

☐ Optional prepayment of Committed (MC) Loans in the following amount(s):

Eurocurrency Rate Loans: $_________________24
In the following currency:______________
Applicable Interest Period:_____________

______________________________
22 Specify date of such prepayment.
23 Any prepayment of Eurocurrency Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof (or if less, the entire principal amount thereof outstanding).
24 Any prepayment of Eurocurrency Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof (or if less, the entire principal amount thereof outstanding).

I-1
Notice of Loan Prepayment

☐ Optional prepayment of Term Loans in the following amount(s):

Eurocurrency Rate Loans: $______________25

Applicable Interest Period_________________

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

MASTEC, INC.,
a Florida corporation

By: ______________________
Name:____________________
Title: _____________________

_____________________________________
25 Any prepayment of Eurocurrency Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof (or if less, the entire principal amount thereof outstanding).

I-2
Notice of Loan Prepayment